PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 14, 1998)

                                  $400,000,000
                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR
                         LIFE INVESTMENT HOLDINGS, INC.
                                   TRANSFEROR
                                   LIFE BANK
                              SELLER AND SERVICER
               LIFE BANK ASSET-BACKED CERTIFICATES, SERIES 1998-1
                            ------------------------
     The Life Bank Asset-Backed Certificates, Series 1998-1, will consist of eight classes (each, a 'Class') of fixed rate and adjustable rate mortgage pass-through certificates (the 'Class A Certificates'), two classes (each, a 'Class') of interest-only certificates (the 'IO Certificates' and, together with the Class A Certificates, the 'Offered Certificates') and one or more classes of subordinate certificates (the 'Residual Certificates' and, together with the Offered Certificates, the 'Certificates'). Only the Offered Certificates, as identified in the table below, are offered hereby.

     The Certificates will represent the entire beneficial interest in a trust fund (the 'Trust Fund') consisting primarily of two pools (the 'Fixed Rate Pool' and the 'Adjustable Rate Pool' and, together, the 'Pools') of first and second lien fixed rate and adjustable rate mortgage loans secured by mortgages, deeds of trust or other similar security instruments primarily on one- to four-family residential properties (the 'Mortgage Loans').
                                                  (continued on page iii herein)

                                     [Logo]

     FOR A DISCUSSION OF MATERIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES, SEE THE INFORMATION HEREIN UNDER 'RISK FACTORS' BEGINNING ON PAGE S-20 AND IN THE PROSPECTUS BEGINNING ON PAGE 17.
                            ------------------------
THE OFFERED  CERTIFICATES  DO NOT  REPRESENT AN INTEREST IN OR OBLIGATION OF THE
  DEPOSITOR, THE TRANSFEROR, LIFE, THE SERVICER, THE TRUSTEE, THE CERTIFICATE
   INSURER  OR  ANY  OF  THEIR  AFFILIATES  OR  ANY  OTHER  PERSON EXCEPT AS
    DESCRIBED  HEREIN.   NEITHER  THE   OFFERED   CERTIFICATES   NOR   THE
      UNDERLYING  MORTGAGE  LOANS  ARE  INSURED  OR  GUARANTEED  BY  ANY
       GOVERNMENTAL  AGENCY  OR  INSTRUMENTALITY,  THE  DEPOSITOR,  THE
         TRANSFEROR,  LIFE,  THE SERVICER, THE TRUSTEE OR ANY OF THEIR
           AFFILIATES OR ANY OTHER  PERSON EXCEPT AS DESCRIBED HEREIN.
                            ------------------------
THE  SECURITIES  OFFERED  HEREBY  HAVE  NOT BEEN  APPROVED OR DISAPPROVED BY THE
  SECURITIES  AND  EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
    HAS  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE SECURITIES
      COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
            SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                                      INITIAL
                                                                    CERTIFICATE
CLASS                                                            PRINCIPAL BALANCE   PASS-THROUGH RATE
---------------------------------------------------------------  -----------------   -----------------
Class A-1 Fixed Rate Certificates..............................    $  76,000,000            6.45%
Class A-2 Fixed Rate Certificates..............................    $  35,000,000            6.22%
Class A-3 Fixed Rate Certificates..............................    $  34,000,000            6.27%(3)
Class A-4 Fixed Rate Certificates..............................    $  44,000,000            6.30%(3)
Class A-5 Fixed Rate Certificates..............................    $  22,293,000            6.70%(3)(4)
Class A-6 Fixed Rate Certificates..............................    $  23,477,000            6.20%(3)(4)
Class F-IO Fixed Rate Certificates.............................        (1)                   (5)
Class A-7 Adjustable Rate Certificates.........................    $ 123,922,000             (6)
Class A-8 Fixed Rate Certificates..............................    $  41,308,000            6.08%(7)
Class A-IO Fixed Rate Certificates.............................        (2)                   (8)

                                                        (footnotes on next page)
     The Offered Certificates will be purchased by Morgan Stanley & Co. Incorporated and PaineWebber Incorporated (the 'Underwriters') from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 101.73% of the initial Aggregate Principal Balance of the Offered Certificates, plus accrued interest, before deducting issuance expenses payable by the Depositor.

     The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about September 24, 1998 against payment therefor in immediately available funds.
                            ------------------------
MORGAN STANLEY DEAN WITTER                              PAINEWEBBER INCORPORATED
September 14, 1998

(footnotes from previous page)

   (1) Interest on the Class F-IO Fixed Rate Certificates will be calculated based on a Notional Amount (as defined below) equal to the outstanding Certificate Principal Balance (as defined below) of the Class A-6 Fixed Rate Certificates as of the date of determination.

   (2) Interest on the Class A-IO Fixed Rate Certificates will be calculated based on a Notional Amount equal to (i) the outstanding Certificate Principal Balance of the Class A-8 Fixed Rate Certificates as of the date of determination through the Interest Period (as defined below) with respect to the June 2000 Distribution Date (as defined below) and (ii) thereafter, the lesser of (x) 70% of the Initial Certificate Principal Balance of the Class A-8 Fixed Rate Certificates and (y) the outstanding Certificate Principal Balance of the Class A-8 Fixed Rate Certificates as of the date of determination.

   (3) The Pass-Through Rate on each of the Class A-3, Class A-4, Class A-5 and Class A-6 Fixed Rate Certificates is subject to a cap determined by reference to the weighted average of the net Mortgage Interest Rates (as defined below) on the Fixed Rate Mortgage Loans (as defined below), as described herein.

   (4) Beginning with the Interest Period in which the Call Option Date (as defined below) occurs, the Pass-Through Rate on the Class A-5 Fixed Rate Certificates and the Class A-6 Fixed Rate Certificates will be 7.45% and 6.95%, respectively, subject to the cap referred to in footnote (3) above.

   (5) The Class F-IO Fixed Rate Certificates will accrue interest at a per annum rate equal to 6% for the first thirty-six Interest Periods and will not accrue any interest thereafter.

   (6) The Class A-7 Adjustable Rate Certificates will accrue interest at a rate equal to the lesser of (i) one-month LIBOR plus 0.30% (or, after the Call Option Date, 0.60%) and (ii) the Class A-7 Available Funds Pass-Through Rate (as defined below).

   (7) The Pass-Through Rate on the Class A-8 Certificates is subject to a cap determined by reference to the weighted average of the net Mortgage Interest Rates on the Adjustable Rate Mortgage Loans (as defined below), as described herein.

   (8) The Class A-IO Fixed Rate Certificates will accrue interest at a per annum rate equal to 6% for the first nine Interest Periods, 4% for the tenth through the fifteenth Interest Periods and 3% for the sixteenth through the twenty-fifth Interest Periods and will not accrue any interest thereafter.

     As described herein, on or prior to September 24, 1998 (the 'Closing Date'), Morgan Stanley ABS Capital I Inc. (the 'Depositor') will acquire the Initial Mortgage Loans (as defined below) from Life Investment Holdings, Inc. ( the 'Transferor'), which will have acquired the Initial Mortgage Loans from Life Bank (in such capacity, 'Life').

     The Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of August 31, 1998 (the 'Pooling and Servicing Agreement') and entered into by the Depositor, the Transferor, Life Bank, individually and as servicer (in the latter capacity, the 'Servicer'), and Norwest Bank Minnesota, National Association, as trustee (the 'Trustee').

     The Class A-1 Fixed Rate Certificates (the 'Class A-1 Certificates'), the Class A-2 Fixed Rate Certificates (the 'Class A-2 Certificates'), the Class A-3 Fixed Rate Certificates (the 'Class A-3 Certificates'), the Class A-4 Fixed Rate Certificates (the 'Class A-4 Certificates'), the Class A-5 Fixed Rate Certificates (the 'Class A-5 Certificates'), the Class A-6 Fixed Rate Certificates (the 'Class A-6 Certificates') and the Class F-IO Fixed Rate Certificates (the 'Class F-IO Certificates' and, collectively with the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates, the 'Group I Certificates') represent primarily the right to receive certain distributions from amounts collected with respect to the Fixed Rate mortgage loans. Some distributions on the Group I Certificates may be funded with collections from the Adjustable Rate mortgage loans to the extent not required to make certain distributions on the Group II Certificates (as defined below). Mortgage loans that bear interest at fixed rates, expected to have an aggregate unpaid principal balance (as to each such mortgage loan, its 'Principal Balance') as of September 13, 1998 of approximately $190,435,502 (the 'Initial Fixed Rate Mortgage Loans'), will be designated for inclusion in the Fixed Rate Pool. On or prior to November 30, 1998, the Trust may purchase additional mortgage loans bearing fixed rates of interest (the 'Subsequent Fixed Rate Mortgage Loans' and, together with the Initial Fixed Rate Mortgage Loans, the 'Fixed Rate Mortgage Loans') having an aggregate unpaid Principal Balance of up to $44,334,498 (as adjusted pursuant to the immediately following sentence, the 'Group I Original Pre-Funding Amount') with amounts on deposit in an account (the 'Group I Pre-Funding Account') established for such purpose on or about the Closing Date. The Group I Original Pre-Funding Amount may be decreased or increased by an amount not in excess of $2,000,000 if the aggregate principal balance of the Initial Fixed Rate Mortgage Loans is greater or less than the aggregate Principal Balance for the Initial Fixed Rate Mortgage Loans expected as of September 13, 1998.

     The Class A-7 Adjustable Rate Certificates (the 'Class A-7 Certificates'), the Class A-8 Fixed Rate Certificates (the 'Class A-8 Certificates') and the Class A-IO Fixed Rate Certificates (the 'Class A-IO Certificates' and, collectively with the Class A-7 Certificates and the Class A-8 Certificates, the 'Group II Certificates') represent primarily the right to receive certain distributions from amounts collected with respect to Adjustable Rate Mortgage Loans. Some distributions on the Group II Certificates may be funded with collections Fixed Rate Mortgage Loans to the extent not required to make certain distributions on the Group I Certificates. Mortgage Loans that bear interest at adjustable rates, expected to have an aggregate unpaid Principal Balance as of September 13, 1998 of approximately $130,416,580 (the 'Initial Adjustable Rate Mortgage Loans' and, together with the Initial Fixed Rate Mortgage Loans, the 'Initial Mortgage Loans'), will be designated for inclusion in the Adjustable Rate Pool. On or prior to November 30, 1998, the Trust may purchase additional mortgage loans bearing adjustable rates of interest (the 'Subsequent Adjustable Rate Mortgage Loans' and, together with the Initial Adjustable Rate Mortgage Loans, the 'Adjustable Rate Mortgage Loans' or, together with the Subsequent Fixed Rate Mortgage Loans, the 'Subsequent Mortgage Loans') having an aggregate unpaid Principal Balance of up to $34,813,420 (as adjusted pursuant to the immediately following sentence, the 'Group II Original Pre-Funding Amount') with amounts on deposit in an account (the 'Group II Pre-Funding Account' and, together with the Group I Pre-Funding Account, the 'Pre-Funding Accounts') established for such purpose on the Closing Date. The Group II Original Pre-Funding Amount may be decreased or increased by an amount not in excess of $1,500,000 if the actual aggregate principal balance of the Initial Adjustable Rate Mortgage Loans is greater or less than the aggregate Principal Balance for the Initial Adjustable Rate Mortgage Loans expected as of September 13, 1998.

     Distributions on the Offered Certificates will be made to the holders of the Offered Certificates (the 'Certificateholders') on the 25th day of each month or, if such day is not a Business Day (as defined below), the next succeeding Business Day (each, a 'Distribution Date'), commencing on October 26, 1998. On each Distribution Date, the Certificateholders and the holders of the Residual Certificates will be entitled to receive, from and to the extent that funds are available therefor in the Certificate Account (as defined below) established pursuant to the Pooling and Servicing Agreement, certain distributions calculated as described herein under 'Description of the Certificates -- Distributions on the Certificates.'

     MBIA Insurance Corporation (the 'Certificate Insurer') will issue two certificate guaranty insurance policies (the 'Policies') for the benefit of the Offered Certificates pursuant to which certain payments to the Certificateholders will be guaranteed as described herein.

     The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

     The Offered Certificates initially will be issued in book-entry form. Persons acquiring beneficial ownership interests in such Offered Certificates ('Beneficial Owners') may elect to hold their interests through the facilities of The Depository Trust Company ('DTC') in the United States, or Cedel Bank, societe anonyme ('Cedel') or the Euroclear System ('Euroclear') in Europe. The Offered Certificates will be offered in Europe and the United States.

     One or more elections will be made to treat the Trust Fund as one or more 'real estate mortgage investment conduits' ('REMICs') for federal income tax purposes. As described more fully herein, the Offered Certificates will represent 'regular interests' in a REMIC. See 'Federal Income Tax Consequences' herein.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'METHOD OF DISTRIBUTION' HEREIN.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated September 14, 1998 (the 'Prospectus'), which accompanies this Prospectus Supplement, and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement under the Securities Act of 1933, as amended (the '1933 Act'), with the Securities and Exchange Commission (the 'Commission') with respect to the Offered Certificates. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at Seven World Trade Center, 13th Floor, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

     So long as any Offered Certificate is in book-entry form, monthly and annual reports concerning the Offered Certificates and the Trust Fund will be sent by the Trustee to Cede & Co., as the nominee of DTC and as the Certificateholder pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Beneficial Owners in accordance with its procedures. See 'Description of the Certificates -- Book-Entry Registration' herein and 'Description of the Securities -- Book-Entry Registration of Securities' in the Prospectus.

                           FORWARD-LOOKING STATEMENTS

     To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward-looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Offered Certificates, which risks and uncertainties are discussed under 'Risk Factors' and 'Prepayment and Yield Considerations.' As a consequence, no assurance can be given as to the actual distributions on, or the yield of, any Class of Offered Certificates.

                                     SUMMARY

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus.

Title of Certificates..................................   Life Bank Asset-Backed Certificates, Series 1998-1 (the
                                                          "Certificates").

Offered Certificates...................................   Class A-1 Fixed Rate Certificates, Class A-2 Fixed Rate Certificates,
                                                          Class A-3 Fixed Rate Certificates, Class A-4 Fixed Rate Certificates,
                                                          Class A-5 Fixed Rate Certificates, Class A-6 Fixed Rate Certificates,
                                                          Class F-IO Fixed Rate Certificates, Class A-7 Adjustable Rate
                                                          Certificates, Class A-8 Fixed Rate Certificates and Class A-IO Fixed
                                                          Rate Certificates (the "Offered Certificates").  Only the Offered
                                                          Certificates are offered hereby.

Trust Fund.............................................   The Certificates represent the entire beneficial ownership interest in the Trust Fund, which will consist primarily of the Fixed Rate Pool and the Adjustable Rate Pool comprised of the Fixed Rate Mortgage
                                                          Loans and the Adjustable Rate Mortgage Loans (collectively, the
                                                          "Mortgage Loans"), respectively.

Pooling and Servicing Agreement........................   The Certificates will be issued pursuant to a pooling and servicing agreement dated as of August 31, 1998 (the "Pooling and Servicing
                                                          Agreement"), among the Depositor, the Transferor, Life Bank, individually ("Life") and as servicer (in such capacity, the
                                                          "Servicer"), and the Trustee.  Pursuant to the Pooling and Servicing
                                                          Agreement, on the Closing Date, the Depositor will sell, convey, transfer and assign the Initial Mortgage Loans to a trust (the "Trust")
                                                          created thereby.

Depositor..............................................   Morgan Stanley ABS Capital I Inc. (the "Depositor"), a Delaware
                                                          corporation and a direct, wholly owned subsidiary of Morgan Stanley
                                                          Group Inc.  See "The Depositor" in the Prospectus.

Transferor.............................................   Life Investment Holdings, Inc. (the "Transferor"), a Delaware
                                                          corporation.  The Transferor is a wholly owned, special purpose subsidiary of Life Financial Corporation, a publicly traded Delaware corporation organized by Life as an unitary thrift holding company.
                                                          See "Life Financial Corporation" herein.  The Transferor's address is 10540 Magnolia Avenue, Suite B, Riverside, California 92505 and
                                                          its phone number is (888) 388-5433.

                                                          On the Closing Date, the Transferor will sell , convey, transfer and assign the Initial Mortgage Loans to the Depositor pursuant to a mortgage loan sale agreement (the "Sale Agreement") dated as of August
                                                          31, 1998.

Servicer...............................................   Life Bank, a federal savings bank. Life's address is 10540 Magnolia
                                                          Avenue, Suite B, Riverside, California 92505 and its phone number is
                                                          (909) 280-4100.

                                                          The Mortgage Loans were originated by or on behalf of Life or purchased and re-underwritten by Life in accordance with Life's underwriting guidelines. On the Closing Date, Life will sell, convey, transfer and assign the Initial Mortgage Loans to the Transferor pursuant to a mortgage loan purchase agreement (the "Purchase Agreement"). See
                                                          "Description of the Pooling and Servicing Agreement - Sale and
                                                          Assignment of the Mortgage Loans" herein.

                                                          As Servicer, Life will be responsible for the servicing of the Mortgage
                                                          Loans. The Servicer (with the consent of the Certificate Insurer) may appoint one or more mortgage servicing institutions (each, a
                                                          "Subservicer"), which may be affiliated with the Servicer, to service and administer the Mortgage Loans or any portion thereof on behalf of the Servicer. See "Description of the Pooling and Servicing Agreement -
                                                          Servicing" herein.

Trustee................................................   Norwest Bank Minnesota, National Association, a national banking association, as the trustee under the Pooling and Servicing Agreement
                                                          (the "Trustee").

Custodian..............................................   Norwest Bank Minnesota, National Association, a national banking association, as the custodian (the "Custodian") under the custodial agreement, dated as of August 31, 1998 (the "Custodial Agreement"), by and among the Trustee, the Servicer and the Custodian.

Servicing Fee..........................................   As compensation for its services pursuant to the Pooling and
                                                          Servicing Agreement, the Servicer will be entitled to retain a fee (the
                                                          "Servicing Fee") per Mortgage Loan equal to 0.50% (50 basis points)
                                                          per annum (the "Servicing Fee Rate"), payable monthly.  The
                                                          Servicer will also be entitled to retain certain additional amounts described under "Description of the Pooling and Servicing
                                                          Agreement - Servicing" herein.

Trustee Fee............................................   As compensation for its services pursuant to the Pooling and Servicing
                                                          Agreement, the Trustee will be entitled to a monthly fee equal to one-twelfth of the product of .02% (2 basis points) and the aggregate
                                                          Certificate Principal Balance of the Offered Certificates (the
                                                          "Trustee Fee").

Cut-Off Date...........................................   With respect to the Initial Mortgage Loans owned by Life as of
                                                          August 31, 1998 and designated for inclusion in the Pools as of the date hereof, the Cut-Off Date is the close of business on August 31,
                                                          1998 (the "Initial Cut-Off Date").  With respect to the Initial
                                                          Mortgage Loans originated or acquired by Life after August 31,
                                                          1998, but prior to the date hereof and designated for inclusion in the
                                                          Pools as of the date hereof, the Cut-Off Date is the close of business on the date of origination (or acquisition by Life) of the related
                                                          Mortgage Loan.  With respect to the Subsequent Mortgage Loans, the
                                                          Cut-Off Date is the close of business on the date specified as such in the related Subsequent Transfer Agreement (as defined below).

Closing Date...........................................   On or about September 24, 1998.

Distribution Date......................................   The 25th day of each month or, if such day is not a Business Day (a
                                                          "Business Day" is a day that is not (i) a Saturday or Sunday, (ii) a day on which the Certificate Insurer is closed, or (iii) a day on which banking institutions in New York, in California, or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed), the next succeeding Business Day, commencing on October 26, 1998.

Due Period.............................................   With respect to the initial Distribution Date, the period beginning on the Initial Cut-Off Date and ending on the close of business on the first day of the month in which such initial Distribution Date occurs.
                                                          With respect to any other Distribution Date, the period beginning on the second day of the calendar month preceding such Distribution
                                                          Date and ending on the close of business on the first day of the month in which such Distribution Date occurs.  With respect to any
                                                          Mortgage Loan added to the Trust after the Initial Cut-Off Date, the first Due Period for such Mortgage Loan will be the period beginning on the day following the related Cut-Off Date for such Mortgage
                                                          Loan and ending on the close of business on the first day of the month in which the related Distribution Date occurs.

Determination Date.....................................   The fourth Business Day prior to the Distribution Date (each, a
                                                          "Determination Date").

Record Date............................................   With respect to each Distribution Date, the close of business on the last Business Day of the month immediately preceding the month in which each Distribution Date occurs.

Description of the Certificates........................   The Trust will issue the following classes (each, a "Class") of
                                                          Offered Certificates pursuant to the Pooling and Servicing
                                                          Agreement in the following respective aggregate Certificate Principal
                                                          Balances (as to each Class, its "Initial Certificate Principal Balance"):

                                                              Class A-1 Certificates . . . . . . . . $  76,000,000
                                                              Class A-2 Certificates . . . . . . . . $  35,000,000
                                                              Class A-3 Certificates . . . . . . . . $  34,000,000
                                                              Class A-4 Certificates . . . . . . . . $  44,000,000
                                                              Class A-5 Certificates . . . . . . . . $  22,293,000
                                                              Class A-6 Certificates . . . . . . . . $  23,477,000
                                                              Class A-7 Certificates . . . . . . . . $123,922,000
                                                              Class A-8 Certificates . . . . . . . . $  41,308,000

                                                          As of any date of determination, the "Notional Amount" of the Class F-
                                                          IO Certificates will equal the Certificate Principal Balance of the
                                                          Class A-6 Certificates; the "Notional Amount" of the Class A-IO
                                                          Certificates will equal (i) the outstanding Certificate Principal
                                                          Balance of the Class A-8 Certificates as of the date of determination through the Interest Period with respect to the June 2000 Distribution
                                                          Date and (ii) thereafter, the lesser of (x) 70% of the Initial
                                                          Certificate Principal Balance of the Class A-8 Certificates and (y) the
                                                          outstanding Certificate Principal Balance of the Class A-8 Certificates
                                                          as of the date of determination. As of any date of determination, the
                                                          "Certificate Principal Balance" of a Class of Class A Certificates will equal its original balance as set forth above reduced by all distributions made on

                                                          such Class of Class A Certificates in respect of principal on all previous Distribution Dates.

                                                          The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and
                                                          Class F-IO Certificates (the "Group I Certificates") represent primarily the right to receive certain distributions from amounts collected with respect to the Fixed Rate Mortgage Loans. The Class A- 7, Class A-8 and
                                                          Class A-IO Certificates (the "Group II Certificates") represent primarily the right to receive certain distributions from amounts collected with respect to the Adjustable Rate Mortgage Loans.

                                                          To the extent collections in respect of Fixed Rate Mortgage Loans exceed certain required distributions on the Group I Certificates, such collections will be available to fund certain required distributions on the Group II Certificates and, to the extent collections in respect of the Adjustable Rate Mortgage Loans exceed certain required distributions on the Group II Certificates, such collections will be available to fund required distributions on the Group I Certificates, in each case prior to such collections being distributed to the holders of the Residual
                                                          Certificates.

                                                          Payments in respect of interest on the Group I Certificates or Group II
                                                          Certificates, as applicable, will be made prior to payments of principal on the related Offered Certificates. Interest will accrue on each Class of Offered Certificates at the pass-through rates set forth below (as to each such Class, the "Pass Through Rate") as reduced by an amount equal to a pro rata portion of the sum of (a) the aggregate Prepayment
                                                          Interest Shortfall (as defined below), if any, for such Distribution
                                                          Date to the extent not covered by Compensating Interest (as defined below) and (b) the aggregate amount of any Relief Act Shortfall (as defined below) for such Distribution Date. See "Description of the
                                                          Certificates Distributions on the Certificates" herein.

Pass-Through Rates.....................................   The Group I Certificates will accrue interest at the following Pass-
                                                          Through Rates pursuant to the Pooling and Servicing Agreement, except as provided below:

                                                              Class A-1 Certificates . . . . . . . . . . . . . .   6.45%
                                                              Class A-2 Certificates . . . . . . . . . . . . . .   6.22%
                                                              Class A-3 Certificates . . . . . . . . . . . . . .   6.27%(1)
                                                              Class A-4 Certificates . . . . . . . . . . . . . .   6.30%(1)
                                                              Class A-5 Certificates . .  . . . . . . . . . . . .  6.70%(1)(2)
                                                              Class A-6 Certificates . . . . . . . . . . . . . .   6.20%(1)(2)
                                                              Class F-IO Certificates . . . . . . . . . . . . . .  6.00%(3)

                                                              (1) The Pass-Through Rate for the Class A-3, Class A-4, Class A-5
                                                              and Class A-6 Certificates on any Distribution Date will equal the lesser of (x) the Pass-Through Rate for each such Class set forth above and (y) the weighted average Mortgage Interest Rate of the
                                                              Fixed Rate Mortgage Loans as of the first day of the related Due
                                                              Period, less the sum of (i) the Servicing Fee Rate, (ii) the rate used to determine the Certificate Insurance Premium (as defined below) applicable to the Fixed Rate Mortgage Loans for the related
                                                              Distribution Date, (iii) the rate used to determine
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                                                              the Trustee Fee applicable to the Fixed Rate Mortgage Loans for the related Distribution Date and (iv) for the first thirty-six
                                                              Distribution Dates, the product of (a) 6.00% and (b) the Notional
                                                              Amount on the Class F-IO Certificates divided by the aggregate of the Principal Balances of the Fixed Rate Mortgage Loans as of the
                                                              first day of the related Due Period (the "Fixed Rate Net WAC Cap").

                                                              (2) Beginning with the Interest Period in which the Call Option Date
                                                              (as defined below) occurs, the Pass-Through Rate for the Class A-5
                                                              Certificates will be 7.45% and the Pass-Through Rate for the Class
                                                              A-6 Certificates will be 6.95% in each instance, subject to the criteria in the preceding paragraph.

                                                              (3) The Class F-IO Certificates will accrue interest only for the first thirty-six Interest Periods and will not accrue any interest thereafter.

                                                          The Class A-7 Certificates will accrue interest at a per annum rate equal to the lesser of (i) one-month LIBOR plus 0.30% or, after the Call
                                                          Option Date 0.60% (such amounts that are added to LIBOR, the
                                                          "Pass-Through Margin") and (ii) the Class A-7 Available Funds
                                                          Pass-Through Rate. The Class A-8 Certificates will accrue interest at a
                                                          Pass-Through Rate equal to the lesser of (x) 6.08%and (y) the weighted average Mortgage Interest Rate of the Adjustable Rate Mortgage Loans as
                                                          of the first day of the related Due Period, less the sum of (i) the
                                                          Servicing Fee Rate, (ii) the rate used to determine the Certificate
                                                          Insurance Premium applicable to the Adjustable Rate Mortgage Loans for the related Distribution Date, (iii) the rate used to determine the
                                                          Trustee Fee applicable to the Adjustable Rate Mortgage Loans for the related Distribution Date and (iv) for the first twenty-five
                                                          Distribution Dates, the product of (a) the rate at which interest accrues on the Class A-IO Certificates during the related Interest
                                                          Period and (b) the Notional Amount of the Class A-IO Certificates
                                                          divided by the aggregate of the Principal Balances of the Adjustable
                                                          Rate Mortgage Loans as of the first day of the related Due Period (the
                                                          "Class A-8 Net WAC Cap").

                                                          The Class A-IO Certificates will accrue interest at a fixed per annum rate equal to 6% for the first nine Interest Periods, 4% for the tenth through the fifteenth Interest Periods, and 3% for the sixteenth through the twenty-fifth Interest Periods and will not accrue any interest thereafter.

                                                          The "Class A-7 Available Funds Pass-Through Rate" applicable to any
                                                          Distribution Date will equal a per annum rate equal to the result determined by (i) dividing (a) all payments of interest due on the
                                                          Adjustable Rate Mortgage Loans during the related Due Period plus any prepayment penalties collected during the related Due Period with respect to the Adjustable Rate Mortgage Loans and amounts deposited from the Group II Capitalized Interest Account (as defined below) in respect of interest for the related Due Period reduced by (b) the sum of (1) all interest accrued on the Class A-IO Certificates during the related
                                                          Interest Period, (2) the sum of the Trustee Fee and the Servicing Fee
                                                          for such Distribution Date, (3) the premium due the Certificate Insurer
                                                          (the "Certificate Insurance Premium") for such Distribution Date and (4)
                                                          in the

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                                                          case of each Distribution Date occurring after the Distribution Date in
                                                          March 1999, an amount equal to one-twelfth of 0.50% (50 basis points)
                                                          multiplied by the Adjustable Rate Pool Principal Balance (as defined below) as of the first day of such Interest Period by (ii) the product of (a) the Adjustable Rate Pool Principal Balance as of the first day of the related Due Period and (b) the actual number of days elapsed during such Interest Period divided by 360.

                                                          The "Interest Period" in respect of any Distribution Date will be (i)
                                                          for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
                                                          A-6, Class F-IO, Class A-8 and Class A-IO Certificates, the calendar month preceding the month in which such Distribution Date occurs, and
                                                          (ii) for the Class A-7 Certificates, the period from and including the
                                                          Closing Date, in the case of the first Distribution Date, or the immediately preceding Distribution Date, as applicable, to but excluding the related Distribution Date. Interest on the Offered Certificates
                                                          other than the Class A-7 Certificates will accrue on the basis of a
                                                          360-day year consisting of twelve 30-day months. Interest on the Class
                                                          A-7 Certificates will accrue on the basis of a 360-day year and actual days elapsed. See "Description of the Certificates - Distributions on
                                                          the Certificates" herein.

Available Distribution Amount..........................   The "Group I Available Distribution Amount" will equal with respect to any Distribution Date the sum of: (i) all interest due (net of the
                                                          Servicing Fee with respect to the Fixed Rate Mortgage Loans) and all prepayment penalties and principal collected on the Fixed Rate Mortgage
                                                          Loans from whatever source (including, without limitation, mortgagor payments and prepayments, insurance proceeds, condemnation awards,
                                                          Compensating Interest, Periodic Advances (as defined below), the purchase price of Fixed Rate Mortgage Loans that are repurchased in accordance with the terms of the Pooling and Servicing Agreement and liquidation proceeds) during the related Due Period; (ii) with respect to the final Distribution Date or an early termination of the Trust pursuant to the exercise of the Call Option, the Termination Price (as defined below) as it relates to the Fixed Rate Mortgage Loans; and (iii)
                                                          any amount required to be transferred to the Group I Certificate Account
                                                          (as defined below) from the Group I Capitalized Interest Account (as defined below) or Group I Pre- Funding Account. The "Group II Available
                                                          Distribution Amount" will equal with respect to any Distribution Date the sum of: (i) all interest due (net of the Servicing Fee with respect to the Adjustable Rate Mortgage Loans) and all prepayment penalties and principal collected on the Adjustable Rate Mortgage Loans from whatever source (including, without limitation, mortgagor payments and prepayments, insurance proceeds, condemnation awards, Compensating
                                                          Interest, Periodic Advances, the purchase price of Adjustable Rate
                                                          Mortgage Loans that are repurchased in accordance with the terms of the
                                                          Pooling and Servicing Agreement and liquidation proceeds) during the related Due Period; (ii) with respect to the final Distribution Date or an early termination of the Trust pursuant to the exercise of the Call
                                                          Option, the Termination Price as it relates to the Adjustable Rate
                                                          Mortgage Loans;, and (iii) any amount required to be transferred to the
                                                          Group II Certificate Account (as defined below) from the Group II
                                                          Capitalized Interest Account or Group II Pre-Funding Account.
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Priority of Distributions..............................   On each Distribution Date, the Trustee shall distribute for the Group I
                                                          Certificates, from amounts on deposit in the Group I Certificate Account together with any Insured Payment (as defined below) with respect to the
                                                          Group I Certificates and from any amounts on deposit in the Group II
                                                          Certificate Account (to the extent of the Group II Cross-Over Amount (as defined below)): (i) to the Trustee, an amount equal to the Trustee Fee then due with respect to the Group I Certificates; (ii) to the
                                                          Certificate Insurer, the Certificate Insurance Premium then due with respect to the Group I Certificates; (iii) concurrently to the holders of the Group I Certificates, the related Certificateholders' Interest
                                                          Distributable Amount for the related Interest Period calculated at the related Pass-Through Rate, pro rata, based on the amount of interest distributable in respect of each such Class on such Distribution Date;
                                                          (iv) to the extent of the Group I Principal Distribution Amount (as defined below) net of any Overcollateralization Increase Amount (as defined below) with respect to the Group I Certificates, first, to the holders of the Class A-6 Certificates, in reduction of the Certificate
                                                          Principal Balance of the Class A-6 Certificates, an amount equal to the
                                                          Class A-6 Lockout Distribution (as defined below), if any, for such
                                                          Distribution Date; and second, in sequential order, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6
                                                          Certificates in reduction of the related Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof is reduced to zero; (v) to the Certificate Insurer, amounts necessary to reimburse the Certificate Insurer for Reimbursement Amounts
                                                          (as defined below) owed to it with respect to the Group I Certificates;
                                                          (vi) to the holders of the Group II Certificates, or the Trustee or
                                                          Certificate Insurer, as applicable, an amount necessary to ensure that such persons receive the entire amount set forth in clauses (i)-(v) of the next following paragraph after application of the Group II Available
                                                          Distribution Amount (the "Group I Cross-Over Amount"); (vii) to the
                                                          holders of the Group I Certificates then entitled to receive distributions of principal (as set forth in clause (iv) above), an amount equal to any Overcollateralization Increase Amount with respect to the Group I Certificates for such Distribution Date; (viii) to the holders of the Group II Certificates an amount equal to any
                                                          Overcollateralization Deficiency Amount (as defined below) remaining with respect to the Group II Certificates after application of the Group
                                                          II Available Distribution Amount on such Distribution Date; (ix) to the holders of the Class A-7 Certificates, any Class A-7 Available Funds Cap
                                                          Carry- Forward Amount (as defined below) for such Distribution Date; (x)
                                                          to the Servicer and/or the Trustee, reimbursement for certain permitted reimbursable amounts; and (xi) to the holders of the Residual
                                                          Certificates, the Group I Available Distribution Amount remaining on such Distribution Date, if any.

                                                          On each Distribution Date, the Trustee shall distribute for the Group II
                                                          Certificates, from amounts on deposit in the Group II Certificate
                                                          Account together with any Insured Payment with respect to the Group II
                                                          Certificates and from amounts on deposit in the Group I Certificate
                                                          Account (to the extent of Group I Cross-Over Amounts): (i) to the
                                                          Trustee, an amount equal to the Trustee Fee then due with respect to the
                                                          Group II Certificates; (ii) to the Certificate Insurer, the Certificate
                                                          Insurance Premium then due with respect to the Group II Certificates;
                                                          (iii) concurrently to the holders of the Group II Certificates, the related
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                                                          Certificateholders' Interest Distributable Amount for the related
                                                          Interest Period calculated at the related Pass-Through Rate, pro rata, based on the amount of interest distributable in respect of each such
                                                          Class on such Distribution Date; (iv) to the extent of the Group II
                                                          Principal Distribution Amount (as defined below) net of any
                                                          Overcollateralization Increase Amount with respect to the Group II
                                                          Certificates, first, to the holders of the Class A-8 Certificates, in reduction of the Certificate Principal Balance of the Class A-8
                                                          Certificates, an amount equal to the Class A-8 Lockout Distribution (as defined below), if any; and second, in sequential order, to the holders of the Class A-7 and Class A-8 Certificates in reduction of the related
                                                          Certificate Principal Balance of each such Class, in each case until the
                                                          Certificate Principal Balance thereof is reduced to zero; (v) to the
                                                          Certificate Insurer, amounts necessary to reimburse the Certificate
                                                          Insurer for Reimbursement Amounts owed to it with respect to the Group
                                                          II Certificates; (vi) to the holders of the Group I Certificates, or the
                                                          Trustee or Certificate Insurer, as applicable, an amount necessary to ensure that such persons receive the entire amount set forth in clauses
                                                          (i)-(v) of the immediately prior paragraph after application of the
                                                          Group I Available Distribution Amount (the "Group II Cross-Over
                                                          Amount"); (vii) to the holders of the Group II Certificates then entitled to receive distribution of principal (as set forth in clause
                                                          (iv) above), an amount equal to any Overcollateralization Increase
                                                          Amount with respect to the Group II Certificates for such Distribution
                                                          Date; (viii) to the holders of the Group I Certificates an amount equal to any Overcollateralization Deficiency Amount remaining with respect to the Group I Certificates after application of the Group I Available
                                                          Distribution Amount on such Distribution Date; (ix) to the holders of the Class A-7 Certificates, an amount equal to the Class A-7 Available
                                                          Funds Cap Carry-Forward Amount for such Distribution Date; (x) to the
                                                          Servicer and/or the Trustee, reimbursement for certain permitted reimbursable amounts; and (xi) to the holders of the Residual
                                                          Certificates, the Group II Available Distribution Amount remaining on such Distribution Date, if any.

                                                          The "Group I Principal Distribution Amount" shall be equal to the lesser of (i) the excess, if any, of the Group I Available Distribution Amount plus any Insured Payment for the Group I Certificates over the sum of the related Trustee Fees, the related Certificate Insurance Premium, aggregate Certificateholders' Interest Distributable Amount for the
                                                          related Classes of Offered Certificates and any related Reimbursement
                                                          Amount and (ii) the sum, without duplication, of (a) the related
                                                          Principal Remittance Amount plus the excess of the Principal Balance of any Fixed Rate Mortgage Loan that became a Liquidated Mortgage Loan (as defined below) during the related Due Period over any related Net
                                                          Liquidation Proceeds (as defined below) to the extent related to principal; (b) any amounts transferred to the Group I Certificate
                                                          Account from the Group I Pre-Funding Account following the end of the
                                                          Group I Pre-Funding Period (as defined below); (c) the Subordination
                                                          Deficit (as defined below) for the Group I Certificates; (d) the
                                                          Overcollateralization Increase Amount with respect to the Group I
                                                          Certificates; and (e) with respect to the termination of the Trust, the
                                                          Termination Price to the extent such amount relates to principal of the
                                                          Fixed Rate Mortgage Loans.
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                                                          The "Group II Principal Distribution Amount" shall be equal to the lesser of (i) the excess, if any, of the Group II Available Distribution
                                                          Amount plus any Insured Payment for the Group II Certificates over the sum of the related Trustee Fees, the related Certificate Insurance
                                                          Premium, aggregate Certificateholders' Interest Distributable Amount for
                                                          the related Classes of Offered Certificates and any related
                                                          Reimbursement Amount and (ii) the sum, without duplication, of (a) the related Principal Remittance Amount plus the excess of the Principal
                                                          Balance of any Adjustable Rate Mortgage Loan that became a Liquidated
                                                          Mortgage Loan during the related Due Period over any related Net
                                                          Liquidation Proceeds to the extent related to principal; (b) any amounts transferred to the Group II Certificate Account from the Group II
                                                          Pre-Funding Account following the end of the Group II Pre-Funding Period
                                                          (as defined below); (c) the Subordination Deficit for the Group II
                                                          Certificates; (d) the Overcollateralization Increase Amount with respect to the Group II Certificates; and (e) with respect to the termination of the Trust, the Termination Price to the extent such amount relates to principal of the Adjustable Rate Mortgage Loans.

                                                          The "Class A-6 Lockout Distribution" on each Distribution Date means an amount equal to the lesser of (i) the product of the applicable Class
                                                          A-6 Lockout Percentage and the Class A-6 Pro Rata Distribution Amount
                                                          for such Distribution Date and (ii) the Group I Principal Distribution
                                                          Amount for such Distribution Date.

                                                          The "Class A-6 Lockout Percentage" for each Distribution Date is as follows:

                                                                                                          Class A-6
                                                          Distribution Date Occurring In              Lockout Percentage
                                                          ------------------------------              ------------------
                                                          October 1998 - September 2001                       0%
                                                          October 2001 - September 2003                      45%
                                                          October 2003 - September 2004                      80%
                                                          October 2004 - September 2005                     100%
                                                          October 2005 and thereafter                       300%

                                                          The "Class A-6 Pro Rata Distribution Amount" for any Distribution Date
                                                          means an amount equal to the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates
                                                          and the denominator of which is the aggregate of the Certificate
                                                          Principal Balances of the Group I Certificates that are Class A
                                                          Certificates, in each case immediately prior to such Distribution Date, and (ii) the Group I Principal Distribution Amount for such Distribution
                                                          Date.

                                                          The "Class A-8 Lockout Distribution" on each Distribution Date means an amount equal to the lesser of (i) the product of the applicable Class
                                                          A-8 Lockout Percentage and the Class A-8 Pro Rata Distribution Amount
                                                          for such Distribution Date and (ii) the Group II Principal Distribution
                                                          Amount for such Distribution Date.
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                                                          The "Class A-8 Lockout Percentage" for each Distribution Date is as follows:

                                                                                                         Class A-8
                                                         Distribution Date Occurring In              Lockout Percentage
                                                         ------------------------------              ------------------
                                                         October 1998 - June 2000                             0%
                                                         July 2000 - September 2003                         500%
                                                         October 2003 and thereafter                        100%

                                                          For each Distribution Date occurring prior to October 2003, the "Class
                                                          A- 8 Pro Rata Distribution Amount" means an amount equal to the product of (i) a fraction, the numerator of which is the Certificate Principal
                                                          Balance of the Class A-8 Certificates and the denominator of which is the aggregate of the Certificate Principal Balances of the Group II
                                                          Certificates that are Class A Certificates, in each case immediately prior to such Distribution Date, and (ii) the Group II Principal
                                                          Distribution Amount for such Distribution Date. For each Distribution
                                                          Date occurring after September 2003, the "Class A-8 Pro Rata
                                                          Distribution Amount" means an amount equal to the Group II Principal
                                                          Distribution Amount.

Final Scheduled Distribution Dates.....................   The "Final Scheduled Distribution Dates" for the Offered Certificates
                                                          are set forth below, although it is anticipated that the actual final
                                                          Distribution Date for each Class of Offered Certificates will occur significantly earlier than such Final Scheduled Distribution Date. See
                                                          "Prepayment and Yield Considerations" herein.

                                                                                                                  Distribution Date
                                                                                                                     Occurring In
                                                                                                                  -----------------
                                                          Class A-1 Certificates ........................................May 2013
                                                          Class A-2 Certificates ....................................October 2013
                                                          Class A-3 Certificates .......................................June 2020
                                                          Class A-4 Certificates ......................................March 2026
                                                          Class A-5 Certificates ....................................October 2028
                                                          Class A-6 Certificates .....................................August 2028
                                                          Class F-IO Certificates .................................September 2001
                                                          Class A-7 Certificates ....................................October 2028
                                                          Class A-8 Certificates ..................................September 2016
                                                          Class A-IO Certificates ...................................October 2000

Credit Enhancement ....................................   Credit enhancement with respect to the Offered Certificates will be provided by (i) the Overcollateralization Amount (as defined below) with respect to the Group I Certificates or the Group II Certificates, as
                                                          applicable, which results from acceleration of the amortization of the
                                                          Group I Certificates or the Group II Certificates, as applicable, relative to the amortization of the related Mortgage Loans, as described herein and (ii) the Policies.

Overcollateralization .................................   As of any Distribution Date, the "Overcollateralization Amount" will equal, with respect to the Group I Certificates or the Group II
                                                          Certificates, as applicable, the excess of (i) the related Pool
                                                          Principal Balance (as defined below) as of the end of the immediately preceding Due Period over (ii) the aggregate Certificate Principal
                                                          Balance of the related Class A Certificates as of such Distribution Date
                                                          (after taking into account the
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                                                          related Principal Distribution Amount, other than the
                                                          Overcollaterization Increase Amount, on such Distribution Date). On the
                                                          Closing Date, the Overcollateralization Amount with respect to the Group
                                                          I Certificates and the Group II Certificates will equal zero. As a result of the application of the Group I or Group II Available
                                                          Distribution Amount, as applicable, in reduction of the Certificate
                                                          Principal Balances of the Group I or Group II Certificates, as
                                                          applicable, the applicable Overcollateralization Amount is expected to increase over time; however, the Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required percentage level of overcollateralization with respect to each Pool may increase or decrease over time.

                                                          While the distribution of the Group I or Group II Available Distribution
                                                          Amount, as applicable, to holders of the Class A Certificates in reduction of their respective Certificate Principal Balances has been designed to produce and maintain a given level of overcollateralization with respect to the Class A Certificates, there can be no assurance that proceeds from the Mortgage Loans will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. See "Description of Credit Enhancement --
                                                          Overcollateralization" herein.

Certificate Insurer ...................................   MBIA Insurance Corporation (the "Certificate Insurer"). See "Description
                                                          of Credit Enhancement -The Certificate Insurance Policies and the
                                                          Certificate Insurer" herein.

Certificate Insurance Policies ........................   The Certificate Insurer will issue the Policies as a means of providing additional credit enhancement to the Offered Certificates. Under the
                                                          Policies, the Certificate Insurer will pay the Trustee, for the benefit of the Certificateholders, as further described herein, an amount that will insure the payment of (i) on each Distribution Date, the sum of (a)
                                                          the excess, if any, of the related Certificateholders' Interest
                                                          Distributable Amount over the sum of (x) the Group I or Group II
                                                          Available Distribution Amount, as applicable (net of the related Trustee
                                                          Fee and the related Certificate Insurance Premium) and (y) any Group I or Group II Cross-Over Amount, as applicable, and (b) any Subordination
                                                          Deficit with respect to the Group I Certificates or the Group II
                                                          Certificates, as applicable, (after giving effect to all distributions in reduction of principal on such Distribution Date), and (ii) the unpaid Preference Amount (as defined in the related Policy). The
                                                          Policies do not insure the payment of the Class A-7 Available Funds Cap
                                                          Carry-Forward Amount, shortfalls due to the application of the Fixed
                                                          Rate Net WAC Cap, the Class A-8 Net WAC Cap, any Prepayment Interest
                                                          Shortfalls or any Relief Act Shortfalls. A payment by the Certificate
                                                          Insurer under the Policies is referred to herein as an "Insured
                                                          Payment." The Certificate Insurer will be entitled to reimbursement for all Insured Payments. See "Description of Credit Enhancement -- The
                                                          Certificate Insurance Policies and the Certificate Insurer" herein.

Form and Registration of the Offered...................   The Offered Certificates initially will be issued in book-entry form.
Certificates                                              Persons acquiring beneficial ownership interests in the Offered
                                                          Certificates ("Beneficial Owners") will hold their interests in the
                                                          Offered Certificates through The Depository Trust Company ("DTC") in the
                                                          United States, or Cedel Bank, societe anonyme ("Cedel"), or the
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                                                          Euroclear System ("Euroclear") in Europe. Transfers within DTC, Cedel or
                                                          Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant systems. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counter parties holding directly or indirectly through
                                                          Cedel or Euroclear, on the other, will be effected in DTC through
                                                          Citibank N.A. or The Chase Manhattan Bank, the relevant depositories of
                                                          Cedel and Euroclear, respectively, and each a participating member of
                                                          DTC. So long as each Class of Offered Certificates is in book-entry form, each such Class will be evidenced by one or more certificates registered in the name of the nominee of DTC. The interests of the
                                                          Beneficial Owners will be represented by book-entries on the records of
                                                          DTC and participating members thereof. No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined below) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class of Offered
                                                          Certificates reflect the rights of the Beneficial Owners of such Class only as such rights may be exercised through DTC and its participating members so long as such Class of Offered Certificates is held by DTC.
                                                          See "Description of the Securities -- Book-Entry Registration of
                                                          Securities" in the Prospectus and "Description of the Certificates --
                                                          Book-Entry Registration" herein. The Beneficial Owners' interests in each Class of Offered Certificates will be held only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Assets of the Trust....................................   On the Closing Date, pursuant to the Pooling and Servicing Agreement, the Depositor will sell, convey, transfer and assign the Initial
                                                          Mortgage Loans to the Trust. On the Closing Date, Life will sell, convey, transfer and assign the Initial Mortgage Loans to the
                                                          Transferor, who in turn will sell, convey, transfer and assign the
                                                          Initial Mortgage Loans to the Depositor for sale to the Trust. On or prior to November 30, 1998, the Trust may purchase additional loans (the
                                                          "Subsequent Mortgage Loans," and together with the Initial Mortgage
                                                          Loans, the "Mortgage Loans") having an aggregate Principal Balance of up to approximately $44,334,498 with respect to the Fixed Rate Pool and
                                                          $34,813,420 with respect to the Adjustable Rate Pool (as adjusted pursuant to the immediately following sentence, the "Group I Original
                                                          Pre-Funding Amount" and the "Group II Original Pre-Funding Amount,"
                                                          respectively). The Group I Original Pre-Funding Amount may be decreased or increased by an amount not in excess of $2,000,000 if the actual aggregate Principal Balance of the Initial Fixed Rate Mortgage Loans is
                                                          greater or less than the aggregate Principal Balance for the Initial
                                                          Fixed Rate Mortgage Loans expected as of the Initial Cut-Off Date. The
                                                          Group II Original Pre- Funding Amount may be decreased or increased by an amount not in excess of $1,500,000 if the actual aggregate Principal
                                                          Balance of the Initial Adjustable Rate Mortgage Loans is greater or less than the aggregate Principal Balance for the Initial Adjustable Rate
                                                          Mortgage Loans expected as of the Initial Cut-Off Date. The Mortgage
                                                          Loans will be secured by mortgages, deeds of trust or other similar security instruments (the "Mortgages").

                                                          As of September 13, 1998, the Initial Fixed Rate Mortgage Loans are
                                                          expected to consist of approximately 2,368 Mortgage Loans, having an
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                                                          Aggregate Principal Balance (as defined herein) of approximately
                                                          $190,435,502, and the Initial Adjustable Rate Mortgage Loans are
                                                          expected to consist of approximately 1,078 Mortgage Loans, having an
                                                          Aggregate Principal Balance of approximately $130,416,580. See "The
                                                          Mortgage Loans" herein. As of any date of determination, the aggregate unpaid principal balance of the Mortgage Loans in the Fixed Rate Pool and the Adjustable Rate Pool, as applicable, when added to the amount on deposit in the related Pre-Funding Account is the "Fixed Rate Pool
                                                          Principal Balance" or the "Adjustable Rate Pool Principal Balance," as
                                                          applicable, and each a "Pool Principal Balance." The statistical information presented in the Prospectus Supplement does take into account any amortization, liquidation, or prepayment activity of such
                                                          Initial Mortgage Loans occurring after the Initial Cut-Off Date and prior to September 13, 1998 and does not take into account any amortization, liquidation, or prepayment activity of such Initial
                                                          Mortgage Loans after September 13, 1998 or any Subsequent Mortgage Loans that may be sold to the Trust during the related Pre-Funding Period (as defined below) through application of amounts in the Group I Pre-Funding
                                                          Account or Group II Pre-Funding Account, as applicable. In addition, prior to the Closing Date, the Transferor may remove any of the mortgage loans intended to be sold to the Trust, substitute comparable mortgage loans therefor, or add comparable mortgage loans thereto; provided, however, that the aggregate of the Principal Balances of such mortgage loans so replaced, added, or removed may not exceed 0.50% of the
                                                          Original Fixed Rate Pool Principal Balance or 0.50% of the Original
                                                          Adjustable Rate Pool Principal Balance, as applicable. If, prior to the
                                                          Closing Date, mortgage loans are removed from (or added to) the Fixed
                                                          Rate Pool or the Adjustable Rate Pool as described herein, an amount equal to the aggregate of the Principal Balances of such mortgage loans will be added to (or deducted from) the Group I Original Pre-Funding
                                                          Amount or Group II Original Pre-Funding Amount, as applicable, on the
                                                          Closing Date. As a result of the foregoing, the statistical information presented herein regarding the Initial Mortgage Loans expected to be sold to the Trust as of the date of this Prospectus Supplement may vary in certain respects from comparable information based on the actual composition of Mortgage Loans at the Closing Date or any Subsequent
                                                          Transfer Date (as defined below); provided, however, that any such variance will not be material. See "Risk Factors - Variation in Credit
                                                          Quality and Subsequent Mortgage Loans" and "The Mortgage Loans" herein.

                                                          The assets of the Trust will consist primarily of the Mortgage Loans.
                                                          The assets of the Trust also will include (i) all payments of prepayment penalties and principal received in respect of the Mortgage Loans after the related Cut-Off Date, all payments of interest and principal due in respect of the Mortgage Loans (including prepaid monthly payments) from and after the Cut-Off Date, irrespective of when received, and all interest paid or received on the Mortgage Loans prior to the Cut-Off
                                                          Date but relating to any period after the Cut-Off Date; (ii) amounts on deposit in the Collection Accounts, Certificate Accounts, Pre-Funding
                                                          Accounts and Capitalized Interest Accounts (as defined below); (iii)
                                                          with respect to the Offered Certificates only, the Policies; (iv)
                                                          certain documents required pursuant to the Pooling and Servicing
                                                          Agreement to be delivered to the Trustee (the "Trustee's Mortgage Loan
                                                          Files") and or held on behalf of the Trust by the Servicer (the
                                                          "Servicer's Mortgage Loan Files"); (v)
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                                                          certain other rights related to the Mortgage Loans as set forth in the
                                                          Pooling and Servicing Agreement; and (vi) all proceeds and certain other ancillary or incidental funds, rights and properties related to the foregoing. See "The Trust - General" herein. The Trust will include the unpaid Principal Balance of each Mortgage Loan as of its applicable
                                                          CutOff Date (for any Mortgage Loan, the "Cut-Off Date Principal
                                                          Balance"). The Principal Balance of any Mortgage Loan will be calculated as described herein under "The Trust - General."

Pre-Funding Accounts ..................................   On the Closing Date, the Group I Original Pre-Funding Amount will be deposited in the Group I Pre-Funding Account and the Group II Original
                                                          Pre-Funding Amount will be deposited in the Group II Pre-Funding
                                                          Account, each of which accounts will be in the name of the Trustee, will form part of the Trust and will be used to acquire Subsequent Mortgage
                                                          Loans. The Group I Original Pre-Funding Amount is expected to equal approximately $44,334,497 on the Closing Date and the Group II Original
                                                          Pre-Funding Amount is expected to equal approximately $34,813,420 on the
                                                          Closing Date, but such amounts may be increased or decreased by an amount equal to the amount by which the related Aggregate Principal
                                                          Balance (in the case of Initial Fixed Rate Mortgage Loans or Initial
                                                          Adjustable Rate Mortgage Loans, as applicable) falls short of or exceeds
                                                          $190,435,502 or $130,416,580, respectively; provided that the amount of any such increase or decrease shall not exceed $2,000,000 in the case of the Group I Original Pre-Funding Amount and $1,500,000 in the case of the Group II Original Pre-Funding Amount. During the related Pre-
                                                          Funding Period, the amount on deposit in the Group I Pre-Funding Account
                                                          (net of investment earnings thereon) (the "Group I Pre-Funding Amount")
                                                          or the Group II Pre-Funding Account (net of investment earnings thereon)
                                                          (the "Group II Pre-Funding Amount"), as applicable, will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. The "Pre-Funding
                                                          Period" for the Fixed Rate Pool or the Adjustable Rate Pool, as
                                                          applicable, is the period commencing on the Closing Date and ending generally on the earliest to occur of (i) the date on which the amount on deposit in the Group I or Group II Pre-Funding Account, as applicable, (net of any investment earnings thereon) is less than
                                                          $100,000, (ii) the date of the occurrence of an Event of Default under the Pooling and Servicing Agreement and (iii) November 30, 1998. On the
                                                          Distribution Date following the Due Period in which the termination of a
                                                          Pre-Funding Period occurs, any Group I or Group II Pre-Funding Amount will be deposited in the related Certificate Account and distrib uted to holders of the Class A Certificates then entitled to receive principal on such Distribution Date in reduction of the related Certificate
                                                          Principal Balances thus resulting in a partial prepayment of the related
                                                          Certificates on such date.

Capitalized Interest Accounts .........................   On the Closing Date, a portion of the sales proceeds of the Group I
                                                          Certificates will be deposited in an account (the "Group I Capitalized
                                                          Interest Account") and a portion of the sales proceeds of the Group II
                                                          Certificates will be deposited in an account (the "Group II Capitalized
                                                          Interest Account," and, together with the Group I Capitalized Interest
                                                          Account, the "Capitalized Interest Accounts") for application by the
                                                          Trustee on the Distribution Dates in October 1998, November and December
                                                          1998 to cover shortfalls in interest on the related Offered
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                                                          Certificates that may arise due to the utilization of the Pre-Funding
                                                          Accounts as described herein. Any amounts remaining in any Capitalized
                                                          Interest Account on the Distribution Date following the end of the related Pre-Funding Period will be paid to the Transferor.

The Mortgage Loans.....................................   All of the Mortgage Loans will be mortgage loans that are neither insured nor guaranteed by a governmental agency and that are secured by a first or second lien on the related mortgaged properties (each, a
                                                          "Mortgaged Property") consisting primarily of owner-occupied, single-family residences. Substantially all of the Mortgage Loans have been underwritten at the time of origination or acquisition by Life in accordance with underwriting guidelines in effect at the time of origination of such Mortgage Loan (determined as described herein under
                                                          "Life Bank - Underwriting").

                                                          Life and the Transferor will be obligated either to repurchase any
                                                          Mortgage Loan as to which (i) a representation or warranty has been breached or (ii) a document deficiency exists, which breach or deficiency remains uncured for a period of 60 days and has a materially adverse effect on the interests of the Certificateholders or the
                                                          Certificate Insurer in such Mortgage Loan (each, a "Defective Loan"), or to remove such Defective Loan and substitute a Qualified Substitute Loan
                                                          (as defined below). In addition, the Servicer may at its option purchase or remove from the Trust any Mortgage Loan that is 90 days or more delinquent and that the Servicer determines in good faith would otherwise become subject to foreclosure proceedings so long as the aggregate of such purchases does not exceed 10% of the Aggregate
                                                          Principal Balances of the Mortgage Loans as of the Cut-off Date plus the
                                                          Original Pre-Funding Amount (the "Original Pool Principal Balance"). As
                                                          used herein, a "Qualified Substitute Loan" will have characteristics that are substantially similar to the characteristics of the Mortgage
                                                          Loan that it replaces. The repurchase of any Mortgage Loan (rather than the replacement thereof through substitution) will result in accelerated payments of principal distributions on the related Certificates.

Periodic Advances .....................................   Subject to the Servicer's determination that such action would not constitute an advance that would not be recoverable from late payments, liquidation proceeds, or otherwise (a "Nonrecoverable Advance"), the
                                                          Servicer is required to deposit into the Group I Collection Account or the Group II Collection Account, as applicable, no later than the close of business on the Determination Date an amount equal to the sum of (a)
                                                          the regularly scheduled monthly payments (the "Monthly Payments") due on each Fixed Rate Mortgage Loan and each Adjustable Rate Mortgage Loan, as applicable, during the related Due Period but not received by the
                                                          Servicer as of the close of business on the Business Day immediately preceding such Determination Date, net of the Servicing Fee, and (b)
                                                          with respect to each Mortgaged Property that was acquired by foreclosure or deed in lieu of foreclosure during or prior to the related Due Period and that has not been disposed of during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan related to such Mortgaged Property at the related
                                                          Mortgage Interest Rate (as defined below), net of the Servicing Fee, for the most recently ended Due Period over the net income in respect of such Mortgaged Property to be transferred to the related Certificate
                                                          Account
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                                                          for such Distribution Date pursuant to the Pooling and Servicing
                                                          Agreement (the "Periodic Advance"). Such Periodic Advances by the
                                                          Servicer are reimbursable to the Servicer subject to certain conditions and restrictions and are intended to provide both sufficient funds for the payment of interest and scheduled principal to the
                                                          Certificateholders and to pay the Certificate Insurance Premium. In the
                                                          event that, notwithstanding the Servicer's good faith determination at the time such Periodic Advance was made that it would not be a
                                                          Nonrecoverable Advance, such Periodic Advance becomes a Nonrecoverable
                                                          Advance, the Servicer will be entitled to reimbursement therefor from the Trust. See "Description of the Pooling and Servicing Agreement --
                                                          Servicing" herein.

Servicing Advances.....................................   Subject to the Servicer's determination that such action would not constitute a Nonrecoverable Advance and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related
                                                          Mortgage Loan, the Servicer is required to advance amounts with respect to the Mortgage Loans ("Servicing Advances") constituting
                                                          "out-of-pocket" costs and expenses relating to (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures and (c)
                                                          certain other customary amounts described in the Pooling and Servicing
                                                          Agreement. Such Servicing Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Servicer's good faith determination at the time such Servicing Advance was made that it would not be a
                                                          Nonrecoverable Advance, such Servicing Advance becomes a Nonrecoverable
                                                          Advance, the Servicer will be entitled to reimbursement therefor from amounts received on the related Mortgage Loan.

Prepayment Interest Shortfalls.........................   Not later than the close of business on each Determination Date, the
                                                          Servicer is required to remit to the Trustee an amount equal to, for the
                                                          Fixed Rate Pool and the Adjustable Rate Pool, the lesser of (a) the aggregate of the Prepayment Interest Shortfalls in such Fixed Rate Pool and such Adjustable Rate Pool, as applicable, for the related Due Period resulting from principal prepayments in full or in part during the related Due Period and (b) its aggregate Servicing Fees with respect to such Pool received in the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest"). With respect to any Due Period, the "Prepayment Interest Shortfall" will be an amount equal to the excess, if any, of (a) the aggregate of 30 days'
                                                          interest on the outstanding Principal Balance of each Mortgage Loan for which a prepayment in full or in part was received at a per annum rate equal to the rate borne by the related Mortgage Loan (the "Mortgage
                                                          Interest Rate") (or at such lower rate as may be in effect for such
                                                          Mortgage Loan because of application of the Soldiers' and Sailors'
                                                          Relief Act of 1940, as amended (the "Relief Act")), minus the rate at which the Servicing Fee is calculated, over (b) the amount of interest and any prepayment penalty actually remitted by the mortgagor in connection with such principal prepayments in full or in part minus the
                                                          Servicing Fee for such Mortgage Loan in such month; and Insured Payments do not cover Prepayment Interest Shortfalls.
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Relief Act Shortfalls .................................   The reduction, if any, in interest payable on the Mortgage Loans attributable to application of the Relief Act (collectively, "Relief Act
                                                          Shortfalls") will be borne by the Group I Certificateholders or Group II
                                                          Certificateholders, as applicable, and will not be covered by payments from the Servicer, the Policies or otherwise.

Optional Termination ..................................   The Servicer, the holders of an aggregate percentage interest of
                                                          Residual Certificates in excess of 50% (the "Majority Residual
                                                          Certificateholders") and, in certain circumstances, the Certificate
                                                          Insurer, will have the right but not the obligation (the "Call Option")
                                                          to purchase all property of the Trust on any Distribution Date on or after the first Distribution Date on which the Pool Principal Balance equals or is less than ten percent (10%) of the aggregate Initial
                                                          Certificate Principal Balance (the "Call Option Date") and thereby effect the early retirement of the remaining Offered Certificates. The proceeds from any such sale will be distributed in the amounts and subject to the priorities described herein under "Description of the
                                                          Certificates - Distributions on the Certificates" and "- Optional
                                                          Termination of the Trust" herein.

Prepayment Considerations .............................   The rate and timing of principal payments on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases of the Mortgage Loans due to a breach of a representation or warranty)
                                                          on the Mortgage Loans in the related Pool. As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the
                                                          Mortgage Loans in the related Pool may be prepaid at any time; however, a prepayment may subject the related mortgagor to a prepayment charge with respect to the majority of the Mortgage Loans in each Pool.
                                                          Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible. The prepayment experience of the Mortgage Loans may differ significantly from the prepayment experience of a pool of Mortgage Loan originates pursuant to criteria applied by Life in connection with the origination of the Mortgage Loan.

Yield Considerations ..................................   The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of the Mortgage Loans in the related Pool due to a breach of a representation or warranty) on the Mortgage Loans in the related Pool and the allocation thereof to reduce the related Certificate Principal Balances. The yield to maturity on the Offered Certificates also will depend on the related Certificate
                                                          Interest Rate and the purchase price for such Certificates.

                                                          If the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered
                                                          Certificates are purchased at a discount and principal distributions thereon occur at a
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                                                          rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                                                          The Group I Certificates were structured assuming, among other things, a prepayment rate equal to 115% of the Prepayment Assumption (as defined below) and corresponding weighted average life as described herein. The
                                                          Group II Certificates were structured assuming, among other things, a prepayment rate equal to 30% CPR (as defined below) and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the Offered
                                                          Certificates may vary as determined at the time of sale. See "Risk
                                                          Factors - Prepayment and Yield Considerations" herein and "Yield and
                                                          Prepayment Considerations" in the Prospectus.

Federal Income Tax Considerations .....................   Two real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund (other than the Pre-Funding Accounts and the Capitalized Interest Accounts) for federal income tax purposes
                                                          ("REMIC I" and "REMIC II"). Upon the issuance of the Certificates, each of Troop Steuber Pasich Reddick & Tobey, LLP, special counsel to Life and the Transferor, and Andrews & Kurth L.L.P., special counsel to the
                                                          Depositor, will deliver its opinion generally to the effect that, assuming (i) REMIC elections are timely made and (ii) compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code").

                                                          The Offered Certificates will represent "regular interests" in REMIC II, whose assets generally will consist of all of the uncertificated
                                                          "regular interests" in REMIC I and generally will be treated as debt instruments of REMIC II. For federal income tax purposes, (a) the REMIC
                                                          I Residual Interests will represent the sole class of "residual interests" in REMIC I and generally will be treated as debt instruments of REMIC II, and (b) the REMIC II Residual Interests will represent the sole class of "residual interests" in REMIC II (together with the REMIC
                                                          I Residual Interests, the "Residual Interests").

                                                          For federal income tax reporting purposes, the Class A Certificates are not expected to be treated and the Class IO Certificates will be treated as having been issued with original issue discount. However, it is possible that the Internal Revenue Service (the "IRS") (i) will treat a portion of the additional interest that would become payable on the
                                                          Class A-5, Class A-6 and Class A-7 Certificates after the Call Option
                                                          Date as original issue discount or (ii) will treat all of the interest on the Class A-7 Certificates as original issue discount if the Class
                                                          A-7 Available Funds Pass-Through Rate is not a "qualified floating rate"
                                                          as defined in the OID Regulations. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to 115% of the Prepayment Assumption with respect to the Group I Certificates and a rate equal to a 30% CPR with respect to the Group II Certificates. No representation is made that the
                                                          Mortgage Loans will prepay at these rates or at any other rates.
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                                                          For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
                                                          Consequences" herein and "Federal Income Tax Consequences" in the
                                                          Prospectus.

ERISA .................................................   Subject to the considerations discussed under "ERISA Considerations"
                                                          herein and in the Prospectus, plans that are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended
                                                          ("ERISA"), and the Code may purchase the Offered Certificates. Any fiduciary considering whether to purchase the Offered Certificates on behalf of such a plan must determine that the purchase of an Offered
                                                          Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section
                                                          406 of ERISA or Section 4975 of the Code. See "ERISA Considerations"
                                                          herein and in the Prospectus.

Legal Investment ......................................   The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                                                          ("SMMEA"). See "Legal Investment Matters" herein and in the Prospectus.

Ratings of the Certificates ...........................   It is a condition to the issuance of the Offered Certificates that each of the Class A Certificates be rated "AAA" by Standard & Poor's Ratings
                                                          Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"
                                                          and, together with S&P, the "Rating Agencies") and the Class IO
                                                          Certificates be rated "AAAr" by S&P and "Aaa" by Moody's. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to holders of the Offered Certificates.
                                                          The security rating does not address the ability of the Trust to acquire
                                                          Subsequent Mortgage Loans, any potential redemption with respect thereto, payment of any Class A-7 Available Funds Carry-Forward Amounts
                                                          or the effect on yield resulting therefrom. None of the Depositor, the
                                                          Transferor, Life, the Servicer, the Trustee, the Certificate Insurer, or
                                                          any other Person is obligated to maintain the rating on any Class of
                                                          Offered Certificates.
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                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.
These factors are intended to identify the significant sources of risk affecting an investment in the Offered Certificates. Unless the context indicates otherwise, any numerical or statistical information presented in this Prospectus
Supplement is based upon the characteristics of the Initial Mortgage Loans identified as of September 13, 1998.

PREPAYMENT AND YIELD CONSIDERATIONS

         All of the Mortgage Loans may be prepaid in whole or in part at any time; however, with respect to certain Mortgage Loans, a prepayment charge, to the extent permitted by applicable law, may apply to full and partial prepayments during the first five years after origination as described herein.
Neither the Depositor nor the Servicer is aware of any publicly available studies or statistics on the rate of prepayment of loans such as the Mortgage
Loans. The Trust's prepayment experience will be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, homeowner mobility and the Loan-to-Value Ratios of the Mortgage Loans. Other factors that might be expected to affect the prepayment rate of the Pools include possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans and the amounts of and underlying interest rates on any underlying senior mortgage loans. Therefore, no assurance can be given as to the level of prepayments that the Trust will experience. A number of factors suggest that the prepayment behavior of the Pools may be significantly different from that of a pool of conventional first lien mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average
Mortgage Loan is generally smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to refinance or otherwise prepay than a larger balance and, therefore, a higher prepayment rate may result for the Pools than for a pool of conventional first lien mortgage loans, irrespective of relative average interest rates and the general interest rate environment. Accordingly, the Mortgage Loans may experience higher rates of prepayment than conventional first lien mortgage loans. Conversely, a borrower with a Mortgage Loan having a smaller principal balance may view refinancing such Mortgage Loan at a lower interest rate as less attractive because the impact to the borrower of lower interest rates on the size of the related monthly payment may be perceived as insignificant. Moreover, borrowers under the Mortgage Loans may have limited access to alternative financing, which may limit refinancing options, or may be required to incur relatively higher origination costs than borrowers under conventional first lien mortgage loans, which may discourage refinancing activity. As a result, the Mortgage Loans may prepay at slower rates than those of conventional first lien loans. See "Risk Factors - Prepayment and Yield Considerations and Reinvestment
Risk" and "Yield and Prepayment Considerations" in the Prospectus.

         Substantially all of the Mortgage Loans contain due-on-sale provisions, and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan or (ii) such enforcement is not permitted by applicable law. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus.

         Prepayments may result from voluntary early payments by borrowers
(including payments in connection with the refinancing of any related senior mortgage loans), sales of Mortgaged Properties and liquidations due to default, as well as receipt of proceeds from hazard, credit life and disability insurance policies. In addition, repurchases or purchases from the Trust of Mortgage Loans in a Pool required or permitted to be made by the Transferor, Life, the Servicer and, under certain circumstances, the Certificate Insurer under the Pooling and Servicing Agreement will have the same effect on the holders of the related
Offered Certificates as a prepayment of the related Mortgage Loans. In addition, certain of the Mortgage Loans in the Adjustable Rate Pool that have initial rate adjustment dates two or more years following the related date of origination have an initial rate adjustment cap as high as 6.00% above the related initial
Mortgage Interest Rate whereas Mortgage Loans with shorter periods to the first interest rate adjustment date have initial rate adjustment caps of 1.00% to 6.00% above the related initial Mortgage Interest Rate. As a result, in connection with the initial rate adjustment, borrowers under Mortgage Loans with a higher initial rate adjustment caps may be more likely either to prepay voluntarily or to default as a result of the potential for significantly higher payments following such initial adjustment. Prepayments and such repurchases and purchases will accelerate the rate of distributions of principal on the Class A
Certificates. The Servicer may solicit refinancings from existing borrowers under loans originated by it, which may have the effect of increasing the rate of prepayment, due to refinancings on the Mortgage Loans.

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         Prepayments, liquidations, repurchases and purchases of the Mortgage
Loans will result in distributions to the Class A Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. The extent to which the yield to maturity of a Class A
Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or a discount and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations, repurchases and purchases of Mortgage Loans. In the case of any Class A
Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal prepayments on the Mortgage Loans could result in an actual yield to such investor that is lower that the anticipated yield and, in the case of any Class A Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments, liquidations, repurchases and purchases could result in an actual yield to such investor that is lower than the anticipated yield. Further, there can be no assurance that the Class A Certificateholders will be able to reinvest distributions in respect of prepayments, liquidations, repurchases and purchases of the Mortgage Loans in securities or other instruments that have a yield comparable to that of the related Class of Class A Certificates.

         Investors in the Class A-6 Certificates should be aware that because the Class A-6 Certificates are not expected to receive principal payments prior to the Distribution Date occurring in October 2001 and will receive a disproportionately small or large portion of the principal payments thereafter
(unless the Certificate Principal Balances of the Class A-1, Class A-2, Class
A-3, Class A-4 and Class A-5 Certificates have been reduced to zero), the weighted average life of the Class A-6 Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-6 Certificates of changes in the market interest rates or market yields for similar securities may be greater or less than for other Classes of Group I
Certificates entitled to such distributions.

         Investors in the Class A-8 Certificates should be aware that because the Class A-8 Certificates are not expected to receive principal payments prior to the Distribution Date occurring in July 2000 and will receive a disproportionately large portion of the principal payments thereafter (unless the Certificate Principal Balance of the Class A-7 Certificates has been reduced to zero), the weighted average life of the Class A-8 Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-8 Certificates of changes in the market interest rates or market yields for similar securities may be greater or lesser than for other Classes of Group II Certificates entitled to such distributions.

YIELD CONSIDERATIONS RELATING TO EXCESS SPREAD

         Subject to the prior application of the Group I Cross-Over Amount and the Group II Cross-Over Amount, as applicable, Excess Spread attributable to any Pool will be distributed in reduction of the Certificate Principal Balances of the related Class A Certificates on each Distribution Date to the extent a then applicable Overcollateralization Target Amount (as defined below) exceeds the related Overcollateralization Amount on such Distribution Date and, after such Overcollateralization Target Amount equals the related Overcollateralization
Amount, any remaining Excess Spread attributable to such Pool will be distributed on the Certificates backed primarily by the Mortgage Loans in the other Pool to increase the Overcollateralization Amount for that Pool until it equals the related Overcollateralization Target Amount. If purchased at a premium or discount, the yield to maturity on a Class A Certificate will be affected by the rate at which Excess Spread is distributed to Class A
Certificateholders in reduction of their Certificate Principal Balances. If the actual rate of such distributions of Excess Spread is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, then the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Spread on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans in the related Pool during the related Due Period and such amounts will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayments and liquidations of Mortgage
Loans as well as from, in the case of the Adjustable Rate Pool, adjustments of adjustable rate Mortgage Interest Rates. The amount of Excess Spread distributions to Class A Certificateholders applied in reduction of the related
Certificate Principal Balance on each Distribution Date will be based on the Overcollateralization Target Amount applicable to the related Class A
Certificates, which may increase or decrease during the period such Class remains outstanding. Any increase in an Overcollateralization Target Amount may result in an accelerated rate of amortization of the related Class of Class A
Certificates until the Overcollateralization Amount for such Class equals the Overcollateralization Target Amount for such Class and any decrease in the Overcollateralization Target Amount will result in a decelerated rate of amortization of the Class A Certificates until the Overcollateralization Amount for such Class equals the Overcollateralization Target Amount.

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EFFECT OF MORTGAGE LOAN RATE ON CLASS A-7 PASS-THROUGH RATE

         Subject to the Class A-7 Available Funds Pass-Through Rate, the Class
A-7 Pass-Through Rate is based upon the value of an index (LIBOR) that is different from the value of the indices applicable to the Adjustable Rate
Mortgage Loans (which indices are generally determined by reference to either the London interbank offered rate for six-month United States dollar deposits
("six-month LIBOR") or the rate of the United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal
Reserve Board (the "one-year CMT index")). In addition, the Adjustable Rate
Mortgage Loans have different rate determination dates, rate adjustment dates and rate caps and floors. Consequently, the Class A-7 Pass-Through Rate for any Distribution Date may not equal the Class A-7 Formula Pass-Through Rate for such
Distribution Date. In particular, the Class A-7 Pass-Through Rate adjusts monthly, while the interest rates of the Adjustable Rate Mortgage Loans adjust less frequently, with the result that the Class A-7 Pass-Through Rate may be lower that the Class A-7 Formula Pass-Through Rate for extended periods in a rising interest rate environment. As of September 13, 1998, approximately 59.50% of the Initial Adjustable Rate Mortgage Loans have initial Mortgage Interest
Rates and payments that will remain fixed for 24 months or more from the date of origination thereof before such Mortgage Loans become subject to adjustment. The inclusion of Adjustable Rate Mortgage Loans may increase the likelihood that the Class A-7 Pass-Through Rate will be determined based on the Class A-7 Available
Funds Pass-Through Rate rather than on the basis of LIBOR plus 0.30% if LIBOR increases appreciably prior to the time that such Mortgage Loans have reached their respective dates of first adjustment. In addition, LIBOR and the indices applicable to such Mortgage Loans may respond to different economic and market factors, and there is no necessary correspondence between them. Thus it is possible, for example, that LIBOR may rise during a period in which one or more of such indices are stable or falling or that, even if both LIBOR and such indices rise during the same period, LIBOR may rise much more rapidly than such indices. In addition, the Adjustable Rate Mortgage Loans are generally subject to periodic rate caps for each semi-annual adjustment period, lifetime rate caps and, in some instances, lifetime rate floors. If the Class A-7 Pass-Through Rate is determined on the basis of the Class A-7 Available Funds Pass-Through Rate over a sustained period of time, the value of the Class A-7 Certificates may be temporarily or permanently reduced.

PREPAYMENT OF CERTAIN LOANS MAY AFFECT AMOUNT OF INTEREST DISTRIBUTABLE

     The Pass-Through Rate on each of the Class A-3, Class A-4, Class A-5 and
Class A-6 Certificates is subject to the Fixed Rate Net WAC Cap and the
Pass-Through Rate on the Class A-8 Certificates is subject to the Class A-8 Net
WAC Cap. Disproportionate prepayments (including prepayments due to liquidations and repurchases by the Transferor or Life as required by the Pooling and Servicing Agreement) of Mortgage Loans in the related Pool with relatively high interest rates compared to the fixed Pass-Through Rates specified on the cover of this Prospectus Supplement for such Classes of Offered Certificates will increase the possibility that the related Pass-Through Rate will be determined on the basis of the Fixed Rate Net WAC Cap or the Class A-8 Net WAC Cap, as applicable. Any difference between the amount of interest determined at the Fixed Rate Net WAC Cap or the Class A-8 Net WAC Cap, as applicable, and interest at the fixed Pass-Through Rate specified on the cover of this Prospectus
Supplement for the related Class of Offered Certificates will be foregone permanently and the value of such Offered Certificates may be temporarily or permanently reduced.

ADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE MORTGAGE LOANS

     The "Loan-to-Value Ratio" of a Mortgage Loan is the sum of the outstanding principal balance (at origination of each Mortgage Loan) of each mortgage loan, if any, senior to such Mortgage Loan and the original principal balance of such Mortgage Loan as a percentage of the appraised valuation (or, if the Mortgage
Loan was obtained in connection with the purchase of the related Mortgage
Property, the purchase price, if less) of the related Mortgage Property determined by the originator at the time of origination of such Mortgage Loan.

     As of September 13, 1998, the Loan-to-Value Ratios for the Initial Fixed
Rate Mortgage Loans ranged from approximately 9.69% to 97.00%, with approximately 33.87% of the Aggregate Principal Balance of the Initial Fixed
Rate Mortgage Loans consisting of Initial Mortgage Loans having Loan-to-Value
Ratios in excess of 80.00%. As of September 13, 1998, the weighted average
Loan-to-Value Ratio of the Initial Fixed Rate Mortgage Loans was 77.22%. As of
September 13, 1998, the Loan-to-Value Ratios for the Initial Adjustable Rate
Mortgage Loans ranged from approximately 21.78% to 95.03%, with approximately
36.97% of the Aggregate Principal Balance of the Initial Adjustable Rate
Mortgage Loans consisting of Initial Mortgage Loans having Loan-to-Value Ratios in excess of

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80.00%. As of September 13, 1998, the weighted average Loan-to-Value Ratio of the Initial Adjustable Rate Mortgage Loans was 78.76%. As a result of the foregoing, the Mortgaged Properties may not provide adequate security for the Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that would result in current shortfalls in distributions to the Certificateholders to the extent such shortfalls are not covered by the credit enhancement described herein. In addition, liquidation expenses relating to any Liquidated Mortgage Loan (such as legal fees, real estate taxes and maintenance and preservation expenses) would reduce the liquidation proceeds otherwise payable to the Certificateholders. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loan, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein, or, if necessary, by amounts paid under the related Policy to the extent of shortfalls in amounts available to pay the Certificateholders' Interest
Distributable Amount and any Subordination Deficit with respect to such Class and Distribution Date as provided in such Policy.

THE SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNTS

     Any conveyance of Subsequent Mortgage Loans is subject to the conditions set forth in the Pooling and Servicing Agreement, which conditions include among others: (i) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Pooling and Servicing Agreement; (ii) Life and the Transferor will not select Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders or the Certificate Insurer; and (iii) as of the related Cut-Off Date, all of the Mortgage Loans, including the Subsequent Mortgage Loans to be conveyed to the Trust by the Depositor as of such Cut-Off Date, must satisfy certain statistical criteria set forth in the Pooling and Servicing Agreement. Although each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its transfer to the Trust, the Subsequent Loans may have been originated or purchased by Life using credit criteria different from those that were applied to the Initial Mortgage Loans and may be of a different credit quality and have different loan characteristics from the Initial Mortgage Loans.
After the transfer of the Subsequent Mortgage Loans to the Trust, the aggregate statistical characteristics of the Pools may vary from those of the Initial
Mortgage Loans that have been identified as of September 13, 1998 as described herein. A Current Report on Form 8-K containing a description of the Mortgage
Loans included in the final Pools as of the end of the Pre-Funding Periods in a form comparable to the description of the Initial Mortgage Loans contained in "Annex A: Description of the Pools" will be filed with the Commission within 15 days after the expiration of the last expiring Pre-Funding Period. See "The
Mortgage Loans - General" and "-Conveyance of Subsequent Mortgage Loans" herein.

     If, by the end of each Pre-Funding Period, amounts on deposit in the related Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans, the Group I Pre-Funding Amount that is remaining at the end of the Group I Pre-Funding Period will be distributed in reduction of the Certificate Principal Balance of each Class of Class A Certificates that are
Group I Certificates and the Group II Pre-Funding Amount that is remaining at the end of the Group II Pre-Funding Period will be distributed in reduction of the Certificate Principal Balance of each Class of Class A Certificates that are
Group II Certificates. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the amounts on deposit in the Pre- Funding Accounts and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Accounts in reduction of the Certificate Principal Balance of the Class A Certificates that are Group I or Group II Certificates, no assurance can be given that such distributions will not occur on the Distribution Date in December 1998. In any event, it is unlikely that the Transferor will be able to deliver Fixed Rate or Adjustable Rate Subsequent Mortgage Loans with an aggregate principal balance that exactly matches the Group I or Group II Pre-Funding Amount, respectively.

BOOK-ENTRY REGISTRATION OF OFFERED CERTIFICATES

     Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Offered Certificates in the secondary trading market because investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. Moreover, because transactions in the Offered Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner of such Offered Certificate to pledge its interest in a Offered Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear systems, or otherwise to take actions in respect of such Offered Certificate, may be limited due to lack of a physical certificate representing such Offered Certificate.

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ADDITIONAL FACTORS AFFECTING DELINQUENCIES, DEFAULTS AND LOSSES ON
MORTGAGE LOANS

     GEOGRAPHIC CONCENTRATION

     Approximately 23.35%, 6.20%, 5.40% and 5.38% of the Initial Fixed Rate
Mortgage Loans (by Aggregate Principal Balance of Initial Fixed Rate Mortgage
Loans), are secured by Mortgaged Properties located in California, Texas, Florida and Utah, respectively. Approximately 17.99%, 17.18%, 15.40% and 6.11% of the Initial Adjustable Rate Mortgage Loans (by Aggregate Principal Balance of
Initial Adjustable Rate Mortgage Loans) are secured by Mortgaged Properties located in California, Utah, Michigan and Colorado, respectively. Because of the relative geographic concentration of Initial Mortgage Loans within these States, delinquencies and losses on the Mortgage Loans may be higher than would be the case if the Initial Mortgage Loans were more geographically diversified. Adverse economic conditions in these States or geographic regions (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments of principal and interest for similar types of mortgage loans. In addition, with respect to the Mortgage Loans in these States, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In general, declines in one or more of the related residential real estate markets may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the outstanding Principal Balances of such Mortgage Loans, together with the outstanding principal amount of any senior lien mortgage loan on such Mortgaged Properties, will exceed the value of such Mortgaged Properties to an increasing degree. Accordingly, the actual rates of delinquencies, defaults, foreclosures and losses on such Mortgage Loans could be higher than those currently experienced in the home lending industry in general for similar types of mortgage loans.

     RISKS ASSOCIATED WITH BALLOON LOANS

     Approximately 32.47% of the Initial Fixed Rate Mortgage Loans (by Aggregate
Principal Balance of Initial Fixed Rate Mortgage Loans) and 0.14% of the Initial
Adjustable Rate Mortgage Loans (by Aggregate Principal Balance of Initial
Adjustable Rate Mortgage Loans) constitute "Balloon Loans." Balloon Loans are loans originated with a term to stated maturity that is shorter than the period on which the corresponding amortization schedule is based. As a result, upon the maturity of a Balloon Loan, the mortgagor will be required to make a "balloon payment" that will be significantly larger than the previous monthly payments due on such Balloon Loan. The ability of such mortgagor to repay a Balloon Loan at maturity frequently will depend on such mortgagor's ability refinance the mortgage loan. The ability of a mortgagor to refinance such a Mortgage Loan that is a Balloon Loan at maturity will depend on a number of factors, including the prevailing level of mortgage rates at the time, the value of related Mortgaged
Property, the mortgagor's equity in the Mortgaged Property, the financial condition of the mortgagor, and the tax laws and general economic conditions at the time.

     Although a low interest rate may facilitate the refinancing of a Balloon
Loan, the receipt and reinvestment of the proceeds in such an environment may produce a lower return than that previously received in respect of the related
Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Transferor, Life, the Servicer, the Depositor, the Trustee, the Certificate Insurer or any other entity will be obligated to provide funds to refinance any Balloon Loan.

     ACQUISITIONS FROM THIRD PARTIES

     Substantially all of the Mortgage Loans will have been either originated by or on behalf of Life or purchased and re-underwritten by Life in accordance with Life's "Liberator Program." A significant portion of the Mortgage Loans will have been acquired by Life through purchases from a network of correspondent lenders or through a portfolio acquisition program. See "The Mortgage Loans" herein. All of such Mortgage Loans will have been re-underwritten and reviewed for compliance with Life's underwriting guidelines. Life may have acquired certain Mortgage Loans that were originated by originators that, at the time of origination thereof, were not approved FHA lenders or approved Fannie Mae or Freddie Mac seller/servicers, and therefore did not have an internal quality control program substantially similar to the Fannie Mae or Freddie Mac required quality control programs with respect to the underwriting and origination of such Mortgage Loans. Such Mortgage Loans may be subject to a higher incidence of delinquency or default. As described herein, Life and the Transferor will make certain representations and warranties regarding each

                                      S-24



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Mortgage Loan and, in the event of a breach of any such representation or warranty that materially and adversely affects the Certificateholders or the Certificate Insurer, Life and the Transferor will be required either to cure such breach, repurchase the related Mortgage Loan or Mortgage Loans, or substitute one or more Qualified Substitute Loans therefor.

     LIMITED SERVICER DELINQUENCY ADVANCES

     In the event of a delinquency or a default with respect to a Mortgage Loan, the Servicer will be obliged to advance the related Monthly Payments with respect to such Mortgage Loan only to the extent that the Servicer determines in good faith that such advance would not be a Non-Recoverable Advance. If the Servicer is unable to make such advances, the amount of interest received on the Mortgage Loans during any Due Period may be less than the amount of interest distributable on the Certificates on the related Distribution Date. Such an occurrence could cause the Certificate Principal Balances of the Class A
Certificates to decrease at a slower rate relative to the applicable Pool
Principal Balance resulting in a reduction of the related Overcollateralization
Amount and, in some circumstances, an Insured Payment. In addition, the Servicer will make such reasonable and customary expense advances with respect to the Mortgage Loans as generally would be required in accordance with its servicing practices. See "Description of the Pooling and Servicing Agreements - Servicing" herein.

     DEPENDENCE ON SERVICER FOR SERVICING MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, the Servicer will perform the daily loan servicing functions for the Mortgage Loans that include, without limitation, the collection of payments on the Mortgage Loans, the remittance of funds from such collections for distribution to the holders of the Certificates, the bookkeeping and accounting for such collections, all other servicing activities relating to the Mortgage Loans, the preparation of the monthly servicing and remittance reports pursuant to the Pooling and Servicing Agreement and the maintenance of all records and files pertaining to such servicing activities. Upon the Servicer's failure to remedy an Event of Default under the Pooling and Servicing Agreement, the Certificate Insurer or a majority of the Certificateholders or the Trustee, in each case with the prior written consent of the Certificate Insurer, may remove the Servicer and appoint a successor
Servicer pursuant to the terms of the Pooling and Servicing Agreement. Absent such a replacement, the Certificateholders will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Trustee the funds from the payments of principal and interest received on the Mortgage Loans. The manner in which the Servicer, and each Subservicer, as applicable, performs its servicing obligations will affect the amount and timing of the principal and interest payments received on the Mortgage Loans. The principal and interest payments received on the Mortgage Loans (together with the limited advances to be made by the Servicer, any prepayment penalties collected and the proceeds of liquidation or repurchase of the Mortgage Loans) are the only sources of funds for the distributions due to the holders of the Certificates under the Pooling and Servicing Agreement. Accordingly, the holders of the Certificates will be dependent upon the Servicer to adequately and timely perform its servicing obligations and such performance will affect the amount and timing of distributions to the holders of the Certificates. See "Life Bank -
The Servicer" and "Delinquency and Loan Loss Experience" herein.

     LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION

     Since January 1996, the Servicer has substantially increased the volume of conventional mortgage loans that it has originated, purchased, sold and/or serviced and, thus, it has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of these conventional home loans, with respect to its entire portfolio of loans and in particular with respect to such increased volume.
Accordingly, it is possible that neither the delinquency experience and loan loss and liquidation experience set forth under "Life Bank Delinquency and Loan
Loss Experience" herein nor the prepayment scenarios set forth under "Prepayment and Yield Considerations" herein are likely to be indicative of the performance of the Mortgage Loans. Prospective investors should make their investment determination based on the Mortgage Loan underwriting criteria, the availability of the credit enhancement described herein, the characteristics of the Initial
Mortgage Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein or any rate of prepayments assumed herein.

                                      S-25



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     CERTAIN LEGAL CONSIDERATIONS

     The underwriting, origination, servicing and collection of the Mortgage
Loans are subject to a variety of State and Federal laws, public policies and principles of equity. Depending on the provisions thereof and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of the Servicer to collect all or part of the principal or interest or prepayment penalties on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest or prepayment penalty on any Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then distributions owed to the holders of the Certificates to the extent any related losses are not otherwise covered by amounts available from the credit enhancement provided for the Offered
Certificates may be delayed or unavailable entirely. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Transferor, such violations may impact materially (i) the financial ability of the Servicer to continue to act in such capacity or (ii) the ability of the Transferor or Life to repurchase or replace Defective Loans. See "Risk Factors -
Certain Federal Laws May Affect the Loans - Consumer Protection Laws May Affect
Collections" in the Prospectus. Life will be required to repurchase or replace any Mortgage Loan that did not comply with applicable State and Federal laws and regulations as of the Closing Date. See "Limitations on Repurchase or Replacement of Defective Mortgage Loans" below.

     NON-RECORDATION OF ASSIGNMENTS

     Subject to confirmation by the Rating Agencies and receipt by the Trustee and the Certificate Insurer of an opinion of counsel, with respect to the Mortgage Loans secured by Mortgage Properties located in certain states where
Life and the Depositor have been advised by counsel that recordation of assignments of mortgage is not necessary in order to perfect an interest in the related Mortgaged Properties, Life will not be required to record assignments of Mortgage to the Trustee of the Mortgage in the real property records of these states for such Mortgage Loans, but rather the Servicer will retain record title to such Mortgage Loans on behalf of the Trustee, the Certificate Insurer and the Certificateholders. Upon the occurrence of certain events, assignments of mortgage will be recorded at the expense of Life. See "Description of the Pooling and Servicing Agreement - Sale and Assignment of the Loans" herein.

     Although the recordation of the assignments of the Mortgage Loans in favor of the Trustee is not necessary to effect a transfer of the Mortgage Loans to the Trustee, if Life or the Transferor were to sell, assign, satisfy or discharge any Mortgage Loan prior to recording the related assignment in favor of the Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Trustee. In some states, in the absence of such recordation of the assignments of the Mortgage Loans, the transfer to the Trustee of the Mortgage Loans may not be effective against certain creditors or purchasers from Life or a receiver appointed with respect to Life. If such other parties, creditors or purchasers have rights to the Mortgage Loans that are superior to those of the Trustee, then the Certificateholders could lose the right to future payments of principal and interest from such Mortgage Loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Certificates.

     LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, each of the Transferor and Life has agreed to cure in all material respects any breach of its respective representations and warranties set forth in the Pooling and Servicing Agreement with respect to Defective Loans. If the Transferor or Life cannot cure such breach within a specified period of time, the Transferor or Life will be required to repurchase such Defective Loans from the Trust or substitute other loans for such Defective Loans. The repurchase of any Mortgage Loan (rather than the replacement thereof through substitution) will result in accelerated payments of principal distributions on the related Class A Certificates.

     No assurance can be given that, at any particular time, the Transferor or Life will be capable, financially or otherwise, of repurchasing or replacing any Defective Loans in the manner described above. If the Transferor or Life repurchases, or is obligated to repurchase, any defective mortgage loans from any other series of asset backed securities, its financial ability to repurchase any Defective Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor or Life and its home lending can occur that would adversely affect its financial ability to repurchase Defective Loans from the Trust, including, without limitation, the sale or other disposition of all or any significant portion of its assets. If the Transferor or Life is unable to repurchase or replace a Defective Loan, then the

                                      S-26



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Servicer, on behalf of the Trust, will utilize customary servicing practices to recover the maximum amount possible with respect to such Defective Loan, and any resulting loss will be borne by the holders of the Certificates to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Certificates. Life, in its capacity as seller of the Mortgage Loans to the Transferor, has agreed to be bound by the same requirements as the Transferor with respect to Defective Loans. See "Life
Bank" herein.

                                    THE TRUST

GENERAL

     The Trust will be formed pursuant to the Pooling and Servicing Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

     The Certificates in the aggregate represent the entire beneficial interest in the assets of the Trust. The Certificates will be delivered by the Trustee to the Depositor as consideration for the delivery of the Initial Mortgage Loans and the deposit of the Original Pre-Funding Amount (as defined below) pursuant to the Pooling and Servicing Agreement.

     On the Closing Date, the Trustee on behalf of the Trust will purchase
Initial Fixed Rate Mortgage Loans having an Aggregate Principal Balance of approximately $190,435,502 as of September 13, 1998 (the actual aggregate unpaid
Principal Balance (as 1of the Initial Cut-Off Date) of such Initial Fixed Rate
Mortgage Loans together with the Group I Pre-Funding Amount, the "Original Fixed
Rate Pool Principal Balance") from the Depositor pursuant to the Pooling and Servicing Agreement. On the Closing Date, the Trustee on behalf of the Trust will purchase Initial Adjustable Rate Mortgage Loans having an Aggregate
Principal Balance of approximately $130,416,580 as of the September 13, 1998
(the actual aggregate unpaid Principal Balance (as of the Initial Cut-Off Date) of such Initial Adjustable Rate Mortgage Loans together with the Group II
Pre-Funding Amount, the "Original Adjustable Rate Pool Principal Balance") from the Depositor pursuant to the Pooling and Servicing Agreement. On or prior to November 30, 1998, the Trustee on behalf of the Trust may purchase additional loans (the "Subsequent Mortgage Loans" and together with the Initial Mortgage
Loans, the "Mortgage Loans") having an aggregate unpaid Principal Balance of up to $44,334,498 of Fixed Rate Mortgage Loans and $34,813,420 of Adjustable Rate
Mortgage Loans (together, as adjusted pursuant to the immediately following sentence, the "Original Pre-Funding Amount"). The Original Pre-Funding Amount may be decreased or increased by an amount not in excess of $2,000,000 with respect to the Fixed Rate Pool if the actual aggregate Principal Balance of the Initial Fixed Rate Mortgage Loans is greater than or less than the Aggregate
Principal Balance of the Initial Fixed Rate Mortgage Loans expected as of
September 13, 1998 and an amount not in excess of $1,500,000 with respect to the Adjustable Rate Pool if the actual aggregate Principal Balance of the Initial
Adjustable Rate Mortgage Loans is greater or less than the Aggregate Principal
Balance of the Initial Adjustable Rate Mortgage Loans expected as of September
13, 1998.

     The assets of the Trust will consist primarily of the Mortgage Loans secured by the Mortgages. See "The Mortgage Loans" herein. The assets of the Trust will also include (i) all payments of prepayment penalties and principal received in respect of the Mortgage Loans after the related Cut-Off Date, all payments of interest and principal due in respect of the Mortgage Loans
(including prepaid monthly payments) from and after the Cut-Off Date, irrespective of when received, and all interest paid or received prior to the Cut-Off Date but relating to any period after the Cut-Off Date; (ii) amounts on deposit in the Collection Accounts, Certificate Accounts, Pre-Funding Accounts and Capitalized Interest Accounts; (iii) with respect to the Offered
Certificates only, the Policies; (iv) the Trustee's Mortgage Loan Files and the
Servicer's Mortgage Loan Files; (v) certain other rights related to the Mortgage
Loans as set forth in the Pooling and Servicing Agreement and (vi) all proceeds and certain other ancillary or incidental funds, rights and properties related to the foregoing.

     The Trust will include the unpaid Principal Balance of each Mortgage Loan as of its applicable Cut-Off Date (for any Mortgage Loan, the "Cut-Off Date
Principal Balance"). With respect to any date, the "Fixed Rate Pool Principal
Balance" will be equal to the aggregate of the Principal Balances of all Fixed
Rate Mortgage Loans as of the last day of the preceding Due Period plus the Group I Pre-Funding Amount. With respect to any date, the "Adjustable Rate Pool
Principal Balance" will be equal to the aggregate of the Principal Balances of all Adjustable Rate Mortgage Loans as

                                      S-27



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of the last day of the preceding Due Period plus the Group II Pre-Funding
Amount. The "Principal Balance" of a Mortgage Loan on any day is equal to the outstanding unpaid principal balance of the Mortgage Loan as of the close of business on the last day of the preceding Due Period (after giving effect to all payments received thereon and the allocation of any losses thereto); provided, however, that with respect to any Distribution Date, any Mortgage Loan that became a Liquidated Mortgage Loan during the preceding Due Period and any Mortgage Loan that was repurchased on the related Determination Date shall have a Principal Balance of zero.

     The Servicer will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement and will be compensated for such services as described under "Description of the Pooling and Servicing Agreement-- Servicing" herein.

                               THE MORTGAGE LOANS

GENERAL

     For a description of the underwriting criteria applicable to the Mortgage
Loans, see "Life Bank" herein. All of the Initial Mortgage Loans will be sold by Life to the Transferor and by the Transferor to the Depositor, whereupon the Depositor will sell such Mortgage Loans to the Trust pursuant to the Pooling and Servicing Agreement. All of the Subsequent Mortgage Loans will be sold by Life to the Transferor and by the Transferor to the Trust pursuant to a separate agreement (the " Subsequent Transfer Agreement"). The Trust will be entitled to all payments of prepayment penalties and principal received in respect of the Mortgage Loans after the related Cut-Off Date, all payments of interest and principal due in respect of the Mortgage Loans (including prepaid monthly payments) from and after the Cut-Off Date, irrespective of when received, and all interest paid or received prior to the Cut-Off Date but relating to any period after the Cut-Off Date.

     The following is a brief description of certain terms of the Initial
Mortgage Loans based on the Initial Mortgage Loans and each Pool as of the date of this Prospectus Supplement. Prior to the Closing Date, certain mortgage loans may be removed, and other comparable mortgage loans substituted therefor, from either Pool as described herein. As a result, the statistical information presented below regarding the Initial Mortgage Loans and the Pools may vary in certain limited respects from comparable information based on the actual composition of the Pools at the Closing Date. In addition, the Pools may vary from the description below and in "Annex A: Description of the Pools" hereto due to a number of factors, including prepayments. A schedule of the Initial
Mortgage Loans included in each Pool as of the Closing Date will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Certificates. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Pools as of the end of the Pre-Funding
Periods in a form comparable to the description of the Initial Mortgage Loans contained in "Annex A: Description of the Pools" will be filed with the Commission within 15 days after the expiration of the last expiring Pre-Funding
Period.

     None of the Mortgage Loans will be insured or guaranteed by any governmental agency or instrumentality, the Depositor, the Transferor, Life, the Servicer, the Certificate Insurer, the Trustee or any of their respective affiliates or any other person except as described herein. All of the Mortgage
Loans will be required to be covered by standard hazard insurance policies insuring against certain losses.

     The term "Aggregate Principal Balance" means the aggregate of the Principal
Balances of the Initial Mortgage Loans in the related Pool or Pools, as specified. The information expressed as a percentage of the Aggregate Principal
Balance may not total 100% due to rounding. For a more detailed description of certain characteristics of the Initial Mortgage Loans in tabular form, see
"Annex A: Description of the Pools" at the end of this Prospectus Supplement.

     Each Mortgage Loan in the Trust will be assigned to the Fixed Rate Pool or the Adjustable Rate Pool, based on whether such Mortgage Loan bears a fixed rate of interest or an adjustable rate of interest. The Initial Mortgage Loans are secured by first and second liens with respect to the related Mortgaged
Properties. The Group I Certificates represent primarily the right to receive certain distributions from amounts collected with respect to the Fixed Rate
Mortgage Loans. The Group II Certificates represent primarily the right to receive certain distributions from amounts collected with respect to the Adjustable Rate Mortgage Loans.

                                      S-28



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     All of the Mortgage Loans by Aggregate Principal Balance will have the interest due thereon computed on an actuarial basis. Approximately 56.05% of the
Mortgage Loans provide for the payment of a charge if the principal thereof is paid prior to its stated maturity date. Such charge will be available to the
Trust.

     As of the Closing Date, no more than 1.93% of the Initial Mortgage Loans will be 30 or more days past due.

FIXED RATE POOL

     As of September 13, 1998, the Aggregate Principal Balance of the Initial
Fixed Rate Mortgage Loans was approximately $190,435,502. Approximately 88.18% and 4.32% of the related Mortgaged Properties (by Aggregate Principal Balance of the Fixed Rate Pool) were single family residences and two-to-four family residences, respectively, and no more than 0.79 % of the Initial Fixed Rate
Mortgage Loans (by Aggregate Principal Balance of the Fixed Rate Pool) were secured by Mortgage Properties located in any single ZIP code.

     The Initial Fixed Rate Mortgage Loans consisted of 2,368 Initial Mortgage
Loans secured by mortgages or deeds of trust on Mortgaged Properties located in 47 States and the District of Columbia. Initial Fixed Rate Mortgage Loans representing 97.37% of the Aggregate Principal Balance of the Fixed Rate Pool are secured by first liens. Initial Fixed Rate Mortgage Loans representing 2.63% of the Aggregate Principal Balance of the Fixed Rate Pool are secured by second liens. The minimum, maximum and average Principal Balance of the Initial Fixed
Rate Mortgage Loans were approximately $10,233, $531,311 and approximately
$80,420, respectively. The weighted average remaining term to stated maturity of the Initial Fixed Rate Mortgage Loans is approximately 261 months. The weighted average number of months that have elapsed since origination of the Initial
Fixed Rate Mortgage Loans is approximately 4 months. The Initial Fixed Rate
Mortgage Loans have original terms to stated maturity of up to 361 months. The minimum, maximum and weighted average Loan-to-Value Ratios of the Initial Fixed
Rate Mortgage Loans at origination were 9.69%, 97.00% and 77.22%, respectively.
Approximately 661 Initial Fixed Rate Mortgage Loans representing approximately
33.87% of the Aggregate Principal Balance of the Initial Fixed Rate Mortgage loans had a Loan-to-Value Ratio of greater than 80.00%.

     The interest rates (each, a "Mortgage Interest Rate") borne by the Initial
Fixed Rate Mortgage Loans as of September 13, 1998 ranged from approximately
6.400% per annum to 16.250% per annum. As of September 13, 1998, the weighted average Mortgage Interest Rate of the Initial Fixed Rate Mortgage Loans was approximately 9.718% per annum.

     Based on the Aggregate Principal Balance of the Initial Fixed Rate Mortgage
Loans as of September 13, 1998, approximately 67.53% of the Initial Fixed Rate
Mortgage Loans provide for the payment of interest and principal at a level basis to fully amortize such Mortgage Loan over its stated term. The remaining approximately 32.47% of the Initial Fixed Rate Mortgage Loans are Balloon Loans, which provide for regular monthly payments of principal and interest computed on the basis of an amortized term that is longer than the related term to stated maturity, with a "balloon" payment due at stated maturity that will be significantly larger than the monthly payments.

ADJUSTABLE RATE POOL

     As of September 13, 1998, the Aggregate Principal Balance of the Initial
Adjustable Rate Mortgage Loans was approximately $130,416,580. Approximately
84.26% and 5.01% of the related Mortgage Properties (by Aggregate Principal
Balance of the Initial Adjustable Rate Mortgage Loans) were single family residences and two-to-four-family residences, respectively, and no more than 1.02% of the Initial Adjustable Rate Mortgage Loans (by Aggregate Principal
Balance of the Initial Adjustable Rate Mortgage Loans) were secured by Mortgage
Properties located in any single ZIP code.

     The Initial Adjustable Rate Mortgage Loans consisted of 1,078 Initial
Mortgage Loans secured by mortgages or deeds of trust on Mortgaged Properties located in 47 States and the District of Columbia. Initial Adjustable Rate
Mortgage Loans representing 100% of the Aggregate Principal Balance of the
Initial Adjustable Rate Mortgage Loan Principal Balance are secured by first liens. The minimum, maximum and average Principal Balance of the Initial
Adjustable Rate Mortgage Loans were approximately $11,382, $829,873 and
$120,980, respectively. The weighted average remaining term to stated maturity of the Initial Adjustable Rate Mortgage Loans is approximately 354 months. The weighted average number of months that have elapsed since origination of the Initial Adjustable Rate Mortgage

                                      S-29



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



Loans was approximately 6 months. The Initial Adjustable Rate Mortgage Loans had original terms to stated maturity of up to 360 months.

     The original weighted average Loan-to-Value Ratio of the Initial Adjustable
Rate Mortgage Loans was approximately 78.76%. The minimum, maximum and weighted average Loan-to-Value Ratios at origination of any Initial Adjustable Rate
Mortgage Loan were 21.78%, 95.03% and 78.76%, respectively. Approximately 371
Initial Adjustable Rate Mortgage Loans representing approximately 36.97% of the
Aggregate Principal Balance of the Adjustable Rate Pool had a Loan-to-Value
Ratio of greater than 80.00%.

     The Initial Adjustable Rate Mortgage Loans bear interest rates that, after a period of approximately one year, two years, three years or five years following the related date of origination, adjust based on (i) six-month LIBOR based on quotations of major banks as published in The Wall Street Journal (ii) the one-year CMT index or (iii) the 11th District Cost of Funds Index.
Approximately 40.51%, 40.29%, 18.51%, and 0.69% of the Initial Adjustable Rate
Mortgage Loans (by Aggregate Principal Balance of the Initial Rate Mortgage
Loans), respectively, have Initial Mortgage Interest Rates that will remain fixed for one year or less, two years, three years or five years or more from the date of the Mortgage Loan Origination before initial adjustment. As of September 13, 1998, the weighted average remaining period to the next interest rate adjustment date for the Initial Adjustable Rate Mortgage Loans was approximately 16 months.

     Each Initial Adjustable Rate Mortgage Loan that has its interest rate adjusted on the basis of six-month LIBOR has a semi-annual rate adjustment cap of 1.00% to 3.00% above the then current interest rate for such Mortgage Loan.
In addition, each Initial Adjustable Rate Mortgage Loan that has an initial rate adjustment date that is approximately one year, two years or five years from its date of origination has or will have an initial rate adjustment cap of 1.00% to 6.00% above the related initial Mortgage Interest Rate. Each Initial Adjustable
Rate Mortgage Loan that has its interest rate adjusted on the basis of the one-year CMT index has an annual rate adjustment cap of 1.00% to2.00% above the then current Mortgage Interest Rate and an initial rate adjustment cap of 2.00% to 6.00% above the related initial Mortgage Interest Rate. Each Initial
Adjustable Rate Mortgage Loan that has its interest rate adjusted on the basis of the 11th District Cost of Funds Index has an annual rate adjustment cap of 1.00% above the then current Mortgage Interest Rate and an initial rate adjustment cap of 3.00% above the related initial Mortgage Interest Rate . The
Initial Adjustable Rate Mortgage Loans have a weighted average initial periodic rate adjustment cap as of September 13, 1998 equal to approximately 2.366%. The
Initial Adjustable Rate Mortgage Loans had a weighted average gross margin as of September 13, 1998 of approximately 5.641%. The initial gross margin for the Initial Adjustable Rate Mortgage Loans ranged from approximately 1.000% to
11.250%. The interest rates borne by the Initial Adjustable Rate Mortgage Loans as of September 13, 1998 ranged from approximately 6.750% per annum to approximately 14.750% per annum. As of September 13, 1998, the maximum rates at which interest may accrue on the Initial Adjustable Rate Mortgage Loans (the
"Maximum Rates") ranged from 10.875% per annum to 26.200% per annum. The Initial
Adjustable Rate Mortgage Loans had a weighted average Maximum Rate as of September 13, 1998 of approximately 15.730% per annum. As of September 13, 1998, the minimum rates at which interest may accrue on the Initial Adjustable Rate
Mortgage Loans after their respective first interest adjustment dates (the
"Minimum Rates") ranged from approximately 2.750% per annum to approximately
14.740% per annum. As of September 13, 1998, the weighted average Minimum Rate was approximately 9.026% per annum.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Pooling and Servicing Agreement permits the Trust to purchase from the Transferor, subsequent to the Closing Date and on or prior to November 30, 1998, Subsequent Fixed Rate Mortgage Loans in an amount not to exceed $44,334,498 in aggregate Principal Balance for inclusion in the Fixed Rate Pool or Subsequent
Adjustable Rate Mortgage Loans in an amount not to exceed $34,813,420 for inclusion in the Adjustable Rate Pool. Accordingly, the statistical characteristics of the Mortgage Loans after giving effect to the acquisition of any Subsequent Mortgage Loans will likely differ from the information specified above and in "Annex A: Description of the Pools" hereto (which is based exclusively on the Initial Mortgage Loans as of September 13, 1998). The date on which the Trust acquires the Subsequent Mortgage Loans are referred to herein as "Subsequent Transfer Dates." Any Subsequent Mortgage Loans conveyed to the Trust will be subject to the approval of the Certificate Insurer and must satisfy criteria established by the Rating Agencies and the Certificate Insurer and are not expected to cause the characteristics of the Mortgage Loans to vary materially in the aggregate from the characteristics of the Initial Mortgage
Loans. Following the end of the related Pre-Funding Period, the Certificate
Insurer has the right, as provided in the Pooling and Servicing Agreement, to adjust the related Overcollateralization Target Amount.

                                      S-30



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                           LIFE FINANCIAL CORPORATION

     Life Financial Corporation was organized in 1997 by Life as a unitary thrift holding company under the laws of the state of Delaware. The Company's primary purpose is to own all of the capital stock of Life. The Company entered into a definitive agreement of merger with Life Financial Acquisition, Inc., a subsidiary of FIRSTPLUS Financial Group, Inc. as of March 11, 1998. The merger is subject to shareholder and regulatory approval. The Company does not expect the merger to be finalized prior to the fourth quarter of 1998. Life Financial
Corporation is expected to maintain its existence and continue its operations following the merger. At June 30, 1998, Life Financial Corporation had total assets of $472.4 million, total liabilities of $412.7 million and total equity of $59.7 million.

     The Transferor is a special purpose subsidiary of Life Financial
Corporation.

                                    LIFE BANK

GENERAL

     The business entity now known as Life Bank ("Life") was originally chartered under the name Life Savings and Loan Association as a stock savings and loan association under the laws of the State of California in 1983 and changed its name to Life Savings Bank, Federal Savings Bank and became a federally chartered stock savings bank in 1991. It subsequently changed its name to Life Bank in July of 1997. Life conducts its business from its home office in Riverside, California, and loan centers in Jacksonville, Florida, Denver,
Colorado, Boston, Massachusetts and San Jose, California.

     Life reorganized its lending operations in 1994, changing strategies from a lending strategy that emphasized traditional mortgage loan banking operations and traditional portfolio lending to a financial services operation strategy that focuses on the origination and purchase primarily for sale of its Portfolio
Series loans, Liberator Series loans (as described below) and commercial and multifamily loans. In addition, Life has hired management and other personnel experienced in the types of lending in which Life now engages. To date, Life has originated Portfolio Series and Liberator Series loans primarily through its nationwide network of correspondents, other third party originators and mortgage loan brokers.

     Life's headquarters are located at 10540 Magnolia Avenue, Suite B,
Riverside, California 92505 and its telephone number is (888) 388-5433. Life's servicing office is located at 10540 Magnolia Avenue, Suite C, Riverside,
California 92505 and its telephone number is (909) 280-4100. Life originates, purchases, sells, securitizes and services primarily non-conventional mortgage loans principally secured by first and second mortgages on one- to four-family residences. Life makes Liberator Series loans, which are for the purchase or refinance of residential real property by sub-prime borrowers, and Portfolio
Series loans, which are debt consolidation loans for agency-qualified borrowers with loan-to-value ratios generally up to 125%.

     In recent years, Life has focused on both Liberator Series loans and Portfolio Series loans. While Life currently is emphasizing the origination of Liberator Series loans, it intends to originate both types of loans as demand permits.

     Life purchases and originates mortgage loans and other real estate secured loans primarily through a network of originators on a nationwide basis. In addition, Life has begun to open low-cost retail lending offices. Except for a limited number of loans specifically originated for retention in Life Bank's portfolio as loans held for investment, loans originated or purchased since 1994 through Life's regional lending centers generally are originated for sale in the secondary mortgage market and, since the fourth quarter of 1996, in four asset securitizations having an aggregate outstanding principal balance as of June 30, 1998 of $455.2 million with servicing retained by Life.

     Adjustable-Rate Mortgages. Life's adjustable rate mortgage ("ARM") products consist solely of first lien mortgages. The repayment and amortization terms on first lien ARMs are up to 360 months. Interest rates adjust generally every six or twelve months, and are tied to six-month LIBOR or to the one-year CMT index, or to the 11th District Cost of Funds Index. The periodic rate caps vary between 1% and 3% on each rate change date. All ARM products are assumable, subject to new borrower qualification, assumption agreements and fees. The lifetime rate cap on ARMS is 6% to 7% above the initial rate. None of the ARM products permit negative amortization. There are no fixed-rate conversion options on any of the ARM products. Certain ARM loans may impose prepayment penalties.

                                      S-31



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     Origination and Purchase of Loans. Loans are originated both through Life's wholesale network of originators and on a retail basis through Life's Retail
Lending Division. Life also has made bulk purchases of loans from time to time.
From its present locations, Life is able to originate or purchase its core products in the District of Columbia and nearly all 50 states with the exception of Alaska.

     Management personnel staffing a regional lending center are trained in Life's Riverside office. For a period of six to twelve months after the establishment of a regional lending center all loans originated through that office are underwritten by staff at the Riverside office to assure quality control. In addition, the quality control department and Life's internal auditor regularly visits the regional lending centers for quality control purposes.

     Liberator Series. Liberator Series loans are loans for the purchase or refinance of one- to four-family residential real property by sub-prime borrowers and loans that otherwise may not conform to Freddie Mac or Fannie Mae guidelines ("Conforming Loans"). Loans to sub-prime borrowers are perceived by management as being advantageous to Life because they generally have higher interest rates and origination and servicing fees and generally lower loan-to-value ratios than Conforming Loans. In addition, management believes
Life has the resources to adequately service loans acquired pursuant to this program as well as the experience to resolve loans that become non-performing.
Life has established specific underwriting policies and procedures, invested in facilities and systems and developed correspondent relationships with originators throughout the country enabling it to develop its niche as an originator and purchaser of one- to four-family residential loans to sub-prime borrowers. Since the beginning of 1997, Life has widely advertised its "NINA" loan product, which is a lower loan-to-value loan product within the Liberator
Series loan portfolio. Life intends to continue to expand the volume of Liberator Series loans which it originates to market areas throughout the country to sub-prime borrowers who meet its niche lending criteria. Loans to sub-prime borrowers may present a higher level of risk of default than conforming loans because of the increased potential for default by borrowers who may have had previous credit problems or who do not have an adequate credit history. Loans to sub- prime borrowers may also involve additional liquidity risks, as these loans generally have a more limited secondary market than conventional loans. The actual rates of delinquencies, foreclosures and losses on loans to sub-prime borrowers could be higher under adverse economic conditions than those currently experienced in the mortgage lending industry in general. While Life believes that the underwriting procedures and appraisal processes it employs enable it to somewhat mitigate the higher risks inherent in loans made to these borrowers, no assurance can be given that such procedures or processes will afford adequate protection against such risks.

     Use and Qualifications of Originators. Life purchases loans from select originators throughout the country. Such originators must be approved by Life prior to submitting loans to Life. Pursuant to Life's approval process, each originator generally is required to have a specified minimum level of experience in originating non-conforming loans, and to provide representations, warranties, and buy-back provisions to Life.

     Life provides clear and concise criteria regarding its well-defined core products to originators with whom it may do business. If, following a period of training and relationship building, originators fail to present a high level of loans meeting Life's underwriting criteria, Life will cease to do business with them. As a result, Life has developed, since 1994, a core group of originators who form its nationwide network of originators.

     Life purchases substantially all loans on an individual basis from qualified originators. No single originator accounted for more than 3.1% of the loans originated by Life for the year ended December 31, 1997. It is Life's general policy to limit the percentage loans closed by any single originator to approximately 5.0% of loans closed in any given period.

                                      S-32



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UNDERWRITING

     The underwriting and quality control functions are managed through Life's administrative offices in Riverside, California. Life believes that its underwriting process begins with the experience of its staff, the education of its network of originators, the quality of its correspondent relationships and its loan approval procedures. As an integral part of its lending operation, Life ensures that its underwriters assess each loan application and subject each property against Life's underwriting guidelines.

     Personnel in Life's regional lending centers review in its entirety each loan application submitted by Life's originators or, occasionally, through bulk purchases for approval. Life conducts its own underwriting review of each loan, including those loans originated for or purchased by it from its originators.
Loan files are reviewed for completeness, accuracy and compliance with Life's underwriting criteria and applicable governmental regulations. This underwriting process is intended to assess both the prospective borrower's ability to repay the loan and the adequacy of the real property security as collateral for the loan granted, tailored to the general nature of the Portfolio Series and the Liberator Series loans, respectively. Based on the initial review, the personnel in the regional lending center will inform the originators of additional requirements that must be fulfilled to complete the loan file. Life strives to process each loan application received from its network of originators as quickly as possible in accordance with Life's loan application approval procedures. Accordingly, most loan applications receive decisions within 48 hours of receipt and generally are funded within one day following satisfaction of all conditions for approval of the loan, which is typically seven business days after the initial approval.

     Each prospective borrower is required to complete a mortgage loan application that may include (depending on the program requirement) information detailing the applicant's liabilities, income, credit history, employment history and personal information. Because most of the loan applications are presented through Life's network of originators, Life completes an additional credit report on all applications received. Such report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of default, bankruptcies, repossessions or judgments. This credit report is obtained through a sophisticated computer program that accesses what management believes to be the most reliable credit bureau in a particular zip code. Life analyzes the information and integrates it with its minimum credit risk score requirements.

     This application and review procedure is used by Life to analyze the applicant's creditworthiness (i.e., a determination of the applicant's ability to repay the loan). Creditworthiness is assessed by examination of a number of factors, including calculating a debt-to-income ratio, which is obtained by dividing a borrower's fixed monthly debt by the borrower's gross monthly income.
Fixed monthly debt generally includes (i) the monthly payment under any related senior mortgages, which will include calculations for insurance and real estate taxes, (ii) the monthly payment on the loan applied for and (iii) other installment debt, including, for revolving debt, the required monthly payment thereon, or, if no such payment is specified, 3% of the balance as the date of calculation. Fixed monthly debt may not include any debt (other than revolving credit debt) described above that matures less than 10 months of the date of calculation.

     Prior to funding a loan, several procedures are used to verify the information that is obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage may be verified by calling the senior mortgage lender. If the senior mortgage lender cannot be reached by telephone to verify this information, the originators may rely upon information provided by the applicant, such as a recent statement from the senior lender and verification of payment, such as canceled checks, or upon information provided by national credit bureaus. In order to verify an applicant's employment status, the originators may obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or may telephone the applicant's employer or obtain written verification from the employer. As in the case of the senior mortgage lender verification procedures, if the employer will not verify employment history over the telephone, Life or other originators may rely solely on other information provided by the applicant. Life does offer NINA loans at reduced loan-to-value ratios in lieu of documenting cash flow and/or assets of the borrower. See "- General - Liberator Series" for further information on NINA loans.

     For Liberator Series mortgage loans, debt to income ratios may vary depending upon a number of other factors used to ascertain the creditworthiness of the borrower.

                                      S-33




     Appraisal. All mortgaged properties relating to mortgage loans where collateral assessment is an integral part of the evaluation process are appraised by state licensed or certified appraisers. All of the appraisals are either performed or reviewed by appraisers or appraised by firms approved by Life's senior management. These appraisers are screened and actively reviewed on a regular basis. Each appraiser must have a minimum of $1.0 million of errors and omissions insurance. All appraisers are required to assess the valuation of the property pursuant to U.S. Government Property Analysis guidelines and conduct an economic analysis of the geographic region in which the property is located. Once a loan application is complete, the file is reviewed to determine whether the property securing the loan should undergo a desk or field review. This determination is made based on the loan-to-value ratio of the underlying property and the type of loan or loan program. If after the initial desk review, the underwriter requires additional information with regard to the appraised value of the property, a field review also may be conducted. Life requires the appraiser to address neighborhood conditions, site and zoning status and the condition and valuation of improvements. Following each appraisal, the appraiser prepares a report that (when appropriate) includes a reproduction cost analysis based on the current cost of constructing a similar building and a market value analysis based on the recent sales of comparable homes in the area. Title insurance policies are required on all first mortgage liens and second liens $100,000 and over, with a limited judgment lien report required on all second lien loans under $100,000.

     For Liberator Series loans, because of the sub-prime creditworthiness of the borrowers, the evaluation of the value of the property securing the loans and the ratio of loans secured by such property to its value become of greater importance in the underwriting process. The specific procedures and criteria utilized in the appraisal process range from desk review, a field review and a second appraisal, depending on the size of the loan and its loan-to-value ratio.

     Qualified property inspection firms also are utilized for annual property inspections on all properties 45 days or more delinquent. Property inspections are intended to provide updated information concerning occupancy, maintenance and changes in market conditions.

     Loan Approval Procedures and Authority. Life's Board of Directors establishes the lending policies of Life and delegates authority and responsibility for loan approvals to the loan committee of Life (the "Life Loan Committee") and specified officers of Life. All real estate loans must be approved by a quorum of the designated committee or by the designated individual or individuals.

     All loans underwritten by Life require the approval and signature of two underwriters. Where there are exceptions to Life's underwriting criteria, the loan must be unanimously approved by the underwriter, supervisory underwriter and a senior vice president of Life, or if not unanimously approved, by Life's President and Chief Executive Officer. It has been Life Bank's policy to adhere strictly to its underwriting standards with few exceptions.

     Life will not make a combined-total of loans to a single borrower that is in excess of regulatory limits. Pursuant to Office of Thrift Supervision regulations, loans to one borrower cannot exceed Life's "one borrower" limit of approximately $3.6 million.

THE SERVICER

     Life, in its capacity as Servicer of the Mortgage Loans under the Pooling and Servicing Agreement, will be required to service the Mortgage Loans with the same degree of skill and care it exercises with respect to all comparable loans and assets that it services for its own account. See "Description of the Pooling and Servicing Agreement--Servicing" herein.

     Through December 31, 1993, Life's loan servicing portfolio consisted solely of loans originated directly by Life and retained for investment or sold, primarily as participations, to others. Commencing in January of 1994 through June of 1995, Life purchased mortgage servicing rights on Federal Home Loan Mortgage Corporation ("Freddie Mac") loans in order to expand the size of its loan servicing department and to further develop its loan servicing capabilities. The entire Freddie Mac servicing portfolio was resold in December 1995. Effective July 1, 1995, with the adoption of SFAS No. 122, which required Life to capitalize the value of originated mortgage servicing rights, Life began to retain substantially all servicing rights on loans sold. In addition, Life intends to retain the servicing rights to the loans it securitizes. The pooling and servicing agreements related to the securitizations completed to date contain provisions with respect to the maximum permitted loan delinquency rates and loan default rates which, if exceeded, would allow the termination of Life's right to service the related loans. Life is not in default of any of its covenants in its prior securitization documents nor have any such maximum delinquency and default rates been exceeded. Servicing rights were $8.5 million at December 31, 1997. At December 31, 1997, Life serviced $832.4 million of loans, of which $536.7 million were serviced for others. There can be no assurance that Life's estimates used to determine the fair value of mortgage servicing rights will remain appropriate for the life of the loans sold or the securitizations. If actual loan prepayments or delinquencies exceed Life's estimates, the carrying value of Life's mortgage servicing rights may have to be written down through a charge against earnings. Life cannot write up such assets to reflect slower than expected prepayments, although slower prepayments may increase future earnings as Life will receive such flows in excess of those anticipated. Fluctuations in interest rates also may result in a write-down of Life's mortgage servicing rights in subsequent periods. During 1997, Life recorded a write-down of $1.3 million on mortgage servicing rights as a result of higher than anticipated prepayment speeds on adjustable rate mortgage loans.

     Life's loan servicing activities generally include (i) the collection and remittance of mortgage loan payments, (ii) accounting for principal and interest and other collections and expenses, (iii) holding and disbursing escrow or impounding funds for real estate taxes and insurance premiums, (iv) inspecting properties when appropriate, (v) contacting delinquent borrowers, and (vi) acting as fiduciary in foreclosing and disposing of collateral properties. Life receives a servicing fee for performing these services for others.

     Regulation and practices in the United States regarding the liquidation of properties (e.g., foreclosure) and the rights of the mortgagor in default vary greatly from state to state. Loans originated or purchased by Life are secured by mortgages, deeds of trust, trust deeds, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Depending on local law, foreclosure is effected by judicial action and/or non-judicial sale, and is subject to various notice and filing requirements. If foreclosure is effected by judicial action, the foreclosure proceedings may take several months.

     In general, the borrower, or any person having a junior encumbrance on the real estate, may cure a monetary default by paying entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation during a statutorily prescribed reinstatement period. The amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender generally is controlled by state law.

     There are a number of restrictions that may limit Life's ability to foreclose on a property. A lender may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to each senior mortgage, in which case the junior lender or purchaser at such a foreclosure sale will take title to the property subject to the lien securing the amount due on the senior mortgage. Moreover, if a borrower has filed for bankruptcy protection, a lender may be stayed from exercising its foreclosure rights. Also, certain states provide a homestead exemption that may restrict the ability of a lender to foreclose on residential property.

DELINQUENCY AND LOAN LOSS EXPERIENCE

     The following tables set forth information relating to the delinquency and loan loss experience on the mortgage loans included in the Servicer's servicing portfolio for the periods shown. The delinquency and loan loss experience represents the historical experience of the Servicer, and there can be no assurance that the future experience on the Mortgage Loans in the Trust will be the same as, or more favorable than, that of the total mortgage loans in the Servicer's servicing portfolio. See "Risk Factors - Additional Factors Affecting Delinquencies, Defaults and Losses on Mortgage Loans - Limited Historical Delinquency, Loss and Prepayment Information" herein.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                         At June 30, 1998                      At December 31, 1997                   At December 31, 1996

                       % of      Amount    % of                % of      Amount    % of               % of      Amount    % of
Delinquency            Loans     Serviced  Amount              Loans     Serviced  Amount             Loans     Serviced  Amount
Status (1)             Serviced            Serviced            Serviced            Serviced           Serviced            Serviced

30 to 59               .50%      $7,889    .71%                .70%      8,831     1.02%              .26%      $860      .36%

60 to 89               .30        2,693    .27                 .19       2,785     .34                 --        --        --

90 + (2)               .33        4,321    .39                 .27       3,590     .43                .08        143      .06

Bankruptcy             .57        6,619    .60                 .32       3,647     .44                .24        778      .33

Foreclosure            .47       10,881    .98                 .29       6,353     .7                1.48      6,279     2.64

REO (3)                .14        4,037    .36                 .18       3,509     .43                .24      1,197      .50
-----------------------------------------------------------------------------------------------------------------------------------

Total                 2.31%     $36,440   3.31%               1.95%    $28,715    3.43%              2.30%    $9,257    3.89%

(1) The past due period is based on the actual number of days that a payment is contractually past due. A loan as to which a monthly payment was due 60-89 days prior to the reporting period is considered 60-89 days past due, etc.

(2) Statistic for 90+ delinquencies does not include loans in bankruptcy or foreclosure.

(3) An "REO Property" is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure.



                            TOTAL SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                  At Or For The                At Or For The           At Or For The
                                                    Year Ended                  Year Ended            Six Months Ended
                                                 December 31, 1996           December 31, 1997         June 30, 1998

Servicing portfolio at period end                       $237,958                     $832,393             $1,114,561

Average outstanding (1)                                 $218,166                     $494,876             $1,027,882

Number of loans outstanding                                3,781                       19,359                 25,693

                             SERVICING PORTFOLIO AND
                           LOAN CHARGE-OFF EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                      At Or For The                 At Or For The         At Or For The
                                                        Year Ended                    Year Ended            Six Months
                                                     December 31, 1996            December 31, 1997       June 30, 1998
Servicing portfolio at period end                             $237,958                     $832,393           $1,114,561

Average outstanding servicing
portfolio                                                     $218,166                     $494,876           $1,027,882

Loan charge-offs                                                   734                        1,741                6,374

Loan recoveries                                                    219                           40                  100

Net loan charge-offs                                               515                        1,701                6,274

Net loan charge-offs as a
percentage of the average
outstanding servicing portfolio (2)                               .24%                         .34%                 .61%

Net loan charge-offs as a
percentage of the portfolio at
period end (2)                                                    .22%                         .20%                 .56%

------------------------------
(1) "Average outstanding" presented is the arithmetic average of the end of month principal balances of the loans in Life's servicing portfolio outstanding at the close of business for each period.

(2)  Percentages presented are for the Servicer's servicing portfolio.

     While the above delinquency and foreclosure and loan charge-off experience reflect the Servicer's historical experiences at the dates and for the periods indicated, there can be no assurance that the delinquency and foreclosure and loan charge-off experience of the Loans will be similar. See "Risk Factors - Additional Factors Affecting Delinquencies, Defaults and Losses on Mortgage Loans - Limited Historical Delinquency, Loss and Prepayment Information." Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust or used as a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the tables are based on all of the loans in the Servicer's servicing portfolio. The Mortgage Loans are likely to have characteristics which distinguish them from the majority of the loans in the Servicer's servicing portfolio.

                        DESCRIPTION OF CREDIT ENHANCEMENT

     Credit enhancement with respect to the Offered Certificates will be provided by the Overcollateralization Amount, which results from the limited acceleration of the principal amortization of the Offered Certificates relative to the amortization of the Mortgage Loans by the application of Excess Spread, as described herein and (ii) the Policies.

OVERCOLLATERALIZATION

     As of any Distribution Date, the "Overcollateralization Amount" with respect to the Group I or the Group II Certificates, as applicable, will equal the excess of (i) the related Pool Principal Balance as of the end of the immediately preceding Due Period over (ii) the aggregate Certificate Principal Balance of the related Class A Certificates on such Distribution Date (after taking into account the related Principal Distribution Amount, other than the Overcollateralization Increase Amount, on such Distribution Date). On the Closing Date, the Overcollateralization Amount with respect to the Group I Certificates and the Group II Certificates will equal zero. As a result of the application of the Group I or Group II Available Distribution Amount, as applicable, in reduction of the Certificate Principal Balances of the Group I or Group II Certificates, as applicable, the applicable Overcollateralization Amount is expected to increase over time; however, the Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required percentage level of overcollateralization with respect to each Pool may increase or decrease over time.

THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER

     The following information has been supplied by MBIA Insurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policies (the "Policies"), thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by Norwest Bank Minnesota, National Association, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Offered Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Policies do not cover shortfalls, if any, attributable to the liability of the Trust, the Trust Fund, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Policies do not cover, and Insured Payments do not include, any Prepayment Interest Shortfalls, any Relief Act Shortfalls, shortfalls due to the application of the Fixed Rate Net WAC Cap or the Class A-8 Net WAC Cap or any Class A-7 Available Funds Cap Carry-Forward Amount.

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Offered Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Offered Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Policies no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the related Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policies, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policies.

     As used in the Policies, the following terms shall have the following meanings:

     "Agreement" means the Pooling and Servicing Agreement dated as of August 31, 1998, among Morgan Stanley ABS Capital I Inc., as Depositor, Life Investment Holdings, Inc., as Transferor, Life Bank, in its individual capacity and as Servicer, and Norwest Bank Minnesota, National Association, as Trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Certificate Insurer.

     "Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Certificate Insurer is closed or (iii) a day on which banking institutions in New York, in California or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to be closed.

     "Deficiency Amount" means, with respect to the Group I Certificates or the Group II Certificates, as applicable, and any Distribution Date, the sum of (i) the excess if any, of (a) the Certificateholders' Interest Distributable Amount for the related Certificates over (b) the sum of (x) the related Available Distribution Amount (net of the related Trustee Fee and the related Certificate Insurance Premium) and (y) the Group I Cross-Over Amount (with respect to the Group II Certificates) or the Group II Cross-Over Amount (with respect to the Group I Certificates) and (ii) the Subordination Deficit with respect to the Group I Certificates or the Group II Certificates, as applicable (after giving effect to all distributions in reduction of principal on such Distribution
Date).

     "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policies, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "Owner" means each Holder (as defined in the Agreement) of an Offered Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Offered Certificates to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the Offered Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policies and not otherwise defined in the Policies shall have the respective meanings set forth in the Agreement as of the date of execution of the Policies, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Policies or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     THE POLICIES ARE BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     The insurance provided by the Policies is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policies are not cancelable for any reason. The premium on the Policies is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Offered Certificates.

     The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Certificate Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

     The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of June 30, 1998 and for the six-month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1998 are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                                SAP
                                                   ----------------------------------------------------------------
                                                        December 31, 1997                    June 30, 1998
                                                            (Audited)                         (Unaudited)
                                                   ---------------------------       ------------------------------
                                                                           (In Millions)
Admitted Assets..................................            $5,256                              $6,048
Liabilities......................................             3,496                               3,962
Capital and Surplus..............................             1,760                               2,086


                                                                               GAAP
                                                   ----------------------------------------------------------------
                                                        December 31, 1997                     June 30, 1998
                                                            (Audited)                          (Unaudited)
                                                   ---------------------------       ------------------------------
                                                                          (In Millions)
Assets...........................................            $5,988                              $6,794
Liabilities......................................             2,624                               2,977
Shareholder's Equity.............................             3,364                               3,817

     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policies and the Certificate Insurer set forth under the heading "Description of Credit Enhancement -- The Certificate Insurance Policies and the Certificate Insurer." Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

     Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of the Certificate Insurer "AAA."

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Certificate Insurer "AAA."

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Offered Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Offered Certificates. The Certificate Insurer does not guaranty the market price of the Offered Certificates nor does it guaranty that the ratings on the Offered Certificates will not be revised or withdrawn.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement. The following summaries describe certain terms of the Certificates and the Pooling and Servicing Agreement but do not purport to be complete and are subject to, and is qualified in their entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement.

     The Certificates will evidence undivided beneficial ownership interests in the Trust created pursuant to the Pooling and Servicing Agreement. The assets of the Trust will consist primarily of the Mortgage Loans. The assets of the Trust also will include (i) all payments of prepayment penalties and principal received in respect of the Mortgage Loans after the related Cut-Off Date, all payments of interest and principal due in respect of the Mortgage Loans (including prepaid monthly payments) from and after the Cut-Off Date, irrespective of when received, and all interest paid or received on the Mortgage Loans prior to the Cut-Off Date but relating to any period after the Cut-Off Date; (ii) amounts on deposit in the Collection Accounts, Certificate Accounts, Pre-Funding Accounts and Capitalized Interest Accounts; (iii) with respect to the Offered Certificates only, the Policies; (iv) the Trustee's Mortgage Loan Files and the Servicer's Mortgage Loan Files; (v) certain other rights related to the Mortgage Loans as set forth in the Pooling and Servicing Agreement; and
(vi) all proceeds and certain other ancillary or incidental funds, rights and properties related to the foregoing.

     Beneficial Owners' interests in each Class of Class A Certificates will be held in minimum denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof in book-entry form only except that one Certificate for each Class of Certificates may be issued in a lesser amount. Beneficial Owners' interests in each Class of Class IO Certificates will be held in minimum denominations of $1,000 Notional Amount and integral dollar multiples of $1,000 in excess thereof in book-entry form only except that one Certificate for each Class of Certificates may be issued in a lesser amount. Persons acquiring beneficial interests in the Offered Certificates will hold their interests through DTC, Cedel or Euroclear.

BOOK-ENTRY REGISTRATION

     The Offered Certificates initially will be issued in book-entry form (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Beneficial Owners") will hold their interests in the Offered Certificates through The Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the Certificate Principal Balance of each Class of Class A Certificates and the aggregate Notional Amount of each Class of IO Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customer's securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Cedel and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (Citibank and Chase, in such capacities, individually the "Relevant Depositary" and together the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Offered Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are permitted to exercise their rights only indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC. See "Description of the Certificates --Book-Entry Registration of Securities" in the Prospectus.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Beneficial Owners, or their nominees, rather than to DTC, only if (a) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Servicer or the Trustee

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
is unable to locate a qualified successor, (b) the Servicer at its sole option, elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement) Certificateholders representing beneficial interests aggregating at least a majority of the outstanding Certificates advise the Trustee and DTC through the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Distributions of principal of, and interest on, the Offered Certificates will thereafter be made by the Trustee in accordance with the procedures set forth in the Pooling and Servicing Agreement directly to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date specified for such Certificates.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures and those outlined in the Prospectus under "Description of the Certificates -- Book-Entry Registration of Securities," in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DISTRIBUTIONS ON THE CERTIFICATES

     For the definitions of certain of the defined terms used in the following subsections, See "--Related Definitions" below.

     On the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing on October 26, 1998 (each such date, a "Distribution Date"), the Trustee or its designee will distribute to the persons in whose names the Certificates are registered on the related Record Date the portion of the aggregate distribution to be made to each person as described below. The "Record Date" with respect to any Distribution Date shall be the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. Prior to the issuance of Definitive Certificates, distributions on the Book-Entry Certificates will be made to beneficial owners of interests therein only through DTC and its Participants. See " -- Book-Entry Registration" herein.

     DISTRIBUTIONS OF INTEREST. Interest on the Certificate Principal Balance or Notional Amount of each Class of Offered Certificates will (i) accrue thereon at the applicable Pass-Through Rate (which in the case of each of the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Pass-Through Rates is subject to a cap determined by reference to the weighted average of the net Mortgage Interest Rates on the related Mortgage Loans) , (ii) be reduced by a pro rata share of any Prepayment Interest Shortfalls or Relief Act Shortfalls with respect to Mortgage Loans in the related Pool, and (iii) be payable to the holders of such Class of Offered Certificates monthly on each Distribution Date, commencing on October 26, 1998. Interest on each Class of Offered Certificates other than the Class A-7 Certificates will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-7 Certificates will be calculated on the basis of a 360 day year and actual days elapsed.

     With respect to any Distribution Date, interest distributions on the Certificates will be made from the Group I Available Distribution Amount or Group II Available Distribution Amount, as applicable, net of the related Trustee Fees and the related Certificate Insurance Premium. Interest payments will be made to the Classes of Offered Certificates, pro rata, based on the amount of interest distributable in respect of each such Class calculated at the related Certificate Interest Rate. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on all Classes of Certificates on any Distribution Date. In such event, each affected Class will receive its ratable share (based upon the aggregate amount of interest due to such Class) of the remaining amount available to be distributed as interest after the payment of all interest due on each Class having a higher interest payment priority. In addition, any such interest deficiency will be carried forward as a Certificateholders' Interest Carry-Forward Amount for such Class and will be distributed to holders of each such Class of Certificates on subsequent Distribution

                                      S-43



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



Dates to the extent that sufficient funds are available. Any such interest deficiency could occur, for example, if delinquencies or losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month and amounts to cover such deficiency were not received or available under the related Policy.

     DISTRIBUTIONS OF PRINCIPAL. Principal distributions will be made to the holders of the Class A Certificates on each Distribution Date in an amount (the "Principal Distribution Amount") generally equal to the lesser of (i) the excess, if any, of the related Available Distribution Amount plus any related Insured Payment over the sum of the related Trustee Fees, the related Certificate Insurance Premium, aggregate Certificateholder's Interest Distributable Amount for the related Classes of Offered Certificates and any related Reimbursement Amount and (ii) the sum, without duplication, of:

          (a) the related Principal Remittance Amount plus the excess of the Principal Balance of any Mortgage Loan in the related Pool that became a Liquidated Mortgage Loan during the related Due Period over any related Net Liquidation Proceeds;

          (b) any amounts released from the related Pre-Funding Account following the end of the related Pre- Funding Period;

          (c)  the related Subordination Deficit;

          (d)  the related Overcollateralization Increase Amount; and

          (e) with respect to the termination of the Trust, the Termination Price, to the extent such amount relates to principal of the Fixed Rate Mortgage Loans or Adjustable Rate Mortgage Loans, as applicable.

PRIORITY OF DISTRIBUTIONS

     On each Distribution Date, the Trustee shall distribute for the Group I Certificates, from amounts on deposit in the Group I Certificate Account together with any Insured Payment with respect to the Group I Certificates and from any amounts on deposit in the Group II Certificate Account (to the extent of the Group II Cross-Over Amount): (i) to the Trustee, an amount equal to the Trustee Fee then due with respect to the Group I Certificates; (ii) to the Certificate Insurer, the Certificate Insurance Premium then due with respect to the Group I Certificates; (iii) concurrently to the holders of the Group I Certificates, the related Certificateholders' Interest Distributable Amount for the related Interest Period calculated at the related Pass-Through Rate, pro rata, based on the amount of interest distributable in respect of each such Class on such Distribution Date; (iv) to the extent of the Group I Principal Distribution Amount net of any Overcollateralization Increase Amount with respect to the Group I Certificates, first, to the holders of the Class A-6 Certificates, in reduction of the Certificate Principal Balance of the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution, if any, for such Distribution Date; and second, in sequential order, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates in reduction of the related Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof is reduced to zero;
(v) to the Certificate Insurer, amounts necessary to reimburse the Certificate Insurer for Reimbursement Amounts owed to it with respect to the Group I Certificates; (vi) to the holders of the Group II Certificates, or the Trustee or Certificate Insurer, as applicable, the Group I Cross-Over Amount; (vii) to the holders of the Group I Certificates then entitled to receive distributions of principal (as set forth in clause (iv) above), an amount equal to any Overcollateralization Increase Amount with respect to the Group I Certificates for such Distribution Date; (viii) to the holders of the Group II Certificates an amount equal to any Overcollateralization Deficiency Amount remaining with respect to the Group II Certificates after application of the Group II Available Distribution Amount on such Distribution Date; (ix) to the holders of the Class A-7 Certificates, any Class A-7 Available Funds Cap Carry-Forward Amount for such Distribution Date; (x) to the Servicer and/or the Trustee, reimbursement for certain permitted reimbursable amounts; and (xi) to the holders of the Residual Certificates, the Group I Available Distribution Amount remaining on such Distribution Date, if any.

     On each Distribution Date, the Trustee shall distribute for the Group II Certificates, from amounts on deposit in the Group II Certificate Account together with any Insured Payment with respect to the Group II Certificates and from amounts on deposit in the Group I Certificate Account (to the extent of Group I Cross-Over Amounts): (i) to the Trustee, an amount equal to the Trustee Fee then due with respect to the Group II Certificates; (ii) to the Certificate Insurer, the

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



Certificate Insurance Premium with respect to the Group II Certificates then due; (iii) concurrently to the holders of the Group II Certificates, the related Certificateholders' Interest Distributable Amount for the related Interest Period calculated at the related Pass-Through Rate, pro rata, based on the amount of interest distributable in respect of each such Class on such Distribution Date; (iv) to the extent of the Group II Principal Distribution Amount net of any Overcollateralization Increase Amount with respect to the Group II Certificates, first, to the holders of the Class A-8 Certificates, in reduction of the Certificate Principal Balance of the Class A-8 Certificates, an amount equal to the Class A-8 Lockout Distribution, if any, for such Distribution Date; and second, in sequential order, to the holders of the Class A-7 and Class A-8 Certificates in reduction of the related Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof is reduced to zero; (v) to the Certificate Insurer, amounts necessary to reimburse the Certificate Insurer for Reimbursement Amounts owed to it with respect to the Group II Certificates; (vi) to the holders of the Group I Certificates, or the Trustee or Certificate Insurer, as applicable, the Group II Cross-Over Amount; (vii) to the holders of the Group II Certificates then entitled to receive distribution of principal, an amount equal to any Overcollateralization Increase Amount with respect to the Group II Certificates for such Distribution Date; (viii) to the holders of the Group I Certificates an amount equal to any Overcollateralization Deficiency Amount remaining with respect to the Group I Certificates after application of the Group I Available Distribution Amount on such Distribution Date; (ix) to the holders of the Class A-7 Certificates, an amount equal to the Class A-7 Available Funds Cap Carry-Forward Amount for such Distribution Date; (x) to the Servicer and/or the Trustee, reimbursement for certain permitted reimbursable amounts; and (xi) to the holders of the Residual Certificates, the Group II Available Distribution Amount remaining on such Distribution Date, if any.

RELATED DEFINITIONS

     For purposes hereof, the following terms shall have the following meanings:

     "Business Day": Any day other than (i) a Saturday or Sunday, (ii) a day on which the Certificate Insurer is closed or (iii) a day on which banking institutions in New York, in California or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "Certificateholders' Interest Carry-Forward Amount": With respect to any Distribution Date and a particular Class of Certificates (other than the Residual Certificates), the excess of (i) the applicable Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding applicable Certificateholders' Interest Carry-Forward Amount for such preceding Distribution Date, over (ii) the amount in respect of interest that is actually distributed on such Certificates on such preceding Distribution Date.

     "Certificateholders' Interest Distributable Amount": With respect to any Distribution Date and a particular Class of Certificates (other than the Residual Certificates), the sum of the applicable Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carry-Forward Amount for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount": With respect to each Distribution Date and each Class of Offered Certificates, the aggregate amount of accrued interest for the related Interest Period calculated at the applicable Pass-Through Rate, on the (i) applicable aggregate Certificate Principal Balance of, or Notional Amount with respect to, such Class immediately preceding such Distribution Date and (ii) any Certificateholders' Interest Carry-Forward Amount for such Class remaining outstanding for such Distribution Date, as reduced by an amount equal to a pro rata portion of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by Compensating Interest and (b) the aggregate amount of any Relief Act Shortfall for such Distribution Date.

     "Class A-6 Lockout Distribution": With respect to each Distribution Date, an amount equal to the lesser of (i) the product of the applicable Class A-6 Lockout Percentage and the Class A-6 Pro Rata Distribution Amount for such Distribution Date and (ii) the Group I Principal Distribution Amount for such Distribution Date.

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     "Class A-6 Lockout Percentage": With respect to any Distribution Date is as follows:

                                                         Class A-6
         Distribution Date Occurring In              Lockout Percentage
         ------------------------------              ------------------
         October 1998 - September 2001                        0%
         October 2001 - September 2003                       45%
         October 2003 - September 2004                       80%
         October 2004 - September 2005                      100%
         October 2005 and thereafter                        300%

      "Class A-6 Pro Rata Distribution Amount": With respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates and the denominator of which is the aggregate of the Certificate Principal Balances of the Group I Certificates that are Class A Certificates, in each case immediately prior to such Distribution Date, and (ii) the Group I Principal Distribution Amount for such Distribution Date.

     "Class A-7 Available Funds Cap Carry-Forward Amount": As of any Distribution Date, an amount equal to (i) the excess, if any, of (a) the aggregate amount of interest due on the Class A-7 Certificates on each prior Distribution Date, calculated at the Class A-7 Formula Pass-Through Rate applicable to each such prior Distribution Date over (b) the aggregate amount of interest due on the Class A-7 Certificates on such Distribution Dates, calculated at the Class A-7 Pass-Through Rate applicable to each such Distribution Date for the related Class A-7 Certificates minus (ii) the aggregate of all amounts distributed to the Class A-7 Certificateholders in respect of interest on all prior Distribution Dates.

     "Class A-7 Formula Pass-Through Rate": As determined for the Class A-7 Certificates for any Distribution Date is the rate determined by adding (i) the Pass-Through Margin for such Certificates to (ii) LIBOR as calculated for such Distribution Date.

     "Class A-8 Lockout Distribution": With respect to each Distribution Date, an amount equal to the lesser of (i) the product of the applicable Class A-8 Lockout Percentage and the Class A-8 Pro Rata Distribution Amount for such Distribution Date and (ii) the Group II Principal Distribution Amount for such Distribution Date.

     "Class A-8 Lockout Percentage": With respect to each Distribution Date as follows:

                                                         Class A-8
         Distribution Date Occurring In              Lockout Percentage
         ------------------------------              ------------------
         October 1998 - June 2000                            0%
         July 2000 - September 2003                        500%
         October 2003 and thereafter                       100%

     "Class A-8 Pro Rata Distribution Amount": For each Distribution Date occurring prior to October 2003, an amount equal to the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-8 Certificates and the denominator of which is the aggregate of the Certificate Principal Balances of the Group II Certificates that are Class A Certificates, in each case immediately prior to such Distribution Date, and (ii) the Group II Principal Distribution Amount for such Distribution Date. For each Distribution Date occurring after September 2003, an amount equal to the Group II Principal Distribution Amount.

     "Excess Spread": means each of the Group I Excess Spread and the Group II Excess Spread.

     "Group I Excess Spread": is equal to the excess, if any, of the Group I Available Distribution Amount over the sum of the amounts required to be distributed pursuant to clauses (i) through (vi) set forth in the first paragraph under "-Priority of Distributions" above.

     "Group II Excess Spread": is equal to the excess, if any, of the Group II Available Distribution Amount over the sum of the amounts required to be distributed pursuant to clauses (i) through (vi) set forth in the second paragraph under "-- Priority of Distributions" above.

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     "Insurance Agreement": The Insurance Agreement dated as of August 31, 1998 among the Certificate Insurer, Life, the Servicer, the Transferor, the Depositor and the Trustee, as the same may be amended or supplemented in accordance with the provisions thereof pursuant to which the Policies are to be issued.

     "Insurance Proceeds": With respect to any Mortgage Loan, the proceeds paid to the Servicer by any insurer pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property (including any property acquired by the Trust by way of foreclosure or deed in lieu of foreclosure) or any other insurance policy that relates to a Mortgage Loan, other than proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with customary mortgage loan servicing procedures.

     "Interest Period": With respect to each Class of Certificates, other than the Class A-7 Certificates, for a given Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to the Class A-7 Certificates, for a given Distribution Date, the period from and including the Closing Date, in the case of the first Distribution Date, or the immediately preceding Distribution Date, as applicable, to but excluding the related Distribution Date.

     "LIBOR": The London interbank offered rate for one-month United States dollar deposits. LIBOR for each Interest Period shall be determined on the second business day preceding the first day of any Interest Period (each, a "LIBOR Determination Date"), on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on such page on the LIBOR Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by or under common control with the Depositor, the Transferor or Life.

         On Each LIBOR Determination Date, LIBOR will be established by the Trustee as follows:

                  (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

                  (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of
(x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

         The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-7 Certificates for the related Interest Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee.

     "Liquidated Mortgage Loan": A defaulted Mortgage Loan with respect to which the Servicer determines that all amounts which it expects to recover from or on account of such defaulted Mortgage Loan have been recovered.

     "London Business Day": Any day on which banks in the City of London, England are open and conducting transactions in United States dollars.

     "Net Liquidation Proceeds": As to any Liquidated Mortgage Loan, all amounts recovered in connection with the liquidation of such Mortgage Loan net of expenses associated with such liquidation and net of any unreimbursed Servicing Advances made by the Servicer. Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

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     "Overcollateralization Amount": As of any Distribution Date, with respect to the Group I Certificates or the Group II Certificates, as applicable, the excess of (i) the related Pool Principal Balance as of the end of the immediately preceding Due Period over (ii) the aggregate Certificate Principal Balance of the related Class A Certificates as of such Distribution Date (after taking into account the amount of the related Principal Distribution Amount, other than the Overcollateralization Increase Amount, distributed in respect of such Classes of Certificates on such Distribution Date).

     "Overcollateralization Deficiency Amount": With respect to each Pool and any date of determination, the excess, if any, of the related
Overcollateralization Target Amount over the related Overcollateralization
Amount.

     "Overcollateralization Increase Amount": With respect to each Group and as of any Distribution Date, an amount equal to the lesser of (i) the related Excess Spread and (ii) the related Overcollateralization Deficiency Amount.

     "Overcollateralization Target Amount": With respect to either Pool, as of any date of determination, the amount of overcollateralization then required to be maintained pursuant to the Pooling and Servicing Agreement.

     "Prepayment Interest Shortfall": With respect to any Due Period, an amount equal to the excess, if any, of (a) the aggregate of 30 days' interest on the outstanding Principal Balance of each Mortgage Loan for which a prepayment in full or in part was received at the related Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Relief Act), minus the rate at which the Servicing Fee is calculated, over
(b) the sum of (1) the amount of interest and any prepayment penalties actually remitted by the mortgagor in connection with such principal prepayments in full or in part minus the Servicing Fee for such Mortgage Loan in such month; and (2) any Compensating Interest.

     "Principal Remittance Amount": With respect to each Pool and as to any Distribution Date, the sum, without duplication, of: (i) all scheduled installments of principal (or Periodic Advances in lieu thereof) in respect of the related Mortgage Loans received during the related Due Period, together with all unscheduled payments of principal in respect of the related Mortgage Loans received by the Servicer during related Due Period; (ii) the Principal Balance of each related Mortgage Loan that was repurchased by the Transferor, Life or the Servicer; (iii) any Substitution Adjustments delivered by the Transferor on the related Determination Date in connection with a substitution of a related Mortgage Loan; and (iv) the Net Liquidation Proceeds collected by the Servicer of all related Mortgage Loans during the related Due Period (to the extent such Net Liquidation Proceeds related to principal).

     "Reimbursement Amount": With respect to the Group I Certificates and the Group II Certificates, the sum of (i) the amount of all Insured Payments and other payments made by the Certificate Insurer pursuant to the related Policy which have not been previously repaid, (ii) any other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement and with respect to such Certificates, and (iii) interest accrued on such amounts calculated at the Late Payment Rate (as defined in the Insurance Agreement).

     "Released Mortgaged Property Proceeds": With respect to any Mortgage Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which in either case are not released to the Mortgagor in accordance with applicable law and Accepted Servicing Procedures.

     "Startup Day":  September 24, 1998.

     "Subordination Deficit": For the Group I Certificates and the Group II Certificates and any Distribution Date, as applicable, the excess, if any, of
(i) the aggregate of the Certificate Principal Balances of the related Certificates, as applicable, on such Distribution Date, after taking into account the payment of the related Principal Distribution Amount on such Distribution Date (except for amounts payable under the Policies) over (ii) the related Pool Principal Balance as of the end of the related Due Period.

PRE-FUNDING ACCOUNT

     On the Closing Date, Group I Original Pre-Funding Amount will be deposited in the Group I Pre-Funding Account and used during the Group I Pre-Funding Period to acquire Subsequent Mortgage Loans. During the Group I Pre-

Funding Period, the amount on deposit in the Group I Pre-Funding Account (net of investment earnings thereon) (the "Group I Pre-Funding Amount") will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. The "Group I Pre-Funding Period" is the period commencing on the Closing Date and ending generally on the earliest to occur of (i) the date on which the amount on deposit in the Group I Pre-Funding Account (net of any investment earnings thereon) is less than $100,000, (ii) the occurrence of an Event of Default under the Pooling and Servicing Agreement and (iii) November 30, 1998. On the Distribution Date following the Due Period in which the termination of the Group I Pre-Funding Period occurs the Group I Pre-Funding Amount will be distributed to holders of the Group I Certificates then entitled to receive principal on such Distribution Date in reduction of the Certificate Principal Balances thereof, thus resulting in a partial prepayment of the related Certificates on such date.

     On the Closing Date the Group II Original Pre-Funding Amount will be deposited in the Group II Pre-Funding Account and used during the Group II Pre-Funding Period to acquire Subsequent Mortgage Loans. During the Group II Pre-Funding Period, the amount on deposit in the Group II Pre-Funding Account (net of investment earnings thereon) (the "Group II Pre-Funding Amount") will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. The "Group II Pre-Funding Period" is the period commencing on the Closing Date and ending generally on the earliest to occur of (i) the date on which the amount on deposit in the Group II Pre-Funding Account (net of any investment earnings thereon) is less than $100,000, (ii) the occurrence of an Event of Default under the Pooling and Servicing Agreement and (iii) November 30, 1998. On the Distribution Date following the Due Period in which the termination of the Group II Pre-Funding Period occurs, the Group II Pre-Funding Amount will be distributed to holders of the Group II Certificates then entitled to receive principal on such Distribution Date in reduction of the Certificate Principal Balances thereof, thus resulting in a partial prepayment of the related Certificates on such date.

     Amounts on deposit in the Pre-Funding Accounts will be invested in eligible investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Accounts will be transferred on each Distribution Date to the related Certificate Account. The Pre-Funding Accounts will not be part of REMIC I or REMIC II.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, a portion of the sales proceeds of the Certificates will be deposited into the Capitalized Interest Accounts for application by the Trustee on the Distribution Dates in October 1998, November 1998 and December 1998 to cover shortfalls in interest on the Certificates that may arise due to the utilization of the Pre-Funding Accounts as described herein. Any amounts remaining in a Capitalized Interest Account on the Distribution Date immediately following the end of a Pre-Funding Period (after giving effect to all distributions to be made on such Distribution Date) will be paid to the Transferor. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be distributed on each Distribution Date to the Transferor. Neither Capitalized Interest Account will be part of REMIC I or REMIC II.

OPTIONAL TERMINATION OF THE TRUST

     Each of the Servicer or the Majority Residual Certificateholders or, in certain circumstances, the Certificate Insurer may, at its option, effect an early termination of the Trust on or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the aggregate Initial Certificate Principal Balance, by purchasing all of the Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans, at a price equal to or greater than the Termination Price. The "Termination Price" shall be an amount equal to the sum of (i) the then outstanding Principal Balances of the Mortgage Loans together with the fair market value of any Mortgaged Properties then held by the Trust, (ii) the greater of (a) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the end of the Due Period immediately preceding the Distribution Date on which such Termination Price will be distributed to Certificateholders and the holders of the Residual Certificates and (b) 30 days' accrued interest on the Mortgage Loans computed at a rate equal to the Mortgage Interest Rate, in each case net of the Servicing Fee, (iii) any Trustee Fee, Servicing Fee and Certificate Insurance Premiums due and unpaid on such date, (iv) any unreimbursed advances including such Servicing Advances or Periodic Advances deemed to be nonrecoverable advances, (v) any Reimbursement Amounts due to the Certificate Insurer and other amounts owed to the Trustee under the Pooling and Servicing Agreement and the Insurance Agreement. No such termination is permitted without the prior written consent of the Certificate Insurer if such

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termination would result in a draw on either Policy. The proceeds from such sale will be distributed in the order and priority set forth above under " --
Priority of Distributions."

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

     The following summary describes certain terms of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Pooling and Servicing Agreements set forth under the headings "The Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE LOANS

     On the Closing Date, Life will sell, convey, transfer and assign the Initial Mortgage Loans to the Transferor, the Transferor will sell, convey, transfer and assign the Initial Mortgage Loan to the Depositor and the Depositor will sell, convey, transfer and assign the Initial Mortgage Loans to the Trust. The Trust, concurrently with the sale, conveyance, transfer and assignment of the Initial Mortgage Loans, will deliver (or cause to be delivered) to the Depositor the Certificates, in exchange for the Initial Mortgage Loans, the Depositor will deliver the proceeds of the offering of the Offered Certificates (net of the Original Pre-Funding Amount and amounts deposited into the Capitalized Interest Accounts) together with the Residual Certificates to the Transferor and the Transferor will deliver such proceeds to Life in exchange for the Initial Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement delivered to the Trustee as such schedule may from time to time be amended (the "Mortgage Loan Schedule").

     In addition, the Transferor will deliver (or cause to be delivered), as to each Mortgage Loan, to the Trustee or to the Custodian, the original related Mortgage Note endorsed in blank or to the order of the Trustee, without recourse, including all intervening endorsements showing a complete chain of endorsements, any assumption and modification agreements and the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, a copy thereof certified by the applicable recording office), an assignment of the Mortgage in blank (if acceptable for recording in the relevant jurisdiction) or in the name of the Trustee, in recordable form, any intervening assignments of the Mortgage and evidence of title insurance (collectively, as to each Mortgage Loan, a "Trustee's Mortgage Loan File"). Subject to confirmation by the Rating Agencies and receipt by the Trustee and Certificate Insurer of an opinion of counsel acceptable to such persons, with respect to each Mortgage Loan secured by Mortgaged Properties located in certain states where Life has been advised by counsel that recordation of an assignment of Mortgage is not necessary in order to perfect an interest in a Mortgage Loan, assignments of Mortgage will not be filed to reflect the transfer of the Mortgage Loans to the Trust unless certain events occur as provided in the Pooling and Servicing Agreement. Rather, Life in its capacity as the Servicer will retain record title to such Mortgages on behalf of the Trustee and the Certificateholders and the holders of the Residual Certificates. See "Risk Factors--Additional Factors Affecting Delinquencies, Defaults and Losses on Mortgage Loans--Non-Recordation of Assignments." In all other cases, assignments to the Trustee of the Mortgage will be recorded in order to protect the Trust and the Trustee's interest in the Mortgage Loans against the claims of certain creditors of Life or subsequent purchasers. Life will deliver or cause to be delivered to the Trustee after recordation the assignments of the Mortgage and the Mortgage. In the event that Life cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Pooling and Servicing Agreement because it has or they have not yet been returned by the public recording office or because such office retains the original thereof, then Life will deliver or cause to be delivered to the Trustee or the Custodian a certified true photocopy of such Mortgage or assignment certified by the applicable recording office. Life will deliver or cause to be delivered to the Trustee or the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Trustee or the Custodian will agree, for the benefit of the holders of the Certificates and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Loan File within 30 days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received, subject to the applicable cure period in the Pooling and Servicing Agreements.

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



REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

     Each of Life and the Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to any Mortgage Loan or any document deficiency with respect to any Mortgage Loan (each, a "Defective Loan") or (ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Loan at a price (the "Purchase Price") equal to the Principal Balance of such Defective Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Loan to but not including the date of purchase, computed at the Mortgage Interest Rate. In addition, Life may at its option purchase from the Trust any Mortgage that is 90 days or more delinquent and that Life determines in good faith would otherwise become subject to foreclosure proceedings so long as the aggregate of such purchases does not exceed 10% of the Original Pool Principal Balance. In lieu of repurchasing a Defective Loan, each of Life and the Transferor may replace such Defective Loan with one or more Qualified Substitute Loans. If the aggregate outstanding principal balance of the Qualified Substitute Loans is less than the outstanding Principal Balance of the Defective Loans plus accrued interest thereon, either Life or the Transferor will also remit for distribution to the Certificateholders and the holders of the Residual Certificates an amount (a "Substitution Adjustment") equal to such shortfall, which will result in a prepayment of principal on the Certificates for the amount of such shortfall. As used herein, a "Qualified Substitute Loan" is a home loan that (i) has an interest rate at least equal to the Mortgage Interest Rate for the Defective Loan that it replaces (each, a "Deleted Loan"), (ii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less (but not substantially less) than the Principal Balance of the Deleted Loan as of such date, (iii) is a first lien, (iv) complies as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement with respect to the Mortgage Loans, and (v) has a borrower with a credit grade classification comparable to that of the borrower with respect to the Deleted Loan, (vi) relates or relate to a detached one-family residence or the same type of residential dwelling as the Deleted Mortgage Loan and has the same occupancy status or is an owner occupied Mortgaged Property, (vii) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan, (viii) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan, (ix) has or have the same interest rate index and a margin over such index and maximum interest rate at least equal to those applicable to the Deleted Mortgage Loan if such Mortgage Loan is an Adjustable Rate Mortgage Loan and (x) satisfies the criteria set forth from time to time in the definition of "qualified replacement mortgage" in
Section 860G(a)(4) of the Code (or any successor statute thereof).

     The repurchase of any Mortgage Loan (rather than the replacement thereof through substitution) will result in accelerated payments of principal distributions on the related Certificates.

TRUST FEES AND EXPENSES

     As compensation for its services pursuant to the Pooling and Servicing Agreement, the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under "Servicing" below. As compensation for its services pursuant to the applicable Pooling Transfer and Servicing Agreements, the Trustee is entitled to a monthly fee equal to one-twelfth of the product of .02% (2 basis points) and the aggregate Certificate Principal Balance of the Offered Certificates (the "Trustee Fee").

SERVICING

     In consideration for the performance of the daily loan servicing functions for the Mortgage Loans, the Servicer is entitled to a monthly fee (the "Servicing Fee") equal to 0.50% (50 basis points) per annum (the "Servicing Fee Rate") of the Principal Balance of each Mortgage Loan as of the first day of the immediately preceding Due Period. See "Risk Factors--Additional Factors Affecting Delinquencies, Defaults and Losses on Mortgage Loans - Dependence on Servicer for Servicing Loans" herein. The Servicer will pay the fees of any Subservicer out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges and other servicing-related penalties (but not prepayment penalties) and fees (such additional compensation and Servicing Fee, collectively the "Servicing Compensation").

     Subject to the Servicer's determination that such action would not constitute a Nonrecoverable Advance, the Servicer is required to deposit into the Group I Collection Account or the Group II Collection Account, as applicable,

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



no later than the Determination Date an amount equal to the sum of (a) Monthly Payments due on each Fixed Rate Mortgage Loan and each Adjustable Rate Mortgage Loan, as applicable, during the related Due Period but not received by the Servicer as of the close of business on the Business Day immediately preceding such Determination Date, net of the Servicing Fee, and (b) with respect to each Mortgaged Property that was acquired by foreclosure or deed in lieu of foreclosure during or prior to the related Due Period and that has not been disposed of during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan related to such Mortgaged Property at the related Mortgage Interest Rate, net of the Servicing Fee, for the most recently ended Due Period over the net income in respect of such Mortgaged Property to be transferred to the related Certificate Account for such Distribution Date pursuant to the Pooling and Servicing Agreement (the "Periodic Advance"). Such Periodic Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions and are intended to provide both sufficient funds for the payment of interest and scheduled principal to the Certificateholders and to pay the premium due the Certificate Insurer. In the event that, notwithstanding the Servicer's good faith determination at the time such Periodic Advance was made that it would not be a Nonrecoverable Advance, such Periodic Advance becomes a Nonrecoverable Advance, the Servicer will be entitled to reimbursement therefor from the Trust.

     The Servicer may resign its obligations to service the Mortgage Loans only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation will become effective until the Trustee or a successor servicer acceptable to the Certificate Insurer has assumed the Servicer's responsibilities and obligations in accordance therewith.

     The Servicer may not assign its obligations under the Pooling and Servicing Agreement unless it first obtains the written consent of the Certificate Insurer; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement. Notwithstanding anything in the preceding sentence to the contrary, with the prior written consent of the Certificate Insurer, the Servicer may delegate certain of its obligations to a Sub-servicer pursuant to one or more Sub-servicing Agreements. Each Sub-servicing Agreement shall require servicing of the Mortgage Loans consistent with the terms of the Pooling and Servicing Agreement.

     Additionally, the Servicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a "Servicing Advance") in accordance with their servicing obligations under the Pooling and Servicing Agreement and will be entitled to receive reimbursement for such Servicing Advances as described herein. For example, with respect to a Mortgage Loan, such Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgage Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances previously made and determined by the Servicer to be nonrecoverable, in accordance with accepted servicing procedures will be reimbursable from collections with respect to the related Mortgage Loan.

COLLECTION ACCOUNTS AND CERTIFICATE ACCOUNTS

     The Servicer is required to use its best efforts to deposit in segregated accounts (the "Group I Collection Account," the "Group II Collection Account" and each a "Collection Account"), within two Business Days of receipt, all payments received after the Cut-Off Date on account of principal and interest (net of the Servicing Fee) and all prepayment penalties received on the Fixed Rate Mortgage Loans or the Adjustable Rate Mortgage Loans, as applicable, all net liquidation proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, post-liquidation proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the termination of the related Certificates (as to each Due Period, together with Periodic Advances and certain amounts transferred to the Collection Accounts from the Capitalized Interest Accounts and in the aggregate, the "Available Collection Amount"). The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal collected and interest due on the Mortgage Loans on or before the applicable Cut-Off Date. Withdrawals will be made from the Collection Accounts only for the purposes specified in the Pooling and Servicing Agreement (including the payment of any unpaid or unretained Servicing Compensation). The Collection Accounts may be maintained at any depository institution which satisfies the requirements set forth in the definition of "Eligible Account" in the Pooling and Servicing Agreement.

     The Servicer will establish and maintain with the Trustee accounts, in the name of the Trustee on behalf of the related Certificateholders and the holders of the Residual Certificates and the Certificate Insurer, into which amounts released from the related Collection Account for distribution to the Certificateholders and the holders of the Residual

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Certificates will be deposited and from which all distributions to the
Certificateholders and the holders of the Residual Certificates will be made (the "Group I Certificate Account," the "Group II Certificate Account" and, each, a "Certificate Account").

     On the Determination Date, the Servicer will remit the Available Collection Amount by making the appropriate withdrawals from the related Collection Account and the Trustee will deposit such amount into the related Certificate Account. On each Distribution Date, the Trustee will make withdrawals from the Certificate Account for application of the amounts specified below in the following order of priority:

     (i) to provide for the payment of unpaid Trustee Fees and the Certificate Insurance Premiums; and

     (ii)to provide for the payments to the holders of the Certificates and the Certificate Insurer. See "Description of the Certificates--Distributions on the Certificates."

INCOME FROM ACCOUNTS

         So long as no Event of Default shall have occurred and be continuing, amounts on deposit in the Certificate Accounts (together with the Collection Accounts, the "Accounts") will be invested by the Trustee as directed by the Servicer in one or more Permitted Investments (as defined in the Pooling and Servicing Agreement) bearing interest or purchased at a discount. No such investment in any Account will mature later than the Business Day immediately preceding the next Distribution Date. All income or other gain from investments in any Account will be paid to the Servicer as additional Servicing Compensation, unless otherwise specified in the Pooling and Servicing Agreement.

THE TRUSTEE

         The Trustee, and any of its affiliates may hold Certificates in their own names or as pledges. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly and with the prior written consent of the Certificate Insurer will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Servicer, at the direction of, or with the consent of the Certificate Insurer, will be obligated to appoint a successor thereto. The Servicer (with the consent of the Certificate Insurer) or the Certificate Issuer (acting alone) may remove the Trustee if it ceases to be eligible to continue as such under the Pooling and Servicing Agreement or becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer, at the direction or with the consent of the Certificate Insurer, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor. In addition, the Certificate Insurer or the majority of the Certificateholders, with the consent of the Certificate Insurer, may remove the Trustee and appoint a successor if the Trustee fails to perform its duties in accordance with the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will provide that the Trustee will be entitled to indemnification by Life, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from its own willful misfeasance, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Pooling and Servicing Agreement).

         The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or of any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates, the Mortgage Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Accounts. So long as no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to

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the Trustee under the Pooling and Servicing Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Pooling and Servicing Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as will be specified in the Pooling and Servicing Agreement.

         The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless the Certificate Insurer has provided its prior written consent and such holder previously shall have given to the Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) Certificateholders evidencing not less than 25% of the voting interests of each Class of Certificates, acting together as a single Class, shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and offered to the Trustee reasonable indemnity and the Trustee for 30 days shall have neglected or refused to institute any such proceedings.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on the Class A Certificates and the yield to maturity of the Class A Certificates are related to the rate and timing of payments of principal on the related Mortgage Loans, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including those discussed below. Generally, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the related Class A Certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans in the Trust Fund. Each of the Servicer or the Majority Residual Certificateholders or, in certain circumstances, the Certificate Insurer may, at its option, may purchase from the Trust all of the outstanding Mortgage Loans, and thus effect the early retirement of the Class A Certificates following the Call Option Date. See "Description of the Certificates-- Optional Termination of the Trust" herein.

         The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

          As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in the Fixed Rate Group is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. As of the Initial Cut-off Date, 53.91% of the Initial Fixed Rate Mortgage Loans provided for prepayment penalties.

          All of the Mortgage Loans in the Adjustable Rate Group will be adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant, because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loan to "lock in" a lower fixed interest rate. However, no assurance can be

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given as to the level of prepayments that the Mortgage Loans will experience. As of the Initial Cut-off Date, 59.17% of the Initial Adjustable Rate Mortgage
Loans provided for prepayment penalties.

         In addition to the foregoing factors affecting the weighted average life of each Class of the Class A Certificates, the overcollateralization provisions and cross-collateralization provisions of the Trust will result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest and principal to the payment of the Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

     The Final Scheduled Distribution Dates for the Class A Certificates are as follows:

                                                                   FINAL SCHEDULED
                                                                  DISTRIBUTION DATE
                                                               -----------------------
       Class A-1 Certificates............................             May 2013
       Class A-2 Certificates............................           October 2013
       Class A-3 Certificates............................             June 2020
       Class A-4 Certificates............................            March 2026
       Class A-5 Certificates............................           October 2028
       Class A-6 Certificates............................            August 2028
       Class A-7 Certificates............................           October 2028
       Class A-8 Certificates............................          September 2016

         The Final Scheduled Distribution Date for each Class of Class A Certificates is the date on which the Initial Certificate Principal Balance set forth on the cover page hereof for such Class would be reduced to zero on account of distribution of principal, assuming that no prepayments are received on the Mortgage Loans, that monthly payments of principal and interest on each of the Mortgage Loans are timely received in order to amortize each such Mortgage Loan in accordance with its terms, using the mortgage loan characteristics set forth on pages S-58 through S-61 and that no Excess Spread will be used to make accelerated payments of principal (i.e., Overcollateralization Increase Amounts) to the holders of the Class A Certificates.

         The weighted average life of each Class of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions and the date on which the final payment on any Class of Class A Certificates could occur is significantly earlier than its respective Final Scheduled Distribution Date, because, among other things, (i) prepayments are likely to occur, (ii) defective Mortgage Loans may be purchased or substituted from the Trust under certain circumstances described herein, (iii) Excess Spread may be used to make accelerated payments of principal to holders of the Class A Certificates and (iv) each of the Servicer or the Majority Residual Certificateholders or, in certain circumstances, the Certificate Insurer may, at its option, may purchase from the Trust all of the outstanding Mortgage Loans, and thus effect the early retirement of the Class A Certificates following the Call Option Date.

         The "weighted average life" of a Class A Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Class A Certificate is repaid. The weighted average life of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans in the Related Loan Group.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model for the Fixed Rate Pool used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding loan balance of the pool of Mortgage Loans for the life of such Mortgage Loans. For the Group I Certificates, a 100% Prepayment

Assumption assumes a constant prepayment rate ("CPR") of 3% per annum of the outstanding Principal Balance of the Mortgage Loans in the Fixed Rate Pool in the first month of the life of such Mortgage Loans, an additional 1.55% per annum (precisely 17/11% per annum) in each month thereafter until the twelfth month and beginning in the twelfth month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum. For the Group II Certificates, prepayments on the Mortgage Loans in the Adjustable Rate Pool are modeled assuming a specified CPR percentage. As used in the table below, 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption (i.e., no prepayments). Correspondingly, 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the related Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics which differ from those assumed in preparing the tables set forth below, distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables. For example, it is very unlikely that the Mortgage Loans in the Fixed Rate Pool will prepay at the rates assumed by any level of the Prepayment Assumption until maturity or that all of the Mortgage Loans in the Adjustable Rate Pool will prepay at a constant rate until maturity. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables relating to the percentage of the Initial Certificate Principal Balance outstanding for each of the Class A Certificates at the various constant percentages of the Prepayment Assumption specified therein, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of related Certificate Principal Balances outstanding over time and the weighted average lives of the Class A Certificates.

         The tables set forth below have been prepared on the basis of certain assumptions, including the assumptions that:

         (i) the Mortgage Loans consist of synthetic mortgage loans having the characteristics set forth in the second and third tables below,

         (ii)     the Closing Date is September 24, 1998,

         (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in October 1998, in accordance with the priorities described herein,

         (iv) all prepayments are prepayments in full and include 30 days' interest thereon,

         (v) the synthetic mortgage loans have the prepayment penalty terms listed below under the heading "Prepayment Term" and generate prepayment penalties equal to six months of interest at the gross coupon rate on a balance equal to 80% of the amount of prepayments that occur over the Prepayment Term listed,

         (vi) no early termination of the Trust occurs, unless specifically stated therein,

         (vii) the Overcollateralization Target Amounts are set initially as specified by the Certificate Insurer, and thereafter decrease as permitted by the Certificate Insurer,

         (viii)   no Mortgage Loan is ever delinquent,

         (ix) the assumed levels of One-Month LIBOR, Six-Month LIBOR and One-Year CMT are 5.58989% per annum, 5.40625% per annum and 4.91% per annum, respectively,

         (x) the initial Certificate Principal Balance and Pass-Through Rate of each Class of Certificates are as set forth on the cover page hereof or described herein and no Trustee Fee is paid,

         (xi) the Mortgage Interest Rate for each Mortgage Loan in the Adjustable Rate Group is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) the assumed constant level of the applicable Mortgage Index and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap, maximum interest rate and minimum interest rate (which minimum interest rate will generally equal the initial coupon)), and

         (xii) all Mortgage Loans pay on their respective dates in accordance with their respective terms.


                              PREPAYMENT SCENARIOS

                              SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5   SCENARIO 6    SCENARIO 7
                              ----------    ----------    ----------    ----------    ----------   ----------    ----------
Fixed Rate Pool (1)                0%           50%           85%          115%          150%         175%          200%

Adjustable Rate Pool (2)           0%           15%           25%          30%           40%          50%            60%

------------
(1) As a percentage of the Prepayment Assumption

(2) CPR

                  FIXED RATE POOL ASSUMED LOAN CHARACTERISTICS

PRINCIPAL BALANCE       GROSS COUPON    REMAINING TERM     ORIGINAL TERM       BALLOON TERM       PREPAYMENT TERM
                                            (MONTHS)          (MONTHS)            (MONTHS)            (YEARS)
    $20,002,435.81        10.097%             354               358                 180                   0
     11,709,777.66         9.350              356               359                 180                   5
     11,004,887.08         9.989              355               359                 180                   3
      5,000,608.96         10.097             361               361                 181                   0
      3,148,029.25         9.995              356               359                 180                   1
      2,927,444.42         9.350              361               361                 181                   5
      2,751,221.78         9.989              361               361                 181                   3
      1,321,678.64         9.665              353               358                 180                   2
        787,007.31         9.995              361               361                 181                   1
        330,419.66         9.665              361               361                 181                   2
         25,972.60         9.925              359               360                 180                  0.5
          6,493.15         9.925              361               361                 181                  0.5
     54,699,449.04         9.685              349               356                  0                    0
     20,114,063.70         10.100             172               176                  0                    0
     19,062,228.36         9.660              356               360                  0                    3
     13,675,662.27         9.685              361               361                  0                    0
     12,535,483.41         9.352              356               359                  0                    5
      8,252,654.29         9.809              229               232                  0                    0
      6,216,007.95         9.320              177               180                  0                    5
      6,141,131.80         9.631              175               179                  0                    3
      5,107,543.74         10.492             355               359                  0                    1
      5,028,515.93         10.100             181               181                  0                    0
      4,765,557.09         9.660              361               361                  0                    3
      3,739,790.41         9.100              355               359                  0                    2
      3,133,870.85         9.352              361               361                  0                    5
      2,063,163.57         9.809              241               241                  0                    0
      1,843,016.13         9.797              177               179                  0                    1
      1,554,001.99         9.320              181               181                  0                    5
      1,535,282.95         9.631              181               181                  0                    3
      1,276,885.93         10.492             361               361                  0                    1
        934,947.61         9.100              361               361                  0                    2
        891,257.06         10.045             230               234                  0                    3
        606,895.45         9.640              237               240                  0                    5
        460,754.03         9.797              181               181                  0                    1
        435,243.69         9.372              357               360                  0                   3.5
        222,814.26         10.045             241               241                  0                    3
        184,777.32         10.335             177               180                  0                   3.5
        167,952.69         11.038             166               173                  0                    2
        151,723.86         9.640              241               241                  0                    5
        128,314.91         9.100              358               360                  0                   0.5
        108,810.92         9.372              361               361                  0                   3.5
        103,350.82         9.322              238               240                  0                    1
         90,142.08         9.362              177               178                  0                   0.5
         64,642.94         9.575              179               180                  0                    2
         62,937.75         11.490             355               357                  0                   2.5
         61,139.65         8.990              237               240                  0                   3.5
         59,963.10         9.250              357               360                  0                    4
         46,194.33         10.335             181               181                  0                   3.5
         41,988.17         11.038             181               181                  0                    2
         34,592.65         11.490             238               240                  0                   0.5
         32,078.72         9.100              361               361                  0                   0.5
         25,837.70         9.322              241               241                  0                    1
         22,535.52         9.362              181               181                  0                   0.5
         16,160.74         9.575              181               181                  0                    2
         15,734.43         11.490             361               361                  0                   2.5
         15,284.91         8.990              241               241                  0                   3.5
         14,990.78         9.250              361               361                  0                    4
          8,648.17         11.490             241               241                  0                   0.5

                              ADJUSTABLE RATE POOL
                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

   PRINCIPAL   GROSS   REMAINING  ORIGINAL  BALLOON  PREPAYMENT    INDEX TYPE
    BALANCE    COUPON    TERM      TERM      TERM      TERM
      ($)       (%)    (MONTHS)   (MONTHS)  (MONTHS)  (YEARS)

    3,335.80  13.750     361        361         0       3        6 Month Libor
   13,343.19  13.750     102        120         0       3        6 Month Libor
   39,141.96   9.321     361        361         0       5        6 Month Libor
  156,567.87   9.321     350        360         0       5        6 Month Libor
  289,117.60   9.486     361        361         0       0        6 Month Libor
1,156,470.39   9.486     344        351         0       0        6 Month Libor
   12,960.05  10.500     361        361         0       3        6 Month Libor
   35,250.86   8.950     361        361         0       5        6 Month Libor
   35,385.84   6.750     361        361         0       1        6 Month Libor
   51,840.22  10.500     354        359         0       3        6 Month Libor
  122,935.64   7.250     361        361         0       2        6 Month Libor
  141,003.41   8.950     354        359         0       5        6 Month Libor
  141,543.39   6.750     354        359         0       1        6 Month Libor
  257,053.60   8.844     361        361         0       0        6 Month Libor
  491,742.55   7.250     355        360         0       2        6 Month Libor
1,028,214.43   8.844     338        344         0       0        6 Month Libor
   51,605.04   8.079     361        361         0       5        6 Month Libor
  121,278.20   7.962     361        361         0       3        6 Month Libor
  206,420.17   8.079     349        360         0       5        6 Month Libor
  485,112.81   7.962     355        359         0       3        6 Month Libor
  680,856.25   8.892     361        361         0       0        6 Month Libor
2,723,425.00   8.892     355        360         0       0        6 Month Libor
    8,650.43  10.375     361        361         0       1        6 Month Libor
   14,408.81   7.750     361        361         0      0.5       6 Month Libor
   34,601.71  10.375     357        360         0       1        6 Month Libor
   57,635.25   7.750     357        360         0      0.5       6 Month Libor
  439,847.00   9.220     361        361         0       3        6 Month Libor
  478,947.04  10.097     361        361         0       0        6 Month Libor
1,759,387.98   9.220     357        360         0       3        6 Month Libor
1,915,788.17  10.097     352        360         0       0        6 Month Libor
   65,223.40   9.779     361        361         0       1        6 Month Libor
   68,108.41   8.675     361        361         0       5        6 Month Libor
  260,893.60   9.779     349        354         0       1        6 Month Libor
  272,433.63   8.675     353        360         0       5        6 Month Libor
  356,665.80   8.793     361        361         0       0        6 Month Libor
  699,254.06   9.828     361        361         0       3        6 Month Libor
1,426,663.22   8.793     356        358         0       0        6 Month Libor
2,797,016.22   9.828     356        359         0       3        6 Month Libor
   29,868.54   9.890     361        361         0       1        6 Month Libor
   38,021.07   7.750     361        361         0      3.5       6 Month Libor
  119,474.17   9.890     360        360         0       1        6 Month Libor
  152,084.26   7.750     360        360         0      3.5       6 Month Libor
  526,503.09   8.107     361        361         0       0        6 Month Libor
1,056,916.35   9.032     361        361         0       3        6 Month Libor
2,106,012.38   8.107     329        333         0       0        6 Month Libor
4,227,665.38   9.032     359        360         0       3        6 Month Libor
  250,727.23   9.430     361        361         0       3        6 Month Libor
1,002,908.93   9.430     358        360         0       3        6 Month Libor
  813,279.76   9.579     361        361         0       0        6 Month Libor
3,253,119.03   9.579     352        359         0       0        6 Month Libor
  131,393.09  10.463     361        361         0       1        6 Month Libor
  236,505.80  10.799     361        361         0       2        6 Month Libor
  525,572.34  10.463     346        360         0       1        6 Month Libor
  946,023.23  10.799     346        360         0       2        6 Month Libor
   38,798.05  10.500     361        361        181      3        6 Month Libor
  155,192.18  10.500     349        363        180      3        6 Month Libor

  GROSS    GROSS     GROSS     INITIAL   PERIODIC    MONTHS    RATE RESET
 MARGIN    LIFE   LIFE FLOOR     RATE      RATE      TO NEXT    FREQUENCY
   (%)      CAP       (%)        CAP       CAP        RATE      (MONTHS)
            (%)                  (%)       (%)        RESET
  7.875   19.000    13.000      1.000     1.000         1           6
  7.875   19.000    13.000      1.000     1.000         1           6
  5.034   15.861     8.861      1.500     1.500         1           6
  5.034   15.861     8.861      1.500     1.500         1           6
  5.231   15.871     9.322      1.516     1.237         1           6
  5.231   15.871     9.322      1.516     1.237         1           6
  6.125   17.500    10.500      1.500     1.500         2           6
  5.250   15.950     8.950      1.500     1.500         2           6
  3.500   13.750     6.750      1.500     1.500         2           6
  6.125   17.500    10.500      1.500     1.500         2           6
  3.750   14.250     7.250      1.500     1.500         2           6
  5.250   15.950     8.950      1.500     1.500         2           6
  3.500   13.750     6.750      1.500     1.500         2           6
  4.886   15.488     8.619      1.359     1.359         2           6
  3.750   14.250     7.250      1.500     1.500         2           6
  4.886   15.488     8.619      1.359     1.359         2           6
  4.743   14.043     7.457      1.500     1.500         3           6
  4.992   14.847     7.962      1.443     1.443         3           6
  4.743   14.043     7.457      1.500     1.500         3           6
  4.992   14.847     7.962      1.443     1.443         3           6
  4.909   15.494     8.690      1.373     1.373         3           6
  4.909   15.494     8.690      1.373     1.373         3           6
  5.875   17.375    10.375      1.500     1.500         4           6
  5.250   14.750     7.750      1.500     1.500         4           6
  5.875   17.375    10.375      1.500     1.500         4           6
  5.250   14.750     7.750      1.500     1.500         4           6
  5.552   16.220     9.220      1.442     1.442         4           6
  6.000   16.034     9.068      1.178     1.140         4           6
  5.552   16.220     9.220      1.442     1.442         4           6
  6.000   16.034     9.068      1.178     1.140         4           6
  5.705   15.905     8.905      1.291     1.291         5           6
  4.424   14.475     7.875      1.300     1.300         5           6
  5.705   15.905     8.905      1.291     1.291         5           6
  4.424   14.475     7.875      1.300     1.300         5           6
  5.197   15.477     8.736      1.306     1.306         5           6
  5.868   16.674     9.725      1.427     1.427         5           6
  5.197   15.477     8.736      1.306     1.306         5           6
  5.868   16.674     9.725      1.427     1.427         5           6
  6.900   16.890     9.890      1.000     1.000         6           6
  5.250   14.750     7.750      1.000     1.000         6           6
  6.900   16.890     9.890      1.000     1.000         6           6
  5.250   14.750     7.750      1.000     1.000         6           6
  4.360   14.857     8.095      1.288     1.288         6           6
  5.247   16.032     9.032      1.500     1.500         6           6
  4.360   14.857     8.095      1.288     1.288         6           6
  5.247   16.032     9.032      1.500     1.500         6           6
  5.498   16.231     9.430      1.541     1.375         7           6
  5.498   16.231     9.430      1.541     1.375         7           6
  5.599   16.074     8.978      2.078     1.257        10           6
  5.599   16.074     8.978      2.078     1.257        10           6
  6.568   17.334     9.800      2.773     1.355        11           6
  6.494   16.886    10.799      2.786     2.009        11           6
  6.568   17.334     9.800      2.773     1.355        11           6
  6.494   16.886    10.799      2.786     2.009        11           6
  5.500   13.500    10.500      3.000     1.000        11           6
  5.500   13.500    10.500      3.000     1.000        11           6

                              ADJUSTABLE RATE POOL
                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

   PRINCIPAL     GROSS   REMAINING   ORIGINAL   BALLOON   PREPAYMENT      INDEX TYPE
    BALANCE      COUPON    TERM        TERM      TERM       TERM
      ($)         (%)     MONTHS)    (MONTHS)   (MONTHS)   (YEARS)

 3,125,581.07     9.460     361        361         0           2        6 Month Libor
12,502,324.29     9.460     355        360         0           2        6 Month Libor
 1,943,124.86     9.844     361        361         0           3        6 Month Libor
 4,169,099.35     9.477     361        361         0           0        6 Month Libor
 7,772,499.48     9.844     355        359         0           3        6 Month Libor
16,679,597.57     9.477     355        359         0           0        6 Month Libor
    12,225.80    10.300     361        361         0          0.5       6 Month Libor
    48,903.20    10.300     357        360         0          0.5       6 Month Libor
 1,401,269.91     9.407     361        361         0           1        6 Month Libor
 5,605,079.64     9.407     356        359         0           1        6 Month Libor
   116,554.66     9.931     361        361         0           5        6 Month Libor
   466,218.65     9.931     358        360         0           5        6 Month Libor
   562,049.18    10.473     361        361         0           0        6 Month Libor
 2,248,196.69    10.473     356        359         0           0        6 Month Libor
   848,872.48     9.379     361        361         0           2        6 Month Libor
 3,395,489.93     9.379     351        354         0           2        6 Month Libor
    13,600.53    11.750     361        361         0           3        6 Month Libor
    54,402.11    11.750     357        360         0           3        6 Month Libor
   167,229.09    10.580     361        361         0           5        6 Month Libor
   668,916.36    10.580     357        360         0           5        6 Month Libor
   764,303.91    10.158     361        361         0           1        6 Month Libor
 2,879,919.02     9.624     361        361         0           3        6 Month Libor
 3,057,215.63    10.158     358        360         0           1        6 Month Libor
11,519,676.09     9.624     357        360         0           3        6 Month Libor
   139,426.57     9.135     361        361         0           0        6 Month Libor
   557,706.28     9.135     351        358         0           0        6 Month Libor
    20,071.42     7.750     361        361         0           0        6 Month Libor
    80,285.66     7.750     355        360         0           0        6 Month Libor
    23,366.71     7.375     361        361         0           1         1 Year CMT
    86,892.33     8.250     361        361         0           3         1 Year CMT
    87,610.45     8.875     361        361         0           0         1 Year CMT
    93,466.84     7.375     348        360         0           1         1 Year CMT
   347,569.29     8.250     348        360         0           3         1 Year CMT
   350,441.79     8.875     311        359         0           0         1 Year CMT
    25,599.94     9.250     361        361         0           1         1 Year CMT
   102,399.73     9.250     331        354         0           1         1 Year CMT
   205,701.09     8.654     361        361         0           0         1 Year CMT
   822,804.35     8.654     335        359         0           0         1 Year CMT
   268,627.58     8.952     361        361         0           0         1 Year CMT
 1,074,510.32     8.952     339        358         0           0         1 Year CMT
    17,161.32     8.065     361        361         0           3         1 Year CMT
    68,645.26     8.065     289        298         0           3         1 Year CMT
   297,285.97     8.124     361        361         0           0         1 Year CMT
 1,189,143.86     8.124     340        357         0           0         1 Year CMT
    22,408.82    10.250     361        361         0           1         1 Year CMT
    89,635.25    10.250     351        359         0           1         1 Year CMT
   524,621.59     8.693     361        361         0           0         1 Year CMT
 2,098,486.32     8.693     342        360         0           0         1 Year CMT

  GROSS    GROSS     GROSS      INITIAL  PERIODIC    MONTHS    RATE RESET
 MARGIN    LIFE    LIFE FLOOR    RATE     RATE      TO NEXT     FREQUENCY
  (%)      CAP        (%)         CAP      CAP       RATE       (MONTHS)
           (%)                   (%)       (%)       RESET
  5.868   15.972     9.424      2.839     1.067        20           6
  5.868   15.972     9.424      2.839     1.067        20           6
  6.266   16.318     9.844      2.889     1.108        21           6
  5.550   15.741     9.428      2.678     1.184        21           6
  6.266   16.318     9.844      2.889     1.108        21           6
  5.550   15.741     9.428      2.678     1.184        21           6
  5.550   16.300    10.300      3.000     1.000        22           6
  5.550   16.300    10.300      3.000     1.000        22           6
  6.102   16.114     9.407      2.957     1.057        22           6
  6.102   16.114     9.407      2.957     1.057        22           6
  6.632   16.777     9.931      3.000     1.000        23           6
  6.632   16.777     9.931      3.000     1.000        23           6
  6.129   17.053    10.473      2.905     1.000        31           6
  6.129   17.053    10.473      2.905     1.000        31           6
  5.718   16.245     9.379      2.905     1.000        33           6
  5.718   16.245     9.379      2.905     1.000        33           6
  6.490   18.750    11.750      3.000     1.000        34           6
  6.490   18.750    11.750      3.000     1.000        34           6
  5.710   17.188    10.580      2.535     1.000        34           6
  5.710   17.188    10.580      2.535     1.000        34           6
  6.038   17.124    10.158      2.949     1.000        34           6
  6.120   16.396     9.591      2.947     1.000        34           6
  6.038   17.124    10.158      2.949     1.000        34           6
  6.120   16.396     9.591      2.947     1.000        34           6
  4.617   15.840     6.036      1.511     1.000        53           6
  4.617   15.840     6.036      1.511     1.000        53           6
  2.500   13.750     7.750      3.000     1.000        56           6
  2.500   13.750     7.750      3.000     1.000        56           6
  3.750   13.375     3.750      2.000     2.000         1          12
  4.950   14.250     8.250      2.000     2.000         1          12
  3.125   12.250     3.666      2.000     2.000         1          12
  3.750   13.375     3.750      2.000     2.000         1          12
  4.950   14.250     8.250      2.000     2.000         1          12
  3.125   12.250     3.666      2.000     2.000         1          12
  3.750   13.750     3.750      2.000     2.000         2          12
  3.750   13.750     3.750      2.000     2.000         2          12
  4.760   14.159     6.974      2.166     2.000         2          12
  4.760   14.159     6.974      2.166     2.000         2          12
  6.183   14.366     7.595      2.000     2.000         3          12
  6.183   14.366     7.595      2.000     2.000         3          12
  7.450   14.065     8.065      2.000     2.000         4          12
  7.450   14.065     8.065      2.000     2.000         4          12
  4.686   13.574     6.887      2.000     2.000         4          12
  4.686   13.574     6.887      2.000     2.000         4          12
  5.425   16.250    10.250      2.000     2.000         5          12
  5.425   16.250    10.250      2.000     2.000         5          12
  5.293   14.224     7.702      2.025     2.000         5          12
  5.293   14.224     7.702      2.025     2.000         5          12

                              ADJUSTABLE RATE POOL
                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

   PRINCIPAL      GROSS   REMAINING  ORIGINAL  BALLOON     PREPAYMENT    INDEX TYPE
    BALANCE       COUPON    TERM       TERM     TERM         TERM
      ($)          (%)    (MONTHS)   (MONTHS)  (MONTHS)     (YEARS)

   106,286.14     8.569     361        361         0           3         1 Year CMT
   166,471.41     7.961     361        361         0           1         1 Year CMT
   425,144.58     8.569     353        360         0           3         1 Year CMT
   665,885.66     7.961     351        358         0           1         1 Year CMT
 1,258,442.51     8.370     361        361         0           0         1 Year CMT
 5,033,770.06     8.370     348        359         0           0         1 Year CMT
   841,008.66     8.933     361        361         0           3         1 Year CMT
 1,037,514.04     8.214     361        361         0           1         1 Year CMT
 3,364,034.64     8.933     355        360         0           3         1 Year CMT
 3,812,955.04     9.165     361        361         0           0         1 Year CMT
 4,150,056.17     8.214     354        360         0           1         1 Year CMT
15,251,820.16     9.165     351        359         0           0         1 Year CMT
   203,338.32     8.783     361        361         0           2         1 Year CMT
   813,353.26     8.783     356        359         0           2         1 Year CMT
    15,150.71     9.800     361        361         0           3         1 Year CMT
    60,602.83     9.800     359        360         0           3         1 Year CMT
   394,643.37     8.606     361        361         0           0         1 Year CMT
 1,578,573.48     8.606     349        355         0           0         1 Year CMT
   433,140.22     8.506     361        361         0           1         1 Year CMT
 1,732,560.88     8.506     337        354         0           1         1 Year CMT
    20,090.48     8.625     361        361         0           1         1 Year CMT
    80,361.91     8.625     349        360         0           1         1 Year CMT
    65,693.28     8.458     361        361         0           0         1 Year CMT
   262,773.11     8.458     347        360         0           0         1 Year CMT
    65,983.39     8.773     361        361         0           1         1 Year CMT
   263,933.58     8.773     341        360         0           1         1 Year CMT

   GROSS    GROSS     GROSS     INITIAL   PERIODIC    MONTHS    RATE RESET
  MARGIN    LIFE   LIFE FLOOR     RATE      RATE      TO NEXT    FREQUENCY
    (%)      CAP       (%)        CAP       CAP        RATE      (MONTHS)
             (%)                  (%)       (%)        RESET
   5.298   14.569     8.569      2.000     2.000         6          12
   6.080   13.961     7.961      2.000     2.000         6          12
   5.298   14.569     8.569      2.000     2.000         6          12
   6.080   13.961     7.961      2.000     2.000         6          12
   5.809   14.163     7.773      2.000     2.000         6          12
   5.809   14.163     7.773      2.000     2.000         6          12
   6.343   14.933     8.933      2.000     2.000         9          12
   5.457   14.214     7.642      2.000     2.000         9          12
   6.343   14.933     8.933      2.000     2.000         9          12
   5.160   14.992     8.677      2.028     2.000         9          12
   5.457   14.214     7.642      2.000     2.000         9          12
   5.160   14.992     8.677      2.028     2.000         9          12
   5.637   14.783     8.783      2.000     2.000        10          12
   5.637   14.783     8.783      2.000     2.000        10          12
   5.800   15.800     9.800      2.000     2.000        13          12
   5.800   15.800     9.800      2.000     2.000        13          12
   4.117   14.606     7.552      2.000     2.000        13          12
   4.117   14.606     7.552      2.000     2.000        13          12
   3.750   14.506     4.253      2.000     2.000        18          12
   3.750   14.506     4.253      2.000     2.000        18          12
   3.750   14.625     3.750      2.000     2.000        26          12
   3.750   14.625     3.750      2.000     2.000        26          12
   3.750   14.458     6.458      2.000     2.000        30          12
   3.750   14.458     6.458      2.000     2.000        30          12
   3.750   14.773     3.750      2.000     2.000        42          12
   3.750   14.773     3.750      2.000     2.000        42          12

         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the Distribution Dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.

         PERCENTAGE OF INITIAL CLASS A-1 CERTIFICATE BALANCE OUTSTANDING

             Dates    Scenario 1     Scenario 2      Scenario 3      Scenario 4      Scenario 5      Scenario 6     Scenario 7
             -----    -------- -     -------- -      -------- -      -------- -      -------- -      -------- -     -------- -
           9/25/98           100            100             100             100             100             100            100
           9/25/99            90             66              49              35              18               6              0
           9/25/00            84             33               0               0               0               0              0
           9/25/01            80              5               0               0               0               0              0
           9/25/02            75              0               0               0               0               0              0
           9/25/03            70              0               0               0               0               0              0
           9/25/04            65              0               0               0               0               0              0
           9/25/05            59              0               0               0               0               0              0
           9/25/06            54              0               0               0               0               0              0
           9/25/07            48              0               0               0               0               0              0
           9/25/08            42              0               0               0               0               0              0
           9/25/09            35              0               0               0               0               0              0
           9/25/10            27              0               0               0               0               0              0
           9/25/11            18              0               0               0               0               0              0
           9/25/12             8              0               0               0               0               0              0
           9/25/13             0              0               0               0               0               0              0
           9/25/14             0              0               0               0               0               0              0
           9/25/15             0              0               0               0               0               0              0
           9/25/16             0              0               0               0               0               0              0
           9/25/17             0              0               0               0               0               0              0
           9/25/18             0              0               0               0               0               0              0
           9/25/19             0              0               0               0               0               0              0
           9/25/20             0              0               0               0               0               0              0
           9/25/21             0              0               0               0               0               0              0
           9/25/22             0              0               0               0               0               0              0
           9/25/23             0              0               0               0               0               0              0
           9/25/24             0              0               0               0               0               0              0
           9/25/25             0              0               0               0               0               0              0
           9/25/26             0              0               0               0               0               0              0
           9/25/27             0              0               0               0               0               0              0
           9/25/28             0              0               0               0               0               0              0
           9/25/29             0              0               0               0               0               0              0
  Weighted Average        8.0774         1.5635          1.0467          0.8369          0.6907          0.6180         0.5606
Life (years) : (1)
  Weighted Average        8.0774         1.5635          1.0467          0.8369          0.6907          0.6180         0.5606
 Life (years): (2)

(1)  To maturity.

(2)  This assumes that the optional termination is exercised on the Call Option.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

         PERCENTAGE OF INITIAL CLASS A-2 CERTIFICATE BALANCE OUTSTANDING

      Dates         Scenario 1     Scenario 2     Scenario 3     Scenario 4     Scenario 5     Scenario 6      Scenario 7
      -----         -------- -     -------- -     -------- -     -------- -     -------- -     -------- -      -------- -
     9/25/98               100            100            100            100            100            100             100
     9/25/99               100            100            100            100            100            100              86
     9/25/00               100            100            100             42              0              0               0
     9/25/01               100            100             14              0              0              0               0
     9/25/02               100             58              0              0              0              0               0
     9/25/03               100             12              0              0              0              0               0
     9/25/04               100              0              0              0              0              0               0
     9/25/05               100              0              0              0              0              0               0
     9/25/06               100              0              0              0              0              0               0
     9/25/07               100              0              0              0              0              0               0
     9/25/08               100              0              0              0              0              0               0
     9/25/09               100              0              0              0              0              0               0
     9/25/10               100              0              0              0              0              0               0
     9/25/11               100              0              0              0              0              0               0
     9/25/12               100              0              0              0              0              0               0
     9/25/13                 5              0              0              0              0              0               0
     9/25/14                 0              0              0              0              0              0               0
     9/25/15                 0              0              0              0              0              0               0
     9/25/16                 0              0              0              0              0              0               0
     9/25/17                 0              0              0              0              0              0               0
     9/25/18                 0              0              0              0              0              0               0
     9/25/19                 0              0              0              0              0              0               0
     9/25/20                 0              0              0              0              0              0               0
     9/25/21                 0              0              0              0              0              0               0
     9/25/22                 0              0              0              0              0              0               0
     9/25/23                 0              0              0              0              0              0               0
     9/25/24                 0              0              0              0              0              0               0
     9/25/25                 0              0              0              0              0              0               0
     9/25/26                 0              0              0              0              0              0               0
     9/25/27                 0              0              0              0              0              0               0
     9/25/28                 0              0              0              0              0              0               0
     9/25/29                 0              0              0              0              0              0               0
    Weighted           14.7226         4.2391         2.6103         1.9819         1.5525         1.3492          1.1994
Average Life
Average Life           14.7226         4.2391         2.6103         1.9819         1.5525         1.3492          1.1994

(1)  To maturity.

(2)  This assumes that the optional termination is exercised on the Call Option.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

         PERCENTAGE OF INITIAL CLASS A-3 CERTIFICATE BALANCE OUTSTANDING

                Dates     Scenario 1       Scenario 2      Scenario 3     Scenario 4       Scenario 5      Scenario 6    Scenario 7
                -----     -------- -       -------- -      -------- -     -------- -       -------- -      -------- -    -------- -
              9/25/98            100              100             100            100              100             100           100
              9/25/99            100              100             100            100              100             100           100
              9/25/00            100              100             100            100               78              35             0
              9/25/01            100              100             100             41                0               0             0
              9/25/02            100              100              48              0                0               0             0
              9/25/03            100              100               0              0                0               0             0
              9/25/04            100               73               0              0                0               0             0
              9/25/05            100               40               0              0                0               0             0
              9/25/06            100               21               0              0                0               0             0
              9/25/07            100                1               0              0                0               0             0
              9/25/08            100                0               0              0                0               0             0
              9/25/09            100                0               0              0                0               0             0
              9/25/10            100                0               0              0                0               0             0
              9/25/11            100                0               0              0                0               0             0
              9/25/12            100                0               0              0                0               0             0
              9/25/13            100                0               0              0                0               0             0
              9/25/14             69                0               0              0                0               0             0
              9/25/15             56                0               0              0                0               0             0
              9/25/16             43                0               0              0                0               0             0
              9/25/17             28                0               0              0                0               0             0
              9/25/18             14                0               0              0                0               0             0
              9/25/19              0                0               0              0                0               0             0
              9/25/20              0                0               0              0                0               0             0
              9/25/21              0                0               0              0                0               0             0
              9/25/22              0                0               0              0                0               0             0
              9/25/23              0                0               0              0                0               0             0
              9/25/24              0                0               0              0                0               0             0
              9/25/25              0                0               0              0                0               0             0
              9/25/26              0                0               0              0                0               0             0
              9/25/27              0                0               0              0                0               0             0
              9/25/28              0                0               0              0                0               0             0
              9/25/29              0                0               0              0                0               0             0
Weighted Average Life        17.5567           6.9360          4.0470         2.9736           2.2791          1.9520        1.7055
         (years): (1)
Weighted Average Life        17.5567           6.9360          4.0470         2.9736           2.2791          1.9520        1.7055
         (years): (2)

(1)  To maturity.

(2)  This assumes that the optional termination is exercised on the Call Option.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

         PERCENTAGE OF INITIAL CLASS A-4 CERTIFICATE BALANCE OUTSTANDING

                Dates    Scenario 1       Scenario 2      Scenario 3       Scenario 4     Scenario 5     Scenario 6      Scenario 7
                -----    -------- -       -------- -      -------- -       -------- -     -------- -     -------- -      -------- -
              9/25/98           100              100             100              100            100            100             100
              9/25/99           100              100             100              100            100            100             100
              9/25/00           100              100             100              100            100            100              96
              9/25/01           100              100             100              100             78             45              16
              9/25/02           100              100             100               81             29              1               0
              9/25/03           100              100              98               43              0              0               0
              9/25/04           100              100              68               18              0              0               0
              9/25/05           100              100              46                1              0              0               0
              9/25/06           100              100              36                0              0              0               0
              9/25/07           100              100              24                0              0              0               0
              9/25/08           100               85              11                0              0              0               0
              9/25/09           100               69               0                0              0              0               0
              9/25/10           100               54               0                0              0              0               0
              9/25/11           100               40               0                0              0              0               0
              9/25/12           100               26               0                0              0              0               0
              9/25/13           100                0               0                0              0              0               0
              9/25/14           100                0               0                0              0              0               0
              9/25/15           100                0               0                0              0              0               0
              9/25/16           100                0               0                0              0              0               0
              9/25/17           100                0               0                0              0              0               0
              9/25/18           100                0               0                0              0              0               0
              9/25/19           100                0               0                0              0              0               0
              9/25/20            88                0               0                0              0              0               0
              9/25/21            75                0               0                0              0              0               0
              9/25/22            61                0               0                0              0              0               0
              9/25/23            44                0               0                0              0              0               0
              9/25/24            27                0               0                0              0              0               0
              9/25/25             7                0               0                0              0              0               0
              9/25/26             0                0               0                0              0              0               0
              9/25/27             0                0               0                0              0              0               0
              9/25/28             0                0               0                0              0              0               0
              9/25/29             0                0               0                0              0              0               0
Weighted Average Life       24.5482          12.2922          7.3858           5.0026         3.6499         3.0361          2.5809
         (years): (1)
Weighted Average Life       24.5482          12.2861          7.3237           5.0026         3.6499         3.0361          2.5809
         (years): (2)

(1)  To maturity.

(2)  This assumes that the optional termination is exercised on the Call Option.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

         PERCENTAGE OF INITIAL CLASS A-5 CERTIFICATE BALANCE OUTSTANDING

                Dates    Scenario 1      Scenario 2      Scenario 3      Scenario 4       Scenario 5      Scenario 6     Scenario 7
                -----    -------- -      -------- -      -------- -      -------- -       -------- -      -------- -     -------- -
              9/25/98           100             100             100             100              100             100            100
              9/25/99           100             100             100             100              100             100            100
              9/25/00           100             100             100             100              100             100            100
              9/25/01           100             100             100             100              100             100            100
              9/25/02           100             100             100             100              100             100             56
              9/25/03           100             100             100             100               94              49             16
              9/25/04           100             100             100             100               61              27              4
              9/25/05           100             100             100             100               41              16              2
              9/25/06           100             100             100              93               40              16              2
              9/25/07           100             100             100              76               31              13              2
              9/25/08           100             100             100              58               20               7              2
              9/25/09           100             100             100              43               12               3              1
              9/25/10           100             100              81              31                7               0              0
              9/25/11           100             100              63              21                3               0              0
              9/25/12           100             100              48              14                0               0              0
              9/25/13           100              98              26               5                0               0              0
              9/25/14           100              76              18               2                0               0              0
              9/25/15           100              65              13               0                0               0              0
              9/25/16           100              54               9               0                0               0              0
              9/25/17           100              45               6               0                0               0              0
              9/25/18           100              37               3               0                0               0              0
              9/25/19           100              30               1               0                0               0              0
              9/25/20           100              24               0               0                0               0              0
              9/25/21           100              19               0               0                0               0              0
              9/25/22           100              14               0               0                0               0              0
              9/25/23           100               9               0               0                0               0              0
              9/25/24           100               5               0               0                0               0              0
              9/25/25           100               2               0               0                0               0              0
              9/25/26            70               0               0               0                0               0              0
              9/25/27            20               0               0               0                0               0              0
              9/25/28             0               0               0               0                0               0              0
              9/25/29             0               0               0               0                0               0              0
Weighted Average Life       28.4571         19.2961         14.2137         10.9865           7.6397          5.8304         4.4237
         (years): (1)
Weighted Average Life       28.0303         14.6694         10.0028          7.6674           5.6150          4.5591         3.8158
         (years): (2)

(1)  To maturity.

(2)  This assumes that the optional termination is exercised on the Call Option.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

         PERCENTAGE OF INITIAL CLASS A-6 CERTIFICATE BALANCE OUTSTANDING

                Dates      Scenario 1     Scenario 2      Scenario 3     Scenario 4      Scenario 5      Scenario 6      Scenario 7
                -----      -------- -     -------- -      -------- -     -------- -      -------- -      -------- -      -------- -
              9/25/98             100            100             100            100             100             100             100
              9/25/99             100            100             100            100             100             100             100
              9/25/00             100            100             100            100             100             100             100
              9/25/01             100            100             100            100             100             100             100
              9/25/02              99             94              91             88              85              82              79
              9/25/03              98             89              83             78              72              67              62
              9/25/04              97             80              70             62              53              46              39
              9/25/05              94             70              57             47              36              28              21
              9/25/06              87             47              30             19              12              10               9
              9/25/07              79             31              15              8               3               2               2
              9/25/08              71             21               8              3               1               0               0
              9/25/09              63             13               4              1               0               0               0
              9/25/10              55              8               2              0               0               0               0
              9/25/11              47              5               1              0               0               0               0
              9/25/12              39              3               0              0               0               0               0
              9/25/13              10              1               0              0               0               0               0
              9/25/14               7              0               0              0               0               0               0
              9/25/15               6              0               0              0               0               0               0
              9/25/16               5              0               0              0               0               0               0
              9/25/17               4              0               0              0               0               0               0
              9/25/18               3              0               0              0               0               0               0
              9/25/19               3              0               0              0               0               0               0
              9/25/20               2              0               0              0               0               0               0
              9/25/21               1              0               0              0               0               0               0
              9/25/22               1              0               0              0               0               0               0
              9/25/23               1              0               0              0               0               0               0
              9/25/24               0              0               0              0               0               0               0
              9/25/25               0              0               0              0               0               0               0
              9/25/26               0              0               0              0               0               0               0
              9/25/27               0              0               0              0               0               0               0
              9/25/28               0              0               0              0               0               0               0
              9/25/29               0              0               0              0               0               0               0
Weighted Average Life         12.2842         8.1654          7.1240         6.5713          6.1151          5.8706          5.6482
         (years): (1)
Weighted Average Life         12.2842          8.154          7.0142         6.2798          5.2025          4.4328          3.8358
         (years): (2)

(1)  To maturity.

(2)  This assumes that the optional termination is exercised on the Call Option.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

         PERCENTAGE OF INITIAL CLASS A-7 CERTIFICATE BALANCE OUTSTANDING

               Dates     Scenario 1      Scenario 2      Scenario 3     Scenario 4       Scenario 5      Scenario 6     Scenario 7
               -----     -------- -      -------- -      -------- -     -------- -       -------- -      -------- -     -------- -
              9/25/98            100             100             100            100              100             100            100
              9/25/99             97              77              64             58               45              31             18
              9/25/00             93              60              41             32               16               1              0
              9/25/01             93              60              41             32               16               1              0
              9/25/02             93              57              36             27               14               1              0
              9/25/03             93              50              28             20                9               1              0
              9/25/04             93              44              21             14                5               1              0
              9/25/05             93              37              15             10                3               0              0
              9/25/06             93              31              11              7                1               0              0
              9/25/07             93              26               9              4                1               0              0
              9/25/08             93              22               6              3                0               0              0
              9/25/09             93              18               4              2                0               0              0
              9/25/10             93              15               3              1                0               0              0
              9/25/11             93              13               2              0                0               0              0
              9/25/12             93              11               1              0                0               0              0
              9/25/13             93               9               1              0                0               0              0
              9/25/14             93               7               0              0                0               0              0
              9/25/15             93               6               0              0                0               0              0
              9/25/16             93               5               0              0                0               0              0
              9/25/17             88               4               0              0                0               0              0
              9/25/18             83               3               0              0                0               0              0
              9/25/19             78               2               0              0                0               0              0
              9/25/20             71               1               0              0                0               0              0
              9/25/21             64               1               0              0                0               0              0
              9/25/22             57               1               0              0                0               0              0
              9/25/23             49               0               0              0                0               0              0
              9/25/24             40               0               0              0                0               0              0
              9/25/25             30               0               0              0                0               0              0
              9/25/26             19               0               0              0                0               0              0
              9/25/27              8               0               0              0                0               0              0
              9/25/28              0               0               0              0                0               0              0
              9/25/29              0               0               0              0                0               0              0
Weighted Average Life        23.1637          6.1413          3.3547         2.5939           1.5809          0.8441         0.6175
        (years): (1)
Weighted Average Life        23.0235          5.7694          3.2003         2.4328           1.4896          0.8185         0.6175
        (years): (2)

(1)  To maturity.

(2)  This assumes that the optional termination is exercised on the Call Option.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

         PERCENTAGE OF INITIAL CLASS A-8 CERTIFICATE BALANCE OUTSTANDING

       Dates      Scenario 1       Scenario 2       Scenario 3      Scenario 4       Scenario 5       Scenario 6      Scenario 7
       -----      -------- -       -------- -       -------- -      -------- -       -------- -       -------- -      -------- -
     9/25/98             100              100              100             100              100              100             100
     9/25/99             100              100              100             100              100              100             100
     9/25/00              99               88               83              82               80               79              48
     9/25/01              97               43               29              27               31               41              23
     9/25/02              94               17                6               4                3               19               8
     9/25/03              91                7                1               1                0                7               2
     9/25/04              88                0                0               0                0                0               0
     9/25/05              84                0                0               0                0                0               0
     9/25/06              80                0                0               0                0                0               0
     9/25/07              75                0                0               0                0                0               0
     9/25/08              70                0                0               0                0                0               0
     9/25/09              64                0                0               0                0                0               0
     9/25/10              58                0                0               0                0                0               0
     9/25/11              50                0                0               0                0                0               0
     9/25/12              42                0                0               0                0                0               0
     9/25/13              33                0                0               0                0                0               0
     9/25/14              23                0                0               0                0                0               0
     9/25/15              12                0                0               0                0                0               0
     9/25/16               0                0                0               0                0                0               0
     9/25/17               0                0                0               0                0                0               0
     9/25/18               0                0                0               0                0                0               0
     9/25/19               0                0                0               0                0                0               0
     9/26/20               0                0                0               0                0                0               0
     9/25/21               0                0                0               0                0                0               0
     9/25/22               0                0                0               0                0                0               0
     9/25/23               0                0                0               0                0                0               0
     9/25/24               0                0                0               0                0                0               0
     9/25/25               0                0                0               0                0                0               0
     9/25/26               0                0                0               0                0                0               0
     9/25/27               0                0                0               0                0                0               0
     9/25/28               0                0                0               0                0                0               0
     9/25/29               0                0                0               0                0                0               0
Average Life         12.1553           3.0756           2.7382          2.6817           2.6954           3.0124          2.3665
Average Life         12.1553           3.0756           2.7382          2.6817           2.6954           2.9504          2.3027

(1)  To maturity.

(2)  This assumes that the optional termination is exercised on the Call Option.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

                         FEDERAL INCOME TAX CONSEQUENCES

          Upon the issuance of the Offered Certificates, each of Troop Steuber Pasich Reddick & Tobey, LLP, special counsel to Life and the Transferor, and Andrews & Kurth L.L.P., special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) REMIC elections are timely made and (ii) compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II each will qualify as a REMIC under the Code.

          The Pooling and Servicing Agreement will create two REMICS: REMIC I and REMIC II. The Offered Certificates will represent regular interests in REMIC II, whose assets generally will consist of all of the regular interests in REMIC I and generally will be treated as debt instruments of REMIC II. For federal income tax purposes, (a) the REMIC I Residual Interests will represent the sole class of "residual interests" in REMIC I and generally will be treated as debt instruments of REMIC II, (b) the REMIC II Residual Interests will represent the sole class of "residual interests" in REMIC II (together with the REMIC I Residual Interests, the "Residual Interests"). See "Federal Income Tax Consequences" in the Prospectus.

          For federal income tax reporting purposes, the Class A Certificates generally are not expected to be treated as having been issued with original issue discount, but the Class IO Certificates will be treated as having been issued with original issue discount. However, it is possible that the IRS (i) will treat a portion of the additional interest that would become payable on the Class A-5, Class A-6 and Class A-7 Certificates after the Call Option Date as original issue discount or (ii) will treat all of the interest on the Class A-7 Certificates as original issue discount if the Class A-7 Available Funds Pass-Through Rate is not a "qualified floating rate" as defined in the OID Regulations. The prepayment assumption that will be used with respect to the Group I and Group II Certificates in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a 115% Prepayment Assumption with respect to the Fixed Rate Mortgage Loans and at a rate equal to a 30% CPR with respect to the Adjustable Rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at this rate or at any other rate. See "Federal Income Tax Consequences" in the Prospectus.

          The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Certificates should be aware that the OID Regulations do not address adequately certain issues relevant to, or may not be applicable to, securities such as the Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on an adjustable rate, such as the Class A-7 Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS may assert that such Certificates are issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

          The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an Certificate will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of the Offered Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences" in the Prospectus.

          Subject to the discussion below, the Offered Certificates will be treated as assets described in Section 7701(a)(19)(c) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated. In addition, interest on the Certificates will be treated as "interest on obligations secured by mortgages on real "property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "The Pooling and Servicing Agreement--Termination" herein and "Federal Income Tax Consequences" in the Prospectus.

          Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective purchasers of the Offered Certificates who are foreign persons are advised to consult their own tax advisors with respect to the new Withholding Regulations.

          On July 22, 1998, the IRS Restructuring and Reform Act of 1998 amended the capital gain rules, effective January 1, 1998, such that property held for more than one year (rather than more than 18 months) will be eligible for the 10%, 20% and 25% capital gain rates provided by the Taxpayer Relief Act of 1997.

          For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Federal Income Tax Consequences" in the Prospectus.

                       STATE AND LOCAL TAX CONSIDERATIONS

          Potential Certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, as well as on collective investment funds and separate accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates will be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in the Offered Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates.

          The U.S. Department of Labor ("DOL") has granted to Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption 90-24) (the "Exemption"). The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Sections 975(a) and
(b) of the Code and Sections 406(a) and 407(a) of ERISA, transactions related to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters, such as the Offered Certificates, and the servicing and operation of asset pools such as the Trust, provided that certain conditions are satisfied.

          On July 21, 1997, the DOL published in the Federal Register amendments to the Exemption (Prohibited Transaction Exemption 97-34) which extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using purchase accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendments generally allow Mortgage Loans supporting payments to Certificateholders, and having a value equal to no more than 25% of the total principal amount of the Offered Certificates, to be transferred to the Trust within a commitment period no longer than 90 days or three months following the Cut-Off Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Cut-Off Date. The relief applies to the purchase, sale and holding of the Offered Certificates, provided that the following general conditions are met:

                    (1) the ratio of the amount allocated to the Pre-Funding Accounts to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed 25%;

                    (2) all Subsequent Mortgage Loans must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust, which terms and conditions have been approved by Standard & Poors Ratings Group, Duff & Phelps Credit Rating Services, Fitch or Moody's (collectively, the "Exemption Rating Agencies");

                    (3) the transfer of such Subsequent Mortgage Loans to the Trust during the commitment period may not result in the Certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the commitment period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

                    (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust at the end of the Group I Pre-Funding Period and Group II Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust as of the Initial Cut-Off Date;

                    (5)       either:

                              (i) the characteristics of the Subsequent Mortgage
                    Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor or the Transferor; or

                              (ii) an independent accountant retained by the
                    Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agencies rating the Certificates, the Underwriters and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplemental and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust as of the Initial Cut-Off Date;

                    (6) the commitment period must end no later than three months or 90 days after the Cut-Off Date or earlier in certain circumstances if the Pre-Funding Accounts fall below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs;

                    (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account may be invested only in investments which are permitted by the Exemption Rating Agencies rating the Certificates and must:

                              (i) be direct obligations of, or obligations fully
                    guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that, such obligations are backed by the full faith and credit of the United States); or

                              (ii) have been rated (or the obligator has been
                    rated) in one of the three highest generic rating categories by such Exemption Rating Agency ("Eligible Investments");

                    (8) the Prospectus or Prospectus Supplement must describe:

                              (i) any Pre-Funding Accounts and/or Capitalized
                    Interest Accounts used in connection with the Pre-Funding Accounts;

                              (ii) the duration of the commitment period;

                              (iii) the percentage and/or dollar amount of the
                    amounts to be invested in Subsequent Mortgage Loans during the commitment period or remitted to Certificateholders as repayments of principal; and

                              (iv) that the amounts remaining in the Pre-Funding
                    Accounts at the end of the commitment period will be remitted to Certificateholders as repayments of principal; and

                    (9) the Pooling and Servicing Agreement must describe the eligibility investments for the Pre-Funding Accounts and/or Capitalized Interest Accounts and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for eligibility of Subsequent Mortgage Loans.

          The Underwriters believe that all of the conditions for exemptive relief under the Exemption, as amended, have been or will be satisfied to the extent that the facts are not within the control of the purchasers of the Offered Certificates.

          The purchase of the Offered Certificates by, on behalf of or with the Plan assets may qualify for exemptive relief under the Exemption. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing a Offered Certificate must make its own determination that the conditions set forth in the Exemption will be satisfied with respect to the Offered

Certificates. As of the date hereof, there is no single Mortgage Loan included in the Trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and any of the prohibited transaction class exemptions issued by the DOL and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.

                                 USE OF PROCEEDS

          The Depositor intends to use the net proceeds to be received from the sale of the Offered Certificates to pay off certain indebtedness incurred in connection with the acquisition of the Initial Mortgage Loans, to fund the Pre-Funding Accounts and the Capitalized Interest Accounts and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Certificates.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Offered Certificates, the Depositor has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the percentage interest of the Offered Certificates set forth opposite its name below:

                                                          Percentage Interest of
          Underwriter                                      Offered Certificates
          -----------                                     ----------------------
Morgan Stanley & Co. Incorporated............................       50%
PaineWebber Incorporated.....................................       50%

       The Underwriters are collectively committed to purchase all of the Offered Certificates if any Offered Certificates are purchased. The Underwriters have advised the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agents. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of the Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the 1933 Act.

       The Depositor has been advised by the Underwriters that the Underwriters intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

       The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions syndicate covering transactions and penalty bids may cause the price of the Offered Certificates to be higher than it would otherwise be in the absence of such transactions.

       The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the 1933 Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                            LEGAL INVESTMENT MATTERS

          The Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") .

          There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                  LEGAL MATTERS

          Certain legal matters will be passed upon for the Underwriters and the Depositor by Andrews & Kurth L.L.P. Certain legal matters will be passed upon for the Transferor and Life by Troop Steuber Pasich Reddick & Tobey, LLP, Los Angeles, California. Certain legal matters will be passed upon for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                                     RATINGS

          It is a condition to the issuance of the Certificates that the Class A Certificates be rated "AAA" by S&P and "Aaa" by Moody's, and the Class IO Certificates will be rated "AAAr" by S&P and "Aaa" by Moody's.

          The ratings on the Offered Certificates address the likelihood of the receipt by the holders of the Offered Certificates of all distributions on the Mortgage Loans to which they are entitled. The ratings on the Offered Certificates also address the structural, legal and issuer-related aspects associated with the Offered Certificates, including the nature of the Mortgage Loans. In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. The ratings on the Offered Certificates do not represent any assessment of the likelihood that principal prepayments of the Mortgage Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Offered Certificates do not address the possibility that holders of the Offered Certificates might suffer a lower than anticipated yield in the event of principal payments on the Offered Certificates resulting from rapid prepayments of the Mortgage Loans or the application of Excess Spread as described herein. The ratings on the Offered Certificates do not address the ability of the Trust to acquire Subsequent Mortgage Loans, any potential redemption with respect thereto, the payment of any Class A-7 Available Funds Carry-Forward Amounts or the effect on yield resulting therefrom.

          The Depositor has not solicited ratings on the Offered Certificates with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

          A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                     EXPERTS

          The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     ANNEX A

                            DESCRIPTION OF THE POOLS

          The following is a brief description of certain terms of the Mortgage Loans based on the Mortgage Loans and each Pool as of September 13, 1998. Certain mortgage loans may be removed, and other mortgage loans substituted therefor, prior to the Closing Date, from the Pools as described herein. As a result, the statistical information presented below regarding the Mortgage Loans and each Pool as of September 13, 1998 may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Pool at the Closing Date. In addition, the actual Pool may vary from the description below due to a number of factors, including prepayments of the Mortgage Loans.

          The term "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Initial Mortgage Loans in the related Pool or Pools, as specified. The information expressed as a percentage of the Aggregate Principal Balance may not total 100% due to rounding.

          Each Mortgage Loan in the Trust will be assigned to either the Fixed Rate Pool or the Adjustable Rate Pool. The Mortgage Loans comprising the Fixed Rate Pool will be secured by first and second liens with respect to the related Mortgaged Properties and will bear fixed rates of interest. The Mortgage Loans comprising the Adjustable Rate Pool will be secured by first liens on the related Mortgaged Properties and will bear interest at rates that adjust based on the index described in the related mortgage notes. Distributions on the Group I Certificates will be derived primarily from amounts received, collected or recovered in respect of the Fixed Rate Mortgage Loans. Distribution on the Group II Certificates will be derived primarily from amounts received, collected or recovered in respect of the Adjustable Rate Mortgage Loans.

                              FIXED RATE MORTGAGE LOANS

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                      % OF AGGREGATE
                                     NUMBER OF INITIAL         AGGREGATE            PRINCIPAL BALANCE
                                    FIXED RATE MORTGAGE        PRINCIPAL             OF INITIAL FIXED
             STATE                         LOANS                BALANCE            RATE MORTGAGE LOANS
======================================================================================================
Alabama                                         150       $    8,486,455.72                      4.46%
Arizona                                          41            3,351,041.42                      1.76
Arkansas                                         27            1,379,813.48                      0.72
California                                      342           44,476,140.06                     23.35
Colorado                                         50            4,059,653.19                      2.13
Connecticut                                      11              874,766.66                      0.46
District of Columbia                              5              306,916.35                      0.16
Florida                                         132           10,278,373.00                      5.40
Georgia                                         108            7,318,909.47                      3.84
Hawaii                                            9            1,040,284.90                      0.55
Idaho                                             8              403,970.32                      0.21
Illinois                                         35            3,396,358.29                      1.78
Indiana                                          73            4,456,322.67                      2.34
Iowa                                             21            1,223,755.41                      0.64
Kansas                                           24            1,708,622.96                      0.90
Kentucky                                         20            1,368,566.89                      0.72
Louisiana                                        41            2,317,761.30                      1.22
Maine                                             6              338,730.97                      0.18
Maryland                                         52            4,429,760.85                      2.33
Massachusetts                                    16            2,030,837.75                      1.07
Michigan                                        109            7,464,187.64                      3.92
Minnesota                                        22            1,709,068.63                      0.90
Mississippi                                       9              414,088.69                      0.22
Missouri                                         44            2,668,740.49                      1.40
Montana                                          14            1,050,464.00                      0.55
Nebraska                                         16              706,059.70                      0.37
Nevada                                           48            5,395,456.08                      2.83
New Hampshire                                     3              269,838.99                      0.14
New Jersey                                        4              443,392.00                      0.23
New Mexico                                       17              903,323.06                      0.47
New York                                         12            1,812,177.84                      0.95
North Carolina                                  126            9,112,542.91                      4.79
North Dakota                                      1               52,181.88                      0.03
Ohio                                            112            6,750,677.72                      3.54
Oklahoma                                         62            3,393,781.10                      1.78
Oregon                                           29            2,949,552.91                      1.55
Pennsylvania                                     63            4,999,648.44                      2.63
Rhode Island                                      1               87,087.32                      0.05
South Carolina                                   29            2,451,710.79                      1.29

                              FIXED RATE MORTGAGE LOANS

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGES PROPERTIES
                                   (CONTINUED)

=============================================================================================================
South Dakota                                     10              635,933.69                      0.33
Tennessee                                        29            2,043,042.03                      1.07
Texas                                           210           11,807,406.54                      6.20
Utah                                            105           10,246,139.55                      5.38
Virginia                                         48            3,752,631.89                      1.97
Washington                                       55            4,822,242.61                      2.53
West Virginia                                     1              204,500.00                      0.11
Wisconsin                                        13              781,726.41                      0.41
Wyoming                                           5              260,858.15                      0.14
=============================================================================================================
TOTAL:                                        2,368        $ 190,435,502.72                    100.00%
=============================================================================================================




                             MORTGAGE LOAN RATES (%)

                                                                                     % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
            RANGE OF                 OF INITIAL FIXED          PRINCIPAL             OF INITIAL FIXED
    MORTGAGE LOAN RATES (%)        RATE MORTGAGE LOANS          BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
 6.000 -  6.999                                   2       $      246,569.54                      0.13%
 7.000 -  7.999                                  76            7,013,207.74                      3.68
 8.000 -  8.999                                 634           61,482,636.09                     32.29
 9.000 -  9.999                                 677           60,358,338.36                     31.69
10.000 - 10.999                                 467           34,326,883.63                     18.03
11.000 - 11.999                                 298           16,387,805.29                      8.61
12.000 - 12.999                                 141            7,147,383.10                      3.75
13.000 - 13.999                                  49            2,453,159.72                      1.29
14.000 - 14.999                                  17              761,332.03                      0.40
15.000 - 15.999                                   5              162,847.19                      0.09
16.000 - 16.999                                   2               95,340.03                      0.05

=============================================================================================================
TOTAL:                                        2,368        $ 190,435,502.72                    100.00%
=============================================================================================================

As of September 13, 1998, the weighted average Mortgage Loan Rate of the Initial Fixed Rate Mortgage Loans was approximately 9.718% per annum.

                           FIXED RATE MORTGAGE LOANS

                            MORTGAGED PROPERTY TYPES

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
                                    INITIAL FIXED RATE         PRINCIPAL             OF INITIAL FIXED
    MORTGAGED PROPERTY TYPE           MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Single Family                                 2,148         $167,925,284.74                     88.18%
Planned Unit Development                         73            8,398,982.69                      4.41
2 to 4 Family                                    78            8,219,729.19                      4.32
Condominium                                      69            5,891,506.10                      3.09
=============================================================================================================
TOTAL:                                        2,368         $190,435,502.72                    100.00%
=============================================================================================================





                   ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (%)

                                                                                      % OF AGGREGATE
            RANGE OF                    NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
       ORIGINAL COMBINED            INITIAL FIXED RATE         PRINCIPAL             OF INITIAL FIXED
    LOAN-TO-VALUE RATIOS (%)          MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Less than 50.00                                 159        $   7,803,376.19                      4.10%
50.00 - 59.99                                   140            8,733,139.49                      4.59
60.00 - 69.99                                   279           18,674,056.45                      9.81
70.00 - 79.99                                   607           47,691,679.99                     25.04
80.00 - 89.99                                   924           77,726,846.66                     40.82
90.00 - 99.99                                   259           29,806,403.94                     15.65

=============================================================================================================
TOTAL:                                        2,368        $ 190,435,502.72                    100.00%
=============================================================================================================

As of September 13, 1998, the weighted average Original Combined Loan-to-Value Ratio of the Initial Fixed Rate Mortgage Loans was approximately 77.22%.

                              FIXED RATE MORTGAGE LOANS

                                   FICO SCORES

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
                                    INITIAL FIXED RATE         PRINCIPAL             OF INITIAL FIXED
      RANGE OF FICO SCORES            MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Not Available                                    15     $        703,112.23                      0.37%
420 - 439                                         1               38,057.68                      0.02
440 - 459                                         1               42,000.00                      0.02
460 - 479                                        14              657,231.41                      0.35
480 - 499                                        37            1,955,074.39                      1.03
500 - 519                                        65            4,291,610.97                      2.25
520 - 539                                       108            6,682,797.20                      3.51
540 - 559                                       140            9,132,303.35                      4.80
560 - 579                                       156           11,546,088.40                      6.06
580 - 599                                       191           13,586,917.72                      7.13
600 - 619                                       221           17,831,863.84                      9.36
620 - 639                                       245           19,545,832.63                     10.26
640 - 659                                       269           22,844,952.47                     12.00
660 - 679                                       306           26,645,999.47                     13.99
680 - 699                                       219           21,498,742.91                     11.29
700 - 719                                       154           13,215,768.97                      6.94
720 - 739                                        91            7,972,027.54                      4.19
740 - 759                                        79            7,862,858.91                      4.13
760 - 779                                        37            3,021,345.82                      1.59
780 - 799                                        15            1,033,702.45                      0.54
800 - 819                                         3              219,524.67                      0.12
820 - 839                                         1              107,689.69                      0.06

=============================================================================================================
TOTAL:                                        2,368        $ 190,435,502.72                    100.00%
=============================================================================================================

As of September 13, 1998, the weighted average FICO Score of the Initial Fixed Rate Mortgage Loans with available scores was approximately 642.

                              FIXED RATE MORTGAGE LOANS

                                    OCCUPANCY

                                                                                     % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
                                    INITIAL FIXED RATE         PRINCIPAL             OF INITIAL FIXED
           OCCUPANCY                  MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Primary                                       2,180         $176,945,448.11                     92.92%
Investment                                      188           13,490,054.61                      7.08
=============================================================================================================
TOTAL:                                        2,368         $190,435,502.72                    100.00%
=============================================================================================================





                                 PURPOSE OF LOAN

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
                                    INITIAL FIXED RATE         PRINCIPAL             OF INITIAL FIXED
        PURPOSE OF LOAN               MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Purchase                                        433        $  46,238,205.38                     24.28%
Refinance - Cashout                           1,847          133,641,530.10                     70.18
Refinance - Rate Term                            88           10,555,767.24                      5.54
=============================================================================================================
TOTAL:                                        2,368        $ 190,435,502.72                    100.00%
=============================================================================================================

                           FIXED RATE MORTGAGE LOANS

                             PRINCIPAL BALANCES ($)

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
            RANGE OF                INITIAL FIXED RATE         PRINCIPAL             OF INITIAL FIXED
     PRINCIPAL BALANCES ($)           MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
 10,000.01 -  20,000.00                          31        $    528,325.82                       0.28%
 20,000.01 -  30,000.00                         164           4,397,641.81                       2.31
 30,000.01 -  40,000.00                         284          10,068,891.62                       5.29
 40,000.01 -  50,000.00                         333          15,153,078.25                       7.96
 50,000.01 -  60,000.00                         299          16,500,972.35                       8.66
 60,000.01 -  70,000.00                         247          16,031,984.66                       8.42
 70,000.01 -  80,000.00                         191          14,291,849.78                       7.50
 80,000.01 -  90,000.00                         144          12,248,464.87                       6.43
 90,000.01 - 100,000.00                         117          11,121,727.71                       5.84
100,000.01 - 110,000.00                          87           9,142,760.43                       4.80
110,000.01 - 120,000.00                          89          10,232,322.08                       5.37
120,000.01 - 130,000.00                          53           6,622,208.30                       3.48
130,000.01 - 140,000.00                          55           7,505,790.11                       3.94
140,000.01 - 150,000.00                          52           7,543,072.05                       3.96
150,000.01 - 175,000.00                          61           9,785,047.28                       5.14
175,000.01 - 200,000.00                          52           9,757,989.18                       5.12
200,000.01 - 225,000.00                          29           6,117,847.81                       3.21
225,000.01 - 250,000.00                          27           6,360,034.92                       3.34
250,000.01 - 275,000.00                          13           3,463,143.07                       1.82
275,000.01 - 300,000.00                          12           3,475,214.13                       1.82
300,000.01 - 400,000.00                          21           6,870,355.38                       3.61
400,000.01 - 500,000.00                           6           2,685,470.00                       1.41
500,000.01 - 600,000.00                           1             531,311.11                       0.28
=============================================================================================================
TOTAL:                                        2,368        $190,435,502.72                     100.00%
=============================================================================================================

As of September 13, 1998, the average Principal Balance of the Initial Fixed Rate Mortgage Loans was approximately $80,420.40.

                           FIXED RATE MORTGAGE LOANS

                       REMAINING TERMS TO STATED MATURITY

                                                                                      % OF AGGREGATE
            RANGE OF                    NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
        REMAINING TERMS             INITIAL FIXED RATE         PRINCIPAL             OF INITIAL FIXED
       TO STATED MATURITY             MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
 49 -  60                                         4       $     110,320.71                       0.06%
 97 - 108                                         1              58,743.59                       0.03
109 - 120                                        22             936,754.43                       0.49
145 - 156                                         2              50,836.92                       0.03
157 - 168                                        26           1,710,567.58                       0.90
169 - 180                                     1,203          91,224,897.77                      47.90
217 - 228                                         1              33,381.60                       0.02
229 - 240                                       137           8,189,671.89                       4.30
289 - 300                                         8             582,368.40                       0.31
313 - 324                                         2             488,797.51                       0.26
325 - 336                                        15           1,784,103.13                       0.94
337 - 348                                        58           5,038,458.89                       2.65
349 - 360                                       889          80,226,600.30                      42.13
=============================================================================================================
TOTAL:                                        2,368        $190,435,502.72                     100.00%
=============================================================================================================

As of September 13, 1998, the weighted average Original Term to Stated Maturity of the Initial Fixed Rate Mortgage Loans was approximately 265 months.

As of September 13, 1998, the weighted average Remaining Term to Stated Maturity of the Initial Fixed Rate Mortgage Loans was approximately 261 months.

                            ADJUSTABLE RATE MORTGAGE LOANS


               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
                                 INITIAL ADJUSTABLE RATE        PRINCIPAL          OF INITIAL ADJUSTABLE
             STATE                    MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Alabama                                          19        $  1,705,964.14                       1.31%
Arizona                                          14           1,530,925.91                       1.17
Arkansas                                          2             110,725.78                       0.08
California                                      149          23,467,970.63                      17.99
Colorado                                         60           7,973,318.12                       6.11
Connecticut                                       2             192,082.35                       0.15
District of Columbia                              4             441,471.97                       0.34
Florida                                          35           3,989,054.32                       3.06
Georgia                                          40           3,454,417.58                       2.65
Hawaii                                            1             104,483.71                       0.08
Idaho                                             8             645,471.42                       0.49
Illinois                                         30           3,698,668.89                       2.84
Indiana                                          38           2,356,756.04                       1.81
Iowa                                              3             239,605.29                       0.18
Kansas                                            2             172,638.97                       0.13
Kentucky                                         12           1,378,770.05                       1.06
Louisiana                                         5             432,986.67                       0.33
Maine                                             1              49,441.33                       0.04
Maryland                                         39           4,730,556.30                       3.63
Massachusetts                                     6             758,227.63                       0.58
Michigan                                        135          20,085,085.22                      15.40
Minnesota                                         4             361,660.86                       0.28
Mississippi                                       2             145,684.03                       0.11
Missouri                                          8             317,305.61                       0.24
Montana                                           3             158,785.51                       0.12
Nebraska                                          1              61,951.03                       0.05
Nevada                                           19           2,359,365.34                       1.81
New Hampshire                                     3             223,851.86                       0.17
New Jersey                                       11           1,517,416.95                       1.16
New Mexico                                        6             734,428.27                       0.56
New York                                          5             905,121.45                       0.69
North Carolina                                   46           3,625,353.86                       2.78
Ohio                                             47           3,901,903.73                       2.99
Oklahoma                                          9             702,637.04                       0.54
Oregon                                           15           1,726,100.73                       1.32
Pennsylvania                                     12           1,170,866.91                       0.90

                           ADJUSTABLE RATE MORTGAGE LOANS

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGES PROPERTIES
                                   (CONTINUED)

=============================================================================================================
Rhode Island                                      2             254,503.59                       0.20
South Carolina                                   12             999,900.31                       0.77
South Dakota                                      2             102,674.43                       0.08
Tennessee                                         4             492,789.83                       0.38
Texas                                            19           2,471,358.33                       1.89
Utah                                            178          22,408,918.49                      17.18
Vermont                                           4             369,475.91                       0.28
Virginia                                         24           3,771,567.96                       2.89
Washington                                       28           3,476,541.68                       2.67
West Virginia                                     1              59,606.12                       0.05
Wisconsin                                         6             475,409.21                       0.36
Wyoming                                           2             102,779.34                       0.08
=============================================================================================================
TOTAL:                                        1,078        $130,416,580.70                     100.00%
=============================================================================================================





                             MORTGAGE LOAN RATES (%)

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
            RANGE OF             INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
     MORTGAGE LOAN RATE (%)           MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
 6.000 -  6.999                                   2      $      210,132.80                       0.16%
 7.000 -  7.999                                  87          12,171,471.37                       9.33
 8.000 -  8.999                                 309          43,953,676.43                      33.70
 9.000 -  9.999                                 389          48,362,645.96                      37.08
10.000 - 10.999                                 169          16,551,578.33                      12.69
11.000 - 11.999                                  63           5,432,461.87                       4.17
12.000 - 12.999                                  35           2,482,614.56                       1.90
13.000 - 13.999                                  17             844,658.47                       0.65
14.000 - 14.999                                   7             407,340.91                       0.31
=============================================================================================================
TOTAL:                                        1,078        $130,416,580.70                     100.00%
=============================================================================================================

As of September 13, 1998, the weighted average Mortgage Loan Rate of the Initial Adjustable Rate Mortgage Loans was approximately 9.317% per annum.

                            ADJUSTABLE RATE MORTGAGE LOANS

                                GROSS MARGINS (%)

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
            RANGE OF             INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
          MARGINS (%)                 MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
 1.000 -  1.999                                 1     $        93,394.97                       0.07%
 2.000 -  2.999                                 5             434,038.47                       0.33
 3.000 -  3.999                               103          11,874,681.94                       9.11
 4.000 -  4.999                               163          23,565,512.63                      18.07
 5.000 -  5.999                               347          43,684,980.98                      33.50
 6.000 -  6.999                               279          33,792,304.00                      25.91
 7.000 -  7.999                               141          13,819,547.41                      10.60
 8.000 -  8.999                                29           2,360,442.17                       1.81
 9.000 -  9.999                                 7             584,804.71                       0.45
10.000 - 10.999                                 2             113,333.51                       0.09
11.000 - 11.999                                 1              93,539.91                       0.07
=============================================================================================================
TOTAL:                                      1,078        $130,416,580.70                     100.00%
=============================================================================================================

As of September 13, 1998, the weighted average Gross Margin of the Initial Adjustable Rate Mortgage Loans was approximately 5.641%.


                                LIFETIME CAPS (%)

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
            RANGE OF             INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
       LIFETIME CAPS (%)              MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
10.001 - 11.000                                   1      $       71,673.10                       0.05%
11.001 - 12.000                                   2             226,761.86                       0.17
12.001 - 13.000                                  19           2,527,497.63                       1.94
13.001 - 14.000                                  64           8,713,302.55                       6.68
14.001 - 15.000                                 224          31,311,470.52                      24.01
15.001 - 16.000                                 318          41,424,775.59                      31.76
16.001 - 17.000                                 251          30,585,649.97                      23.45
17.001 - 18.000                                 110           9,154,500.55                       7.02
18.001 - 19.000                                  38           3,038,266.04                       2.33
19.001 - 20.000                                  33           2,210,866.01                       1.70
20.001 - 21.000                                  16             943,872.77                       0.72
21.001 - 22.000                                   1              41,237.26                       0.03
Greater than 22.000                               1             166,706.85                       0.13
=============================================================================================================
TOTAL:                                        1,078        $130,416,580.70                     100.00%
=============================================================================================================

As of September 13, 1998, the weighted average Lifetime Caps of the Initial Adjustable Rate Mortgage Loans was approximately 15.730%.

                          ADJUSTABLE RATE MORTGAGE LOANS

                               LIFETIME FLOORS (%)

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
            RANGE OF             INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
      LIFETIME FLOORS (%)             MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
 2.001 -  3.000                                 6       $     463,755.92                       0.36%
 3.001 -  4.000                                45           4,454,333.07                       3.42
 4.001 -  5.000                                 1             112,787.53                       0.09
 5.001 -  6.000                                12           1,093,529.06                       0.84
 6.001 -  7.000                                13           1,342,497.30                       1.03
 7.001 -  8.000                                97          13,979,550.02                      10.72
 8.001 -  9.000                               282          42,370,464.01                      32.49
 9.001 - 10.000                               363          44,400,303.59                      34.04
10.001 - 11.000                               153          14,520,565.79                      11.13
11.001 - 12.000                                50           4,121,145.14                       3.16
12.001 - 13.000                                36           2,476,737.53                       1.90
13.001 - 14.000                                17             871,134.57                       0.67
14.001 - 15.000                                 3             209,777.17                       0.16
=============================================================================================================
TOTAL:                                      1,078        $130,416,580.70                     100.00%
=============================================================================================================

As of September 13, 1998, the weighted average Lifetime Floor of the Initial Adjustable Rate Mortgage Loans was approximately 9.026%.

                          ADJUSTABLE RATE MORTGAGE LOANS

                            MORTGAGED PROPERTY TYPES

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
                                 INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
    MORTGAGED PROPERTY TYPES          MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Single Family                                   924        $109,887,362.27                      84.26%
Condominium                                      65           7,267,461.85                       5.57
Planned Unit Development                         41           6,732,703.06                       5.16
2 to 4 Family                                    48           6,529,053.52                       5.01
=============================================================================================================
TOTAL:                                        1,078        $130,416,580.70                     100.00%
=============================================================================================================

                         ADJUSTABLE RATE MORTGAGE LOANS

                        ORIGINAL LOAN-TO-VALUE RATIOS (%)

                                                                                      % OF AGGREGATE
            RANGE OF                    NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
            ORIGINAL             INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
    LOAN-TO-VALUE RATIOS (%)          MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Less than 50.00                                  42       $   2,534,755.88                       1.94%
50.00 - 59.99                                    34           4,467,904.41                       3.43
60.00 - 69.99                                   120          13,260,104.62                      10.17
70.00 - 79.99                                   258          34,323,464.96                      26.32
80.00 - 89.99                                   413          47,549,281.04                      36.46
90.00 - 99.99                                   211          28,281,069.79                      21.69
=============================================================================================================
TOTAL:                                        1,078        $130,416,580.70                     100.00%
=============================================================================================================

As of September 13, 1998, the weighted average Original Loan-to-Value Ratio of the Initial Adjustable Rate Mortgage Loans was approximately 78.76%.

                          ADJUSTABLE RATE MORTGAGE LOANS

                                   FICO SCORES

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
                                 INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
      RANGE OF FICO SCORES            MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Not Available                                    11     $        809,101.58                      0.62%
420 - 439                                         3              178,125.00                      0.14
440 - 459                                         6              327,015.29                      0.25
460 - 479                                         8              758,808.27                      0.58
480 - 499                                        21            1,877,836.56                      1.44
500 - 519                                        31            3,694,796.12                      2.83
520 - 539                                        59            6,163,026.37                      4.73
540 - 559                                        48            4,149,961.73                      3.18
560 - 579                                        56            7,211,744.33                      5.53
580 - 599                                        82            8,385,481.63                      6.43
600 - 619                                        80           10,123,079.33                      7.76
620 - 639                                        92           10,307,958.57                      7.90
640 - 659                                       105           12,134,684.60                      9.30
660 - 679                                        94           12,228,652.49                      9.38
680 - 699                                       114           14,650,700.84                     11.23
700 - 719                                        95           11,880,335.68                      9.11
720 - 739                                        72            8,941,342.04                      6.86
740 - 759                                        45            7,191,188.31                      5.51
760 - 779                                        37            6,174,021.94                      4.73
780 - 799                                        10            2,228,442.40                      1.71
800 - 819                                         9            1,000,277.62                      0.77
=============================================================================================================
TOTAL:                                        1,078         $130,416,580.70                    100.00%
=============================================================================================================

As of September 13, 1998, the weighted average FICO Score of the Initial Adjustable Rate Mortgage Loans was approximately 652.

                          ADJUSTABLE RATE MORTGAGE LOANS

                                    OCCUPANCY

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
                                 INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
           OCCUPANCY                  MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Primary                                         983       $122,176,532.82                       93.68%
Investment                                       95          8,240,047.88                        6.32
=============================================================================================================
TOTAL:                                        1,078       $130,416,580.70                      100.00%





                                 PURPOSE OF LOAN

                                                                                      % OF AGGREGATE
                                        NUMBER OF              AGGREGATE            PRINCIPAL BALANCE
                                         INITIAL               PRINCIPAL              OF ADJUSTABLE
        PURPOSE OF LOAN                   LOANS                 BALANCE                 RATE LOANS
=============================================================================================================
Purchase                                        520         $ 64,671,905.85                     49.59%
Refinance - Cashout                             503           57,224,778.74                     43.88
Refinance - Rate Term                            55            8,519,896.11                      6.53
=============================================================================================================
TOTAL:                                        1,078         $130,416,580.70                    100.00%
=============================================================================================================

                          ADJUSTABLE RATE MORTGAGE LOANS

                             PRINCIPAL BALANCES ($)

                                                                                      % OF AGGREGATE
                                         NUMBER OF             AGGREGATE            PRINCIPAL BALANCE
            RANGE OF              INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
     PRINCIPAL BALANCES ($)           MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
 10,000.01 -  20,000.00                            2    $         28,605.23                      0.02%
 20,000.01 -  30,000.00                           17             467,783.04                      0.36
 30,000.01 -  40,000.00                           54           1,916,709.30                      1.47
 40,000.01 -  50,000.00                           75           3,415,145.15                      2.62
 50,000.01 -  60,000.00                           81           4,462,404.96                      3.42
 60,000.01 -  70,000.00                           83           5,425,496.78                      4.16
 70,000.01 -  80,000.00                           77           5,776,897.79                      4.43
 80,000.01 -  90,000.00                           69           5,866,730.57                      4.50
 90,000.01 - 100,000.00                           82           7,730,397.19                      5.93
100,000.01 - 110,000.00                           84           8,866,125.27                      6.80
110,000.01 - 120,000.00                           56           6,426,779.74                      4.93
120,000.01 - 130,000.00                           56           6,984,679.54                      5.36
130,000.01 - 140,000.00                           47           6,364,276.44                      4.88
140,000.01 - 150,000.00                           34           4,966,567.76                      3.81
150,000.01 - 175,000.00                           66          10,732,109.16                      8.23
175,000.01 - 200,000.00                           69          12,906,533.16                      9.90
200,000.01 - 225,000.00                           34           7,186,898.56                      5.51
225,000.01 - 250,000.00                           21           5,036,899.65                      3.86
250,000.01 - 275,000.00                           17           4,485,424.65                      3.44
275,000.01 - 300,000.00                           16           4,679,534.49                      3.59
300,000.01 - 400,000.00                           19           6,380,656.86                      4.89
400,000.01 - 500,000.00                            8           3,530,604.09                      2.71
500,000.01 - 600,000.00                            7           3,844,686.94                      2.95
600,000.01 - 700,000.00                            2           1,355,583.39                      1.04
700,000.01 - 800,000.00                            1             749,177.59                      0.57
800,000.01 - 900,000.00                            1             829,873.40                      0.64
=============================================================================================================
TOTAL:                                         1,078        $130,416,580.70                    100.00%
=============================================================================================================

As of September 13, 1998, the average Principal Balance of the Initial Adjustable Rate Mortgage Loans was approximately $120,980.13.

                        ADJUSTABLE RATE MORTGAGE LOANS

                       REMAINING TERMS TO STATED MATURITY

                                                                                      % OF AGGREGATE
            RANGE OF                     NUMBER OF             AGGREGATE            PRINCIPAL BALANCE
         REMAINING TERMS         INITIAL ADJUSTABLE RATE       PRINCIPAL          OF INITIAL ADJUSTABLE
       TO STATED MATURITY             MORTGAGE LOANS            BALANCE            RATE MORTGAGE LOANS
=============================================================================================================
Less than 300                                      8     $       421,920.67                      0.32%
307 - 309                                          4             401,413.11                      0.31
310 - 312                                          5             427,181.07                      0.33
313 - 315                                          6             909,737.20                      0.70
316 - 318                                          5             961,775.88                      0.74
322 - 324                                          1              93,526.09                      0.07
325 - 327                                          1              44,895.92                      0.03
331 - 333                                          2              99,145.63                      0.08
334 - 336                                          8             652,359.77                      0.50
337 - 339                                          7             474,600.68                      0.36
340 - 342                                          6             539,478.08                      0.41
343 - 345                                         31           2,471,061.51                      1.89
346 - 348                                         56           6,051,830.38                      4.64
349 - 351                                         60           7,194,722.73                      5.52
352 - 354                                        161          21,352,176.06                     16.37
355 - 357                                        386          45,839,802.80                     35.15
358 - 360                                        331          42,480,953.12                     32.57

=============================================================================================================
TOTAL:                                         1,078        $130,416,580.70                    100.00%
=============================================================================================================

As of September 13, 1998, the weighted average Original Term to Stated Maturity of the Initial Adjustable Rate Mortgage Loans was approximately 359 months.

As of September 13, 1998, the weighted average Remaining Term to Stated Maturity of the Initial Adjustable Rate Mortgage Loans was approximately 354 months.

PROSPECTUS

                       Morgan Stanley ABS Capital I Inc.
                                   DEPOSITOR
                                 $1,000,000,000
                               (AGGREGATE AMOUNT)
                            ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)
                            ------------------------
    This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by Morgan Stanley ABS Capital I Inc. (the "Depositor") or by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by the Depositor (each, a "Trust Fund"), and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include assets (the "Trust Fund Assets") which will consist of: (a) single family mortgage loans (the "Loans"), including (i) mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties, (ii) closed-end and/or more revolving home equity loan (the "Home Equity Loans") secured by first, second and/or more subordinate liens on one- to four-family residential properties, (iii) home improvement installment sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"), including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and (iv) manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts," and together with the Home Improvement Contracts, the "Contracts") secured by first, second and/or more subordinate liens on Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located; (b) mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (the "Agency Securities"); (c) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities" or "PMBS"); and (d) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Loans, Agency Securities or Private Mortgage-Backed Securities. The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund may include a number of different types and concentrations of Trust Fund Assets to the extent described in the related Prospectus Supplement. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See "Index of Defined Terms" on page 120 of this Prospectus for the location of the definitions of certain capitalized terms.
                            ------------------------
     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
        SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 17.
                            ------------------------
 THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND
  THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR,
    MORGAN STANLEY & CO. INCORPORATED, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS WILL NOT BE INSURED OR GUARANTEED BY
   ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED
                             PROSPECTUS SUPPLEMENT.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
    Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment.

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice to, delivery to and acceptance by Morgan Stanley and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                            ------------------------
                           MORGAN STANLEY DEAN WITTER
September 14, 1998

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

     Distributions to holders of Securities ("Securityholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller or each originator (the "Originator") of the Trust Fund Assets and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors -- Prepayment and Yield Considerations and Reinvestment Risk" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements -- Termination; Optional Termination" herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the securities covered by such prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.
                            ------------------------

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to

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constitute a part of this Prospectus. Neither the Depositor nor the Master
Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

     Requests to the Depositor should be directed in writing to Morgan Stanley ABS Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000. The Depositor has determined that its financial statements are not material to the offering of any class of Securities.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

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                                TABLE OF CONTENTS

Summary of Terms..........................................................    6
Risk Factors..............................................................   17
The Trust Fund............................................................   27
Use of Proceeds...........................................................   42
The Depositor.............................................................   42
Description of the Securities.............................................   42
Credit Enhancement........................................................   57
Yield and Prepayment Considerations.......................................   62
The Agreements............................................................   64
Certain Legal Aspects of the Loans........................................   78
Federal Income Tax Consequences...........................................   92
State Tax Consequences....................................................  112
ERISA Considerations......................................................  112
Legal Investment..........................................................  116
Method of Distribution....................................................  117
Legal Matters.............................................................  118
Financial Information.....................................................  118
Rating....................................................................  118
Index of Defined Terms....................................................  120

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                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Defined Terms" on Page 120 of this Prospectus for the location of the definitions of certain capitalized terms.

Title of Securities........  Asset Backed Certificates (the "Certificates") and
                             Asset Backed Notes (the "Notes" and, together with
                             the Certificates, the "Securities"), which are
                             issuable in Series.

Depositor..................  Morgan Stanley ABS Capital I Inc., a wholly-owned subsidiary of Morgan Stanley Group Inc. None of
                             Morgan Stanley, Morgan Stanley Group Inc. or any
                             other affiliate of the Depositor, the Master
                             Servicer, the Trustee or the Seller has guaranteed
                             or is otherwise obligated with respect to the
                             Securities of any Series. See "The Depositor."

Trustee....................  The trustee(s) (the "Trustee") for each Series of
                             Securities will be specified in the related
                             Prospectus Supplement. See "The Agreements" herein
                             for a description of the Trustee's rights and
                             obligations.

Master Servicer............  The entity or entities named as Master Servicer
                             (the "Master Servicer") in the related Prospectus
                             Supplement. See "The Agreements -- Certain Matters
                             Regarding the Master Servicer and the Depositor."

Trust Fund Assets..........  Assets of the Trust Fund for a Series of Securities
                             will include assets (the "Trust Fund Assets") which
                             will consist of Loans, Agency Securities and/or
                             Private Mortgage-Backed Securities, together with
                             payments in respect of such Trust Fund Assets, as
                             specified in the related Prospectus Supplement. At
                             the time of issuance of Securities of a Series, the
                             Depositor will cause Loans, Agency Securities
                             and/or Private Mortgage-Backed Securities
                             comprising the related Trust Fund to be assigned to
                             the Trustee, without recourse. The Loans, Agency
                             Securities and/or Private Mortgage-Backed
                             Securities will be collected in a pool (each, a
                             "Pool") as of the first day of the month of the
                             issuance of the related Series of Securities or
                             such other date specified in the related Prospectus
                             Supplement (the "Cut-off Date"). A Trust Fund may
                             include a number of different types and
                             concentrations of Trust Fund Assets to the extent
                             described in the related Prospectus Supplement.
                             Trust Fund Assets also may include insurance
                             policies, surety bonds, cash accounts, spread
                             accounts, reinvestment income, guaranties, letters
                             of credit, interest rate cap agreements or interest
                             rate swap agreements. See "Credit Enhancement." In
                             addition, if the related Prospectus Supplement so
                             provides, the related Trust Funds Asset will
                             include the funds on deposit in an account (a
                             "Pre-Funding Account") which will be used to
                             purchase additional Loans during the period
                             specified in such Prospectus Supplement. See "The
                             Agreements -- Pre-Funding Account."

A. Loans...................  The Loans will consist of (i) mortgage loans secured by first, second and/or more subordinate
                             liens on one-to four-family residential properties
                             or security interests in shares issued by
                             cooperative housing corporations (each, a "Mortgage
                             Loan"), (ii) closed-end loans (the "Closed-End
                             Loans") and/or revolving home equity loans or
                             certain balances

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
                             thereof (the "Revolving Credit Line Loans," together with the Closed-End Loans, the "Home
                             Equity Loans") secured by first, second and/or more subordinate liens on one- to four-family residential properties, (iii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by security interests in the home improvements financed thereby
                             (the "Home Improvements"), including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and (iv) manufactured housing installment sales contracts and installment loan agreements
                             (the "Manufactured Housing Contracts" and together with the Home Improvement Contracts, the "Contracts") secured by first, second and/or more subordinate liens on Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located. All Loans,
                             Agency Securities and Private Mortgage-Backed
                             Securities will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

                             As specified in the related Prospectus Supplement, the Home Equity Loans will, and the Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement.
                             As specified in the related Prospectus Supplement, Contracts may be unsecured or secured by purchase money security interests in the Home Improvements or Manufactured Homes financed thereby. The
                             Mortgaged Properties, Home Improvements and
                             Manufactured Homes are collectively referred to herein as the "Properties."

B. Agency Securities.......  The Agency Securities will consist of (i) fully modified pass-through mortgage-backed certificates
                             guaranteed as to timely payment of principal and
                             interest by the Government National Mortgage
                             Association ("GNMA Certificates"), (ii) guaranteed
                             mortgage pass-through certificates issued and
                             guaranteed as to timely payment of principal and
                             interest by the Federal National Mortgage
                             Association ("FNMA Certificates"), (iii) mortgage
                             participation certificates issued and guaranteed as
                             to timely payment of interest and, unless otherwise
                             specified in the related Prospectus Supplement,
                             ultimate payment of principal by the Federal Home
                             Loan Mortgage Corporation ("FHLMC Certificates"),
                             (iv) stripped mortgage-backed securities
                             representing an undivided interest in all or a part
                             of either the principal distributions (but not the
                             interest distributions) or the interest
                             distributions (but not the principal distributions)
                             or in some specified portion of the principal and
                             interest distributions (but not all of such
                             distributions) on certain GNMA, FNMA, FHLMC or
                             other government agency or government-sponsored
                             agency certificates and, unless otherwise specified
                             in the related Prospectus Supplement, guaranteed to
                             the same extent as the underlying securities, (v)
                             another type of guaranteed pass-through certificate
                             issued or guaranteed by GNMA, FNMA, FHLMC or other
                             government agency or government-sponsored agency
                             and described in the related Prospectus Supplement,
                             or (vi) a combination of such Agency Securities.
                             All GNMA Certificates will be backed by the full
                             faith and credit of
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
                             the United States. No FNMA or FHLMC Certificates
                             will be backed, directly or indirectly, by the full
                             faith and credit of the United States. The Agency
                             Securities may consist of pass-through securities
                             issued under the GNMA I Program, the GNMA II
                             Program, FHLMC's Cash or Guarantor Program or
                             another program specified in the Prospectus
                             Supplement. The payment characteristics of the
                             Mortgage Loans underlying the Agency Securities
                             will be described in the related Prospectus
                             Supplement. See "The Trust Fund -- Agency
                             Securities."

C. Private Mortgage-Backed
     Securities............  Private Mortgage-Backed Securities may include (i)
                             pass-through certificates representing beneficial
                             interests in certain mortgage loans or (ii)
                             collateralized mortgage obligations ("CMOs")
                             secured by such mortgage loans. Although mortgage
                             loans underlying a Private Mortgage-Backed Security
                             may be insured or guaranteed by the United States
                             or an agency or instrumentality thereof, they need
                             not be, and the Private Mortgage-Backed Securities
                             themselves will not be, so insured or guaranteed.
                             Unless otherwise specified in the Prospectus
                             Supplement relating to a Series of Securities,
                             payments on the Private Mortgage-Backed Securities
                             will be distributed directly to the Trustee as
                             registered owner of such Private Mortgage-Backed
                             Securities. The Prospectus Supplement for each
                             Series of Securities will specify, with respect to
                             any Private Mortgage-Backed Securities owned by the
                             related Trust Fund: (i) the aggregate approximate
                             principal amount and type of Private
                             Mortgage-Backed Securities; (ii) certain
                             characteristics of the mortgage loans underlying
                             the Private Mortgage-Backed Securities, including
                             (A) the payment features of such mortgage loans,
                             (B) the approximate aggregate principal amount, if
                             known, of the underlying mortgage loans which are
                             insured or guaranteed by a governmental entity, (C)
                             the servicing fee or range of servicing fees with
                             respect to such mortgage loans, and (D) the minimum
                             and maximum stated maturities of the mortgage loans
                             at origination; (iii) the maximum original
                             term-to-stated maturity of the Private
                             Mortgage-Backed Securities; (iv) the weighted
                             average term-to-stated maturity of the Private
                             Mortgage-Backed Securities; (v) the pass-through or
                             certificate rate or ranges thereof for the Private
                             Mortgage-Backed Securities; (vi) the weighted
                             average pass-through or certificate rate of the
                             Private Mortgage-Backed Securities; (vii) the
                             issuer of the Private Mortgage-Backed Securities
                             (the "PMBS Issuer"), the servicer of the Private
                             Mortgage-Backed Securities (the "PMBS Servicer")
                             and the trustee of the Private Mortgage-Backed
                             Securities (the "PMBS Trustee"); (viii) certain
                             characteristics of credit support, if any, such as
                             reserve funds, insurance policies, letters of
                             credit, financial guaranty insurance policies or
                             third party guarantees, relating to the mortgage
                             loans underlying the Private Mortgage-Backed
                             Securities, or to such Private Mortgage-Backed
                             Securities themselves; (ix) the terms on which
                             underlying mortgage loans for such Private
                             Mortgage-Backed Securities may, or are required to,
                             be repurchased prior to stated maturity; and (x)
                             the terms on which substitute mortgage loans may be
                             delivered to replace those initially deposited with
                             the PMBS Trustee. See "The Trust Fund -- Private
                             Mortgage-Backed Securities."

Description of the
Securities.................  Each Security will represent a beneficial ownership interest in, or be secured by the assets of, a
                             Trust Fund created by the Depositor pursuant to an
                             Agreement among the Depositor, the Master Servicer
                             and the

                                        8




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
                             Trustee for the related Series. The Securities of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A
                             Series of Securities may include one or more classes of senior Securities (collectively, the "Senior Securities") and one or more classes of subordinate Securities (collectively, the
                             "Subordinated Securities"). Certain Series or classes of Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement.

                             One or more classes of Securities of each Series
                             (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses and delinquencies; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund
                             Assets; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a rate per annum specified, or calculated in the method described, in the related Prospectus Supplement; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus
                             Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related
                             Prospectus Supplement.

Distributions on the
Securities.................  Distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or
                             at such other intervals and on the dates specified
                             in the related Prospectus Supplement (each, a
                             "Distribution Date") out of the payments received
                             in respect of the assets of the related Trust Fund
                             or Funds or other assets pledged for the benefit of
                             the Securities as described under "Credit
                             Enhancement" herein to the extent specified in the
                             related Prospectus Supplement. The amount allocable
                             to payments of principal and interest on any
                             Distribution Date will be determined as specified
                             in the related Prospectus Supplement. The
                             Prospectus Supplement for a Series of Securities
                             will describe the method of allocating
                             distributions among Securities of different classes
                             as well as the method for allocating distributions
                             among Securities for any particular class.

                             Unless otherwise specified in the related
                             Prospectus Supplement, the aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such Securities will be entitled to receive.
                             If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the

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
                             related Cut-off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") net of the aggregate servicing fees and any other amounts specified in the related Prospectus
                             Supplement (the "Pass-Through Rate") or at such other interest rate as may be specified in such Prospectus Supplement. If specified in the related
                             Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund
                             Assets.

                             The rate at which interest will be passed through or paid to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or notional amount, as applicable, in each case as described in the related Prospectus
                             Supplement.

Credit Enhancement.........  The assets in a Trust Fund or the Securities of one or more classes in the related Series may have the
                             benefit of one or more types of credit enhancement
                             as described in the related Prospectus Supplement.
                             The protection against losses afforded by any such
                             credit support may be limited. The type,
                             characteristics and amount of credit enhancement
                             will be determined based on the characteristics of
                             the Trust Fund Assets and other factors and will be
                             established on the basis of requirements of each
                             Rating Agency rating the Securities of such Series.
                             See "Credit Enhancement."

A. Subordination...........  A Series of Securities may consist of one or more classes of Senior Securities and one or more
                             classes of Subordinated Securities. The rights of
                             the holders of the Subordinated Securities of a
                             Series to receive distributions with respect to the
                             assets in the related Trust Fund will be
                             subordinated to such rights of the holders of the
                             Senior Securities of the same Series to the extent
                             described in the related Prospectus Supplement.
                             This subordination is intended to enhance the
                             likelihood of regular receipt by holders of Senior
                             Securities of the full amount of monthly payments
                             of principal and interest due them. The protection
                             afforded to the holders of Senior Securities of a
                             Series by means of the subordination feature will
                             be accomplished by (i) the preferential right of
                             such holders to receive, prior to any distribution
                             being made in respect of the related Subordinated
                             Securities, the amounts of interest and/or
                             principal due them on each Distribution Date out of
                             the funds available for distribution on such date
                             in the related Security Account and, to the extent
                             described in the related Prospectus Supplement, by
                             the right of such holders to receive future
                             distributions on the assets in the related Trust
                             Fund that would otherwise have been payable to the
                             holders of Subordinated Securities; (ii) reducing
                             the ownership interest (if applicable) of the
                             related Subordinated Securities; (iii) a
                             combination of clauses (i) and (ii) above; or (iv)
                             as otherwise described in the related Prospectus
                             Supplement. If so specified in the related
                             Prospectus Supplement, subordination may apply only
                             in the event of certain types of losses not covered
                             by other forms of credit support, such as hazard
                             losses not covered by standard hazard insurance
                             policies or losses due to the bankruptcy or fraud
                             of the borrower. The related Prospectus Supplement

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
                             will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Account.........  One or more reserve accounts or other cash accounts
                             (each, a "Reserve Account") may be established and
                             maintained for each Series of Securities. The
                             related Prospectus Supplement will specify whether
                             or not such Reserve Accounts will be included in
                             the corpus of the Trust Fund for such Series and
                             will also specify the manner of funding such
                             Reserve Accounts and the conditions under which the
                             amounts in any such Reserve Accounts will be used
                             to make distributions to holders of Securities of a
                             particular class or released from such Reserve
                             Accounts.

C. Letter of Credit........  If so specified in the related Prospectus
                             Supplement, credit support may be provided by one
                             or more letters of credit. A letter of credit may
                             provide limited protection against certain losses
                             in addition to or in lieu of other credit support,
                             such as, in the case of Loans, losses resulting
                             from delinquent payments, losses from risks not
                             covered by standard hazard insurance policies,
                             losses due to bankruptcy of a borrower and
                             application of certain provisions of the federal
                             Bankruptcy Code, and losses due to denial of
                             insurance coverage due to misrepresentations made
                             in connection with the origination or sale of a
                             Loan. The issuer of the letter of credit (the "L/C
                             Bank") will be obligated to honor demands with
                             respect to such letter of credit, to the extent of
                             the amount available thereunder to provide funds
                             under the circumstances and subject to such
                             conditions as are specified in the related
                             Prospectus Supplement. The liability of the L/C
                             Bank under its letter of credit will be reduced by
                             the amount of unreimbursed payments thereunder.

                             The maximum liability of a L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus
                             Supplement of the initial aggregate outstanding principal balance of the Loans in the related Trust
                             Fund or one or more Classes of Securities of the related Series (the "L/C Percentage"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus
                             Supplement.

D. Insurance Policies;
     Surety Bonds and
     Guarantees............  If so specified in the related Prospectus
                             Supplement, credit support for a Series may be
                             provided by an insurance policy and/or a surety
                             bond issued by one or more insurance companies or
                             sureties. Such certificate guarantee insurance or
                             surety bond will guarantee timely distributions of
                             interest and/or full distributions of principal on
                             the basis of a schedule of principal distributions
                             set forth in or determined in the manner specified
                             in the related Prospectus Supplement. If specified
                             in the related Prospectus Supplement, one or more
                             bankruptcy bonds, special hazard insurance
                             policies, other insurance or third-party guarantees
                             may be used to provide coverage for the risks of
                             default or types of losses set forth in such
                             Prospectus Supplement.

E. Over-Collateralization... If so provided in the Prospectus Supplement for a
                             Series of Securities, a portion of the interest payment on each Loan may be applied as an

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
                             additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

F. Loan Pool
     Insurance Policy....... A mortgage pool insurance policy or policies may be obtained and maintained for Loans relating to any
                             Series of Securities, which shall be limited in
                             scope, covering defaults on the related Loans in an
                             initial amount equal to a specified percentage of
                             the aggregate principal balance of all Loans
                             included in the Pool as of the related Cut-off
                             Date.

G. FHA Insurance............ If specified in the related Prospectus Supplement, all or a portion of the Loans relating to any
                             Series of Securities may be (i) insured by the
                             Federal Housing Administration (the "FHA") and/or
                             (ii) partially guaranteed by the Department of
                             Veterans' Affairs (the "VA"). See "Certain Legal
                             Aspects of the Loans -- The Title I Program."

H. Cross-Collateralization.. If specified in the related Prospectus Supplement, separate classes of a Series of Securities may evidence the beneficial ownership of, or be secured by, separate groups of assets included in a Trust
                             Fund. In such case, credit support may be provided by a cross- collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups prior to distributions to Subordinated
                             Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. See "Credit Enhancement
                             -- Cross-Collateralization."

                             If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds. See "Credit Enhancement --
                             Cross-Collateralization."

I. Other Arrangements......  Other arrangements as described in the related
                             Prospectus Supplement including, but not limited
                             to, one or more bankruptcy bonds, special hazard
                             insurance policies, other insurance or third-party
                             guarantees, interest rate swap agreements, interest
                             rate cap agreements or other similar arrangements
                             will be described in the related Prospectus
                             Supplement. An interest rate swap agreement
                             involves an agreement between two parties under
                             which one party makes to the other party periodic
                             payments based on a fixed rate of interest and
                             receives in return periodic payments based on a
                             variable rate of interest, which rates of interest
                             are calculated on the basis of a specified notional
                             amount of principal for a specified period of time
                             as will be described in the related Prospectus
                             Supplement. An interest rate cap agreement involves
                             an agreement between two parties in which one party
                             agrees to make payments to the other party when a
                             designated market interest rate goes above a
                             designated level on predetermined dates or during a
                             specified time period as will be described in the
                             related Prospectus Supplement.

Advances.................... The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan
                             in a Pool on behalf of the Master Servicer
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
                             (each, a "Sub-Servicer") may be obligated to
                             advance amounts (each, an "Advance") corresponding
                             to delinquent interest and/or principal payments on
                             such Loan (including, in the case of Cooperative
                             Loans, unpaid maintenance fees or other charges
                             under the related proprietary lease), net of the
                             Servicing Fee if so specified in the related
                             Prospectus Supplement, until the date, as specified
                             in the related Prospectus Supplement, following the
                             date on which the related Property is sold at a
                             foreclosure sale or the related Loan is otherwise
                             liquidated. Any obligation to make Advances may be
                             subject to limitations as specified in the related
                             Prospectus Supplement. If so specified in the
                             related Prospectus Supplement, Advances may be
                             drawn from a cash account available for such
                             purpose as described in such Prospectus Supplement.
                             Advances will be reimbursable to the extent
                             described under "Description of the Securities --
                             Advances" herein and in the related Prospectus
                             Supplement.

                             In the event the Master Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or Sub-Servicer. See "Description of the Securities --
                             Advances."

Optional Termination.......  The Master Servicer or the party specified in the related Prospectus Supplement, including the holder
                             of the residual interest in a REMIC, may have the
                             option to effect early retirement of a Series of
                             Securities through the purchase of the Trust Fund
                             Assets. The Master Servicer will deposit the
                             proceeds of any such purchase in the Security
                             Account for each Trust Fund as described under "The
                             Agreements -- Payments on Loans; Deposits to
                             Security Account." Any such purchase of Trust Fund
                             Assets and property acquired in respect of Trust
                             Fund Assets evidenced by a Series of Securities
                             will be made at the option of the Master Servicer,
                             such other person or, if applicable, such holder of
                             the REMIC residual interest, at a price specified
                             in the related Prospectus Supplement. The exercise
                             of such right will effect early retirement of the
                             Securities of that Series, but the right of the
                             Master Servicer, such other person, or, if
                             applicable, such holder of the REMIC residual
                             interest, to so purchase is subject to the
                             principal balance of the related Trust Fund Assets
                             being less than the percentage specified in the
                             related Prospectus Supplement of the aggregate
                             principal balance of the Trust Fund Assets at the
                             Cut-off Date for the Series. Upon such requirement
                             being satisfied, the parties specified in the
                             related Prospectus Supplement may purchase all
                             Trust Fund Assets and thereby effect retirement of
                             such Series of Securities. In such event, the
                             applicable purchase price will be sufficient to pay
                             the aggregate outstanding principal balance of such
                             Series of Securities and any undistributed
                             shortfall in interest of such Series of Securities
                             as will be described in the related Prospectus
                             Supplement. The foregoing is subject to the
                             provision that if a REMIC election is made with
                             respect to a Trust Fund, any repurchase pursuant to
                             clause (ii) above will be made only in connection
                             with a "qualified liquidation" within the meaning
                             of Section 860F(g)(4) of the Code.

Legal Investment...........  The Prospectus Supplement for each series of
                             Securities will specify which, if any, of the
                             classes of Securities offered thereby constitute
                             "mortgage related securities" for purposes of the
                             Secondary Mortgage Market Enhancement Act of 1984
                             ("SMMEA"). Classes of Securities
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
                             that qualify as "mortgage related securities" will
                             be legal investments for certain types of
                             institutional investors to the extent provided in
                             SMMEA, subject, in any case, to any other
                             regulations which may govern investments by such
                             institutional investors. Institutions whose
                             investment activities are subject to review by
                             federal or state authorities should consult with
                             their counsel or the applicable authorities to
                             determine whether an investment in a particular
                             class of Securities (whether or not such class
                             constitutes a "mortgage related security") complies
                             with applicable guidelines, policy statements or
                             restrictions. See "Legal Investment."

Federal Income Tax
  Consequences.............  The federal income tax consequences to
                             Securityholders will vary depending on whether one
                             or more elections are made to treat the Trust Fund
                             or specified portions thereof as a REMIC under the
                             provisions of the Internal Revenue Code of 1986, as
                             amended (the "Code"). The Prospectus Supplement for
                             each Series of Securities will specify whether such
                             an election will be made. If a REMIC election is
                             made, Securities representing regular interests in
                             a REMIC will generally be taxable to holders in the
                             same manner as evidences of indebtedness issued by
                             the REMIC. Stated interest on such regular
                             interests will be taxable as ordinary income and
                             taken into account using the accrual method of
                             accounting, regardless of the holder's normal
                             accounting method. If no REMIC election is made,
                             interest (other than original issue discount
                             ("OID")) on Securities that are characterized as
                             indebtedness for federal income tax purposes will
                             be includible in income by holders thereof in
                             accordance with their usual method of accounting.
                             Certain classes of Securities may be issued with
                             OID. A holder should be aware that the Code and the
                             Treasury regulations promulgated thereunder do not
                             adequately address certain issues relevant to
                             prepayable securities, such as the Securities.
                             Holders that will be required to report income with
                             respect to the related Securities under the accrual
                             method of accounting will do so without giving
                             effect to delays and reductions in distributions
                             attributable to a default or delinquency on the
                             Trust Fund Asset, except possibly to the extent
                             that it can be established that such amounts are
                             uncollectible. As a result, the amount of income
                             (including OID) reported by a holder of a Security
                             in any period could significantly exceed the amount
                             of cash distributed to such holder in that period.

                             If a REMIC election is made with respect to a Series of Securities, then, upon the issuance of those Securities, special counsel to the Depositor will issue an opinion generally to the effect that the arrangement by which such Securities are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Such Securities will be designated as "regular interests" or "residual interests" in a REMIC. A REMIC will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests. Such holders will report their proportionate share of the taxable income of the REMIC whether or not they receive cash distributions from the REMIC attributable to such income. A portion (or, in some cases, all) of the income from a residual interest (i) may not be subject to offset by losses from other activities,
                             (ii) for a holder that is subject to tax under the Code on unrelated business taxable
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
                             income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) residual interests are subject to transfer restrictions and (ii) certain transfers of residual interests will not be recognized for federal income tax purposes.
                             Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC.

                             If so specified in the Prospectus Supplement for a Series of Securities, then, upon the issuance of those Securities, special counsel to the Depositor will issue an opinion generally to the effect that the arrangement by which such Securities are issued will be classified as a grantor trust under Subpart
                             E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. If so provided in the Prospectus Supplement for a Series of Securities representing interests in Trust Fund
                             Assets, holders of Securities of such Series will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the assets held in the Trust Fund for such Series. All income with respect to a Stripped
                             Security will be accounted for as OID and, unless otherwise specified in the related Prospectus
                             Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

                             If so specified in the Prospectus Supplement for a Series of Securities, special counsel to the Depositor will issue an opinion generally to the effect that the Trust Fund will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. If Notes are issued by such Trust
                             Fund, such Notes will be treated as indebtedness for federal income tax purposes. The holders of the Certificates issued by such Trust Fund, if any, will agree to treat the Certificates as equity interests in a partnership.

                             Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold. The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the Securities are set forth herein under "Federal Income Tax Consequences." The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular
                             Series will be set forth under the heading "Federal
                             Income Tax Consequences" in the related Prospectus
                             Supplement. See "Federal Income Tax Consequences."

ERISA Considerations.......  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the
                             Employee Retirement Income Security Act of 1974, as
                             amended ("ERISA"), or the Code should carefully
                             review with its legal advisors whether the purchase
                             or holding of Securities could give rise to a
                             transaction prohibited or not otherwise permissible
                             under ERISA or the Code. Certain exemptions from
                             the prohibited transaction rules could be
                             applicable to the acquisition of the Securities.
                             See "ERISA Considerations." The U.S. Department of
                             Labor has issued an individual exemption,
                             Prohibited Transaction Exemption 90-24, to Morgan
                             Stanley & Co. Incorporated that generally exempts
                             from the
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
                             application of certain of the prohibited
                             transaction provisions of ERISA and the Code,
                             transactions relating to the purchase, sale and
                             holding of pass-through certificates underwritten
                             by such underwriter such as certain classes of the
                             Securities and the servicing and operation of asset
                             pools, provided that certain conditions are
                             satisfied as will be described in the related
                             Prospectus Supplement. Certain classes of
                             Securities may not be transferred unless the
                             Trustee and the Depositor are furnished with a
                             letter of representation or an opinion of counsel
                             to the effect that such transfer will not result in
                             a violation of the prohibited transaction
                             provisions and will not subject the Trustee, the
                             Depositor or the Master Servicer to additional
                             obligations. See "Description of the Securities--
                             General" and "ERISA Considerations."

Rating.....................  It will be a requirement for issuance of any Series that the Securities offered by this Prospectus and
                             the related Prospectus Supplement be rated by at
                             least one Rating Agency in one of its four highest
                             applicable rating categories. The rating or ratings
                             applicable to Securities of each Series offered
                             hereby and by the related Prospectus Supplement
                             will be as set forth in the related Prospectus
                             Supplement. A securities rating should be evaluated
                             independently of similar ratings on different types
                             of securities. A securities rating does not address
                             the effect that the rate of prepayments on Loans
                             for a Series may have on the yield to investors in
                             the Securities of such Series. See "Risk Factors --
                             Ratings are not Recommendations."

Risk Factors...............  For a discussion of certain risks associated with an investment in the Securities, see "Risk Factors"
                             on page 17 herein and in the related Prospectus
                             Supplement.
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                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.

Lack of Secondary Market Limits Liquidity

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series. Morgan Stanley & Co. Incorporated, through one or more of its affiliates, and the other underwriters, if any, specified in the related
Prospectus Supplement, presently expect to make a secondary market in securities, but have no obligation to do so.

Limited Sources of Payments -- No Recourse to Sellers, Depositor or Master
Servicer

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust
Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities.
Further, at the times set forth in the related Prospectus Supplement, certain
Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related
Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be to obtain certain representations and warranties from each Seller or each originator (the
"Originator") of the Trust Fund Assets and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Trust Fund Asset, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or Originator of such Trust Fund Asset, or (ii) to the extent provided in the related Prospectus
Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases. The only obligations of the Master Servicer, other than its master servicing obligations, with respect to the Trust Fund
Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Master Servicer may be required to repurchase or substitute for any Trust Fund Asset with respect to which such representations and warranties are breached. There is no assurance, however, that the Master Servicer will have the financial ability to effect any such repurchase or substitution.

     The only obligations of any Seller or Originator with respect to Trust Fund
Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A
Seller or Originator may be required to repurchase or substitute for any Trust
Fund Asset with respect to which such representations and warranties or document delivery requirements are breached. There is no assurance, however, that such Seller or Originator will have the financial ability to effect such repurchase or substitution.

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Limitations on Credit Enhancement for Protection Against Losses

     Limitation Regarding Types of Losses Covered. Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement."

     Disproportionate Benefits to Certain Classes and Series. A Series of
Securities may include one or more classes of Subordinated Securities, if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the related Senior Securities, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a Series are made in a specified order of priority, any related credit enhancement may be exhausted before the principal of the later paid classes of Securities of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Trust Fund Assets may fall primarily upon those classes of Securities having a latter right of payments. Moreover, if a form of credit enhancement covers the Securities of more than one Series and losses on the related Trust Fund Assets exceed the amount of such credit enhancement, it is possible that the holders of Securities of one (or more) such Series will be disproportionately benefited by such credit enhancement to the detriment of the holders of Securities of one (or more) other such Series. The amount of any applicable credit enhancement supporting one or more other classes of Securities will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities as described below under "-- Ratings are not Recommendations."

     Limitations on FHA Insurance for Title I Loans. The related Prospectus
Supplement will specify the number and percentage of Title I Loans, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to the Title I Program. Since the FHA insurance amount for the Title I
Loans is limited as described herein under "Certain Legal Aspects of the Loans
-- The Title I Program" and in the related Prospectus Supplement, and since the adequacy of such FHA insurance is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA insurance is or will be adequate to cover 90% of all potential losses on the Title I Loans included in the related Trust Fund. If the FHA insurance for the Title I Loans is reduced to zero, such Loans will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Loan insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I
Loans are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual
Title I Loan. See "Certain Legal Aspects of the Loans -- The Title I Program."

     The availability of FHA reimbursement following a default on a Title I Loan is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Seller, the FHA claims administrator, the Master Servicer and any subservicer with the FHA regulations in originating and servicing such Title I Loan, and limits on the aggregate insurance coverage available in the lender's insurance company reserve account. For example, the FHA Regulations provide that, prior to originating a Title I Loan, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Seller will represent and warrant that the Title I Loans have been originated and serviced in compliance with all FHA regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA regulations may result in a denial of FHA claims, and there can be no assurance that

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the FHA's enforcement of the FHA regulations will not become more strict in the future. See "Certain Legal Aspects of the Loans -- The Title I Program."

Basis Risk and Possible Interest Shortfalls

     The Trust Fund Assets may accrue interest at variable rates based on changes in specified indexes (as set forth in the related Prospectus Supplement) which may adjust monthly, quarterly, annually or otherwise. The Securities, however, may accrue interest at interest rates based on different indexes and may adjust on different periods. As a result, there may be periods during which the weighted average rate of interest at which the Trust Fund Assets are accruing interest is less than the rate of interest on the Securities. The resulting shortfall in interest collections on the Trust Fund Assets vis-a-vis the amount of interest owed on the Securities will, unless otherwise specified in the related Prospectus Supplement, be borne by the holders of such Securities.

Prepayment and Yield Considerations and Reinvestment Risk

     Prepayment and Yield considerations; Yield May Vary. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the rate, timing and extent of prepayments
(including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust
Fund Assets. The repurchase of Loans by a Seller, an Originator or the Master
Servicer may result from repurchases of Trust Fund Assets due to material breaches of such Seller's, such Originator's or the Master Servicer's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. The
"yield to maturity" is the rate of return an investor in a Security will receive if such Security is held to its maturity date taking into account the purchase price, redemption value, time to maturity, interest rate borne by such Security and the time between interest payments. The "weighted average life" of a Security refers to the amount of time that would elapse from the date of its issuance until each dollar applicable to principal of such Security is distributed to the investor. The yields to maturity and weighted average lives of the Securities will also be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. A delay in distributions of principal resulting in an extension of the weighted average life of a Security or an acceleration in distributions of principal resulting in a reduction of the weighted average life of a Security may adversely impact the yield to maturity anticipated by an investor in such Security. See "Yield and Prepayment Considerations" and "The Agreements --
Pre-Funding Account."

     Reinvestment Risk Due to Prepayment of Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. Amounts received by an investor from distributions on a Security may be reinvested at prevailing interest rates which may be higher or lower than the interest rate payable on the Securities. In general, if prevailing interest rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. If, however, prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. Thus, an investor may receive accelerated principal payments on the Securities held by the investor for reinvestment at a time when prevailing interest rates are lower than the interest rate payable on such Securities. Conversely, an investor may not receive any prepayments on such Securities at a time when any such prepayments could be reinvested at interest rates

                                       19




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


higher than those payable on the Securities. See "Yield and Prepayment
Considerations" and "The Agreements -- Pre-Funding Account."

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related
Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities --
Distributions on Securities -- Distributions of Interest."

Greater Risk Considerations Due to Geographic Concentration

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Loans relating to any Series of Securities in any such region may present risk considerations in addition to those generally present for similar loan-backed securities without such concentration.
See "The Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Loans underlying the Securities of any Series.

Nature of Security May Affect Payments on Loans

     Low Credit Quality Borrowers May Affect Payments. Certain of the Loans underlying a Series of Securities may have been made to lower credit quality borrowers who have marginal credit and fall into one of two categories:
customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks and other traditional lending sources, and customers with a derogatory credit report, including a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans and garnishment of wages. The average Loan Rate on those Loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. The payment experience on loans made to these types of borrowers is likely to be different from that on loans made to borrowers with higher credit quality, and is likely to be more sensitive to changes in the economic climate in the areas in which such borrowers reside.

     Balloon Payments May Affect Payments. Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

     Property Values May be Insufficient. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the

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


applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

     Delays in Liquidation and Receipt of Proceeds Due to Litigation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master
Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted
Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses May Affect Proceeds.
Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

     Home Equity Loans; Junior Loans Create Additional Risk of Loss. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property.

     Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans."

     Risks Associated with Non-Owner Occupied Properties. Certain of the
Properties relating to Loans may not be owner occupied. It is possible that the rates of delinquencies, foreclosures and losses on Loans secured by non-owner occupied Properties could be higher than such rates on Loans secured by the primary residence of the borrower.

Potential Liability for Environmental Conditions

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of

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cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans -- Environmental Risks."

Security Interest Risks Associated with Certain Loan Assets

     Security Interests relating to Contracts Secured by Home Improvements or
Manufactured Homes. Certain Contracts may be secured by security interests in Home Improvements or Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Home Improvements or Manufactured Homes and enforcement of rights to realize upon the value of such Home Improvements or Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in Home Improvements or a Manufactured Home will vary from state to state. Unless otherwise specified in the related Prospectus
Supplement, the Master Servicer of a Contract will not amend any certificate of title to change the lienholder specified therein from such Master Servicer to the applicable Trustee and will not deliver any certificate of title to such Trustee or note thereon such Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Trustee of the security interest in the Home Improvements or a Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Trustee, the assignment of the security interest in the Home Improvements or Manufactured Home may not be effective against creditors of the Master Servicer or a trustee in bankruptcy of the Master Servicer. While the Depositor cannot quantify the expense and administrative burden involved by the Master Servicer taking such actions, in a transaction with a diversified pool of Contracts consisting of a large number of Contracts with relatively small principal balances, the expense and administrative burden of such actions may be prohibitive. If any related credit enhancement is exhausted and a Contract is in default, then recovery of amounts due on such Contracts is dependent on repossession and resale of the Home
Improvements or Manufactured Home securing such Contract. Certain other factors may limit the ability of the Master Servicer to realize upon the Home
Improvements or Manufactured Homes or may limit the amount realized to less than the amount due.

     Manufactured Homes, unlike Mortgaged Properties, and Home Improvement, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.
The Home Improvement Contracts will be originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. For more information concerning
Home Improvement Contracts and Manufactured Housing Contracts, see "The Trust
Fund -- The Loans -- Home Improvement Contracts" and "-- Manufactured Housing
Contracts."

     Unsecured Contracts. The obligations of the borrower under certain
Contracts included as part of the related Trust Fund Assets may not be secured by an interest in the related real estate or otherwise, and the related Trust
Fund, as the owner of such Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an unsecured
Contract, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an unsecured Contract, the obligations of the borrower under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an unsecured

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Contract may not demonstrate the same degree of concern over performance of its obligations under such Contract as if such obligations were secured by a family residence owned by such borrower.

Certain Federal Laws May Affect the Loans

     Consumer Protection Laws May Affect Collections. The Loans may also be subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit
     Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     These laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of such laws. In addition, violation of such laws may limit the ability to collect all or a part of the principal of or interest on the Loans and could subject assignees to damages and administrative enforcement.
See "Certain Legal Aspects of the Loans -- Consumer Protection Laws."

     The Riegle Act May Affect Enforceability of Loans. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement
Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity
Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Holder in Due Course Rules May Affect Collections. The Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor.
The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     The federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended
(the "Relief Act"), may affect the ability of the Master Servicer to collect full amounts of interest on certain Loans and could interfere with the ability of the Master Servicer to foreclose on certain Properties. See "Certain Legal
Aspects of the Loans -- Soldiers' and Sailors' Civil Relief Act" herein.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit

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


enhancement described in the related Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series. See "Certain
Legal Aspects of the Loans."

Limitations on Interest Payments and Foreclosures

     Generally, under the terms of the Relief Act or similar state legislation, a mortgagor who enters military service after the origination of the related mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Loan during the mortgagor's period of active duty status. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Ratings are not Recommendations

     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related
Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt. In the event of a reduction in the rating of a Series of Securities, the market price of such Securities could be adversely affected.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating
Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors

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


of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust
Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See "Rating."

Book-Entry Registration May Reduce Liquidity

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through The
Depository Trust Company ("DTC"), participating organizations, Financial
Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Securityholders, as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries.
See "Description of the Securities--Book-Entry Registration of Securities."

Reinvestment Risk Related to Pre-Funding Accounts

     If so provided in the related Prospectus Supplement, on the related Closing
Date the Depositor will deposit cash from the proceeds of the issuance of the related Series of Securities in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The
Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the related Closing Date to a date not more than three months after such Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or
Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Certificates.

Bankruptcy and Insolvency Risks

     Insolvency of Depositor May Cause Losses and Delays. The Seller and the
Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans by the Depositor to the Trust
Fund as a borrowing by the Depositor, secured by a pledge of the Loans. In such a case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities. If the sale of the Loans by the Depositor to the Trust Fund is recharacterized as a borrowing by the

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Depositor, the Loans will be part of the Depositor's bankruptcy estate and may be available to repay other creditors of the Depositor as well as the Trust
Fund. Depending on the priority of the Trustee's security interest in the Loans, the successful recharacterization of such sale as a borrowing may result in an insufficient amount remaining to pay the Trust Fund after the claims of other secured creditors of the Depositor have been reimbursed from any cash flow relating to the Loans or proceeds from the disposition of the Loans and/or other creditors have shared in the distribution of such cash flow or proceeds. Even if the sale of the Loans is not so recharacterized, any litigation due to the bankruptcy of the Depositor could result in a delay in payments from the cash flow of the Loans to the Trustee.

     Insolvency of Master Servicer May Prevent Replacing Master Servicer. In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Master Servicer.

     Each Agreement will specify the time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date and such time period will also be specified in the related
Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     Insolvency of Loan Debtor May Cause Losses and Delays. In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance for the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

Tax Consequences of Owning Original Issue Discount Securities

     Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt
Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See "Federal Income Tax Consequences
-- General -- Interest and Acquisition Discount" and "-- Market Discount" herein.

Value of Trust Fund Assets May be Insufficient

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit
Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master
Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders.

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Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

Value of Indexed Securities May be Affected

     An investment in Securities indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Security is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Security is so indexed, the principal amount payable) on the related final Distribution Date may be less than the original purchase price of such Security if allowed pursuant to the terms of such Security, including the possibility that no principal will be paid. The secondary market for such Securities will be affected by a number of factors, independent of the characteristics of the Trust Fund Assets, structure of the cash flows and the value of the applicable currency commodity, interest rate or other index, including the volatility of the applicable currency, commodity, interest rate or other index, the time remaining to the maturity of such Securities, the amount outstanding of such Securities and market interest rates. The value of the applicable currency, commodity, interest rate or other index depends on a number of interrelated factors, including economic, financial and political events.
Additionally, if the formula used to determine the principal amount, premium, if any, or interest payable with respect to such Securities contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, interest rate or other index may be increased. The historical experience of the relevant currencies, commodities, interest rates or other indices should not be taken as an indication of future performance of such currencies, commodities, interest rates or other indices during the term of any Security. The credit ratings assigned to any Series or class of Securities, in no way, are reflective of the potential impact of the factors discussed above, or any other factors, on the market value of the Securities. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Securities and the suitability of such Securities in light of their particular circumstances.

                                 THE TRUST FUND

General

     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust
Fund will consist of assets (the "Trust Fund Assets") consisting of a pool
(each, a "Pool") comprised of Loans, Agency Securities and/or Private
Mortgage-Backed Securities as specified in the related Prospectus Supplement, together with payments in respect of such Loans, and certain other accounts, obligations or agreements, in each case, as specified in the related Prospectus
Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

---------------

*Whenever the terms "Pool," "Certificates," "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or
 Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans, Agency Securities or Private Mortgage-Backed Securities in such Pool.
 Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term "Trust Fund" will refer to one specific Trust Fund.

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


     The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from sellers (the "Sellers"). The Sellers may be affiliates of the Depositor. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria described below under "The Loans --
Underwriting Standards." The Depositor will cause the Trust Fund Assets to be assigned without recourse to the Trustee named in the related Prospectus
Supplement for the benefit of the holders of the Securities of the related
Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "The Agreements." With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master
Servicer alone were servicing such Loans.

     As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities.
No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers or the Originators and to assign to the Trustee for such Series the Depositor's rights with respect to such representations and warranties. See "The Agreements --
Assignment of the Trust Fund Assets." The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "The Trust Fund -- Representations by Sellers or Originators;
Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities --
Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related
Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed
Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus
Supplement. A schedule of the Loans, Agency Securities and/or Private
Mortgage-Backed Securities relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

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The Loans

     General. Unless otherwise specified in the related Prospectus Supplement, Loans will consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, Home Equity
Loans, Home Improvement Contracts or Manufactured Housing Contracts. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving
Credit Line Loans." If so specified, the Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The Loans will have been originated in accordance with the underwriting criteria specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first day of each month.
The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related
Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. As specified in the related Prospectus
     Supplement, the Loans will provide either for payments in level monthly installments (except in the case of Loans with balloon payments) consisting of interest equal to one-twelfth of the specified interest rate borne by such Loan (the "Loan Rate") times the unpaid principal balance, with the remainder of such payment applied to principal, for payments that are allocated to principal and interest according to the daily simple interest method, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related
     Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the Loan Rate for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("lockout periods"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the

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     related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

     A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties." Home Improvement Contracts and Manufactured Housing
Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged
Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related
Prospectus Supplement, Home Improvement Contracts and Manufactured Housing
Contracts may be unsecured or secured by purchase money security interests in the Home Improvements and Manufactured Homes financed thereby. The Mortgaged
Properties, and the Home Improvements and the Manufactured Homes are collectively referred to herein as the "Properties." The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single
Family Properties") or "mixed used properties" which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses.
Such Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus
Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family
Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related Prospectus
Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan.
Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related
Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan

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and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Home Improvement Contracts. The Trust Fund Assets for a Series of
Securities may consist, in whole or in part, of Home Improvement Contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home
Improvements financed thereby. Except as otherwise specified in the related
Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related
Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement
Contract is computed in the manner described in the related Prospectus
Supplement.

     Manufactured Housing Contracts. The Trust Fund Assets for a Series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing
Contracts" and together with the Home Improvement Contracts, the "Contracts"), originated by a manufactured housing dealer in the ordinary course of business.
As specified in the related Prospectus Supplement, the Manufactured Housing
Contracts will be secured by either Manufactured Homes (as defined below), located in any of the fifty states or the District of Columbia or by Mortgages on the real estate on which the Manufactured Homes are located.

     Unless otherwise specified in the related Prospectus Supplement, the manufactured homes (the "Manufactured Homes") securing the Manufactured Housing
Contracts will consist of manufactured homes within the meaning of 42 United
States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured Homes, unlike Mortgaged Properties, and Home Improvements, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off
Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, Home Improvements or Manufactured Homes), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of

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the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates
("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related
Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     The "Loan-to-Value Ratio" of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus
Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool.
To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

     Underwriting Standards. The Loans will be acquired by the Depositor, either directly or through affiliates, from the Sellers. The Depositor does not originate Loans and has not identified specific Originators or Sellers of Loans from whom the Depositor, either directly or through affiliates, will purchase
Loans. Unless otherwise specified in the related Prospectus Supplement, the Loans will be originated in accordance with the following underwriting criteria.
Each Seller or Originator will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.
As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller or Originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property, Home Improvements or Manufactured Home, as applicable, as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including, among other things, the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus
Supplement, will be verified by the related Seller or Originator. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit

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history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source
(typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal, if applicable, will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is based on the market value of comparable properties, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the collateral. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related Prospectus Supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each Seller's or Originator's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio.

     After obtaining all applicable employment, credit and property information, the related Seller or Originator will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related Prospectus Supplement. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

     Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase.
These types of Loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

Modification of Loans

     The Master Servicer may agree, subject to the terms and conditions set forth in the related Agreement, to modify, waive or amend any term of a Loan in a manner that is consistent with the servicing standard set forth in the related
Agreement and related Prospectus Supplement; provided however, that such modification, waiver or amendment may not affect the tax status of the Trust
Fund or cause any tax to be imposed on the Trust Fund or materially impair the security for the related Loan.

Agency Securities

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United Stated Department of Housing and Urban Development ("HUD"). Section 306(g) of Title II of the
National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V

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of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA
Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement
(a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its
Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA
Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA
Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment.
Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

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     Regular monthly installment payments on each GNMA Certificate held in a
Trust Fund will be comprised of interest due as specified on such GNMA
Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a
GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the
Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan.
Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA
Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA
Certificates related to a Series of Certificates may be held in book-entry form.

     GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA Project
Issuers") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA
Project Certificates"). The Prospectus Supplement for a Series of Certificates that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National
Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.
FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are either Guaranteed Mortgage
Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities
("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA
Certificate included in the Trust Fund for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (i) fixed-rate level installment conventional mortgage loans; (ii) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (iii) adjustable rate conventional mortgage loans; or (iv) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase

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program. Each such mortgage loan will be secured by a first lien on a one- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA
Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option
(pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass-through rate if a FNMA SMBS.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool.
Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA
Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve
Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered
FNMA Certificates, distributions thereon will be made by check.

     Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United
States government-sponsored enterprise created pursuant to the Federal Home Loan
Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal
Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of

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first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in such mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates.
FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC
Certificate may be issued under either FHLMC's Cash Program or Guarantor
Program. Unless otherwise described in the Prospectus Supplement, mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A
FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other

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


sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

     Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC
Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For
FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC
Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC
("FHLMC Project Certificates"). The Prospectus Supplement for a Series of
Securities issued by a Trust Fund that includes FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-

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


through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

Private Mortgage-Backed Securities

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations ("CMO's") secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans (the "PMBS Servicer") will have entered into the PMBS Agreement with a trustee (the "PMBS Trustee") under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private
Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS
Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The Issuer of the PMBS (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. If the PMBS Issuer is not an affiliate of the Depositor, the related PMBS (i) will be acquired in the secondary market and not pursuant to an initial offering of such PMBS, (ii) such PMBS Issuer will generally not be involved in the issuance of the Securities other than as set forth in the next two succeeding sentences and (iii) such PMBS will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus
Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the related Prospectus
Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Private Mortgage-Backed
Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS
Servicer may have the right to repurchase assets underlying the Private
Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The mortgage loans underlying the Private Mortgage-Backed
Securities may consist of fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus
Supplement, (i) no mortgage loan underlying the Private Mortgage-Backed
Securities will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement, (ii) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iii) each underlying mortgage loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

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     Credit Support Relating to Private Mortgage-Backed Securities. Credit
support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the
Private Mortgage-Backed Securities or with respect to the Private
Mortgage-Backed Securities themselves.

     Additional Information. The Prospectus Supplement for a Series for which the related Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private
Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed
Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private
Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the
PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private
Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private
Mortgage-Backed Securities.

Representations by Sellers or Originators; Repurchases

     Each Seller or Originator will have made representations and warranties in respect of the Loans sold by such Seller or originated by such Originator and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than a Cooperative Loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Originator by the Seller or the Depositor or from the Seller by or on behalf of the Depositor; (ii) that the Seller or Originator had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller or Originator in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Originator sold the Loan to the Seller or the Depositor or such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller or Originator do not address events that may occur following the sale of a Loan by such Seller or Originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of

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sale of such Loan by such Originator to the Seller or the Depositor or by such
Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller or Originator will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller or Originator of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller or Originator, will promptly notify the relevant Seller or Originator of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller or Originator cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller or Originator will be obligated either (i) to repurchase such Loan from the Trust
Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate
(less any Advances or amount payable as related servicing compensation if the Seller or Originator is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus
Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master
Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the Master Servicer is the Seller or Originator, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller or Originator.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller or Originator) will be obligated to purchase or substitute a Loan if a Seller or Originator defaults on its obligation to do so, and no assurance can be given that Sellers or Originators will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller or Originator may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets."

Substitution of Trust Fund Assets

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust
Fund Asset or in the event the documentation with respect to any Trust Fund
Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related
Prospectus Supplement. Substitution of Trust Fund Assets will be permitted if, among other things, the credit criteria relating to the origination of the initial Trust Fund Assets is the same as the credit criteria relating to the origination of the substitute Trust Fund Assets. The related Prospectus
Supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

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                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Trust Fund Assets, (ii) to establish any Pre-Funding
Account, Capitalized Interest Account or Reserve Account as described in the related Prospectus Supplement and (iii) to pay the costs of structuring and issuing such Securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement". The Depositor expects to sell
Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust
Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     Morgan Stanley ABS Capital I Inc., the Depositor, is a direct, wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the Depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                         DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements
(each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing
Agreement and Trust Agreement has been filed as an exhibit to the Registration
Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the
"Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and a form of Master Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series.
The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable
Prospectus Supplement.

General

     Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related
Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus
Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund
Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained

                                       42





Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements -- Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the

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


Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Trustee, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Trustee or the Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

Indexed Securities

     To the extent specified in any Prospectus Supplement, any class of Securities of a given Series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled payment date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security will be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent will in the absence of manifest error be binding on all parties.

     Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of the Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

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


Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating the distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a rate per annum specified, or calculated in the method described, in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and
(ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including payments received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal payments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

Advances

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, net of the Servicing Fee if so specified in the related Prospectus Supplement, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "-- Distributions on Securities" above.

Reports to Securityholders

     Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

          (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

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          (ix) the number and aggregate principal balances of Loans (A)
     delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and
     (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

Categories of Classes of Securities

     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.

            Categories of Classes                                     Definition
            ---------------------                                     ----------
Principal Types
----------------
Accretion Directed...........................    A class that receives principal payments from the
                                                 accreted interest from specified Accrual classes. An
                                                 Accretion Directed class also may receive principal
                                                 payments from principal paid on the underlying Trust
                                                 Fund Assets for the related Series.

Component Securities.........................    A class consisting of "Components." The Components
                                                 of a class of Component Securities may have
                                                 different principal and/or interest payment
                                                 characteristics but together constitute a single
                                                 class. Each Component of a class of Component
                                                 Securities may be identified as falling into one or
                                                 more of the categories in this chart.

            Categories of Classes                                     Definition
            ---------------------                                     ----------
Notional Amount Securities...................    A class having no principal balance and bearing
                                                 interest on the related notional amount. The
                                                 notional amount is used for purposes of the
                                                 determination of interest distributions.

Planned Principal Class (also sometimes
  referred to as "PACs").....................    A class that is designed to receive principal
                                                 payments using a predetermined principal balance
                                                 schedule derived by assuming two constant prepayment
                                                 rates for the underlying Trust Fund Assets. These
                                                 two rates are the endpoints for the "structuring
                                                 range" for the Planned Principal Class. The Planned
                                                 Principal Classes in any Series of Securities may be
                                                 subdivided into different categories (e.g., Primary
                                                 Planned Principal Classes, Secondary Planned
                                                 Principal Classes and so forth) having different
                                                 effective structuring ranges and different principal
                                                 payment priorities. The structuring range for the
                                                 Secondary Planned Principal Class of a Series of
                                                 Securities will be narrower than that for the
                                                 Primary Planned Principal Class of such Series.

Scheduled Principal Class....................    A class that is designed to receive principal
                                                 payments using a predetermined principal balance
                                                 schedule but is not designated as a Planned
                                                 Principal Class or Targeted Principal Class. In many
                                                 cases, the schedule is derived by assuming two
                                                 constant prepayment rates for the underlying Trust
                                                 Fund Assets. These two rates are the endpoints for
                                                 the "structuring range" for the Scheduled Principal
                                                 Class.

Sequential Pay Class.........................    Classes that receive principal payments in a
                                                 prescribed sequence, that do not have predetermined
                                                 principal balance schedules and that under all
                                                 circumstances receive payments of principal
                                                 continuously from the first Distribution Date on
                                                 which they receive principal until they are retired.
                                                 A single class that receives principal payments
                                                 before or after all other classes in the same Series
                                                 of Securities may be identified as a Sequential Pay
                                                 Class.

Strip........................................    A class that receives a constant proportion, or
                                                 "strip," of the principal payments on the underlying
                                                 Trust Fund Assets.

Support Class (also sometimes referred
  to as "companion classes").................    A class that receives principal payments on any
                                                 Distribution Date only if scheduled payments have
                                                 been made on specified Planned Principal Classes,
                                                 Targeted Principal Classes and/or Scheduled
                                                 Principal Classes on such Distribution Date.

Targeted Principal Class (also sometimes
  referred to as "TACs").....................    A class that is designed to receive principal
                                                 payments using a predetermined principal balance
                                                 schedule derived by assuming a single constant
                                                 prepayment rate for the underlying Trust Fund
                                                 Assets.

            Categories of Classes                                     Definition
            ---------------------                                     ----------
Interest Types
---------------
Fixed Rate...................................    A class with an interest rate that is fixed
                                                 throughout the life of the class.

Floating Rate................................    A class with an interest rate that resets
                                                 periodically based upon a designated index and that
                                                 varies directly with changes in such index as
                                                 specified in the related Prospectus Supplement.
                                                 Interest payable to a Floating Rate class on a
                                                 Distribution Date may be subject to a cap based on
                                                 the amount of funds available to pay interest on
                                                 such Distribution Date.

Inverse Floating Rate........................    A class with an interest rate that resets
                                                 periodically based upon a designated index as
                                                 specified in the related Prospectus Supplement and
                                                 that varies inversely with changes in such index.

Variable Rate................................    A class with an interest rate that resets
                                                 periodically and is calculated by reference to the
                                                 rate or rates of interest applicable to specified
                                                 assets or instruments (e.g., the Loan Rates borne by
                                                 the underlying Loans).

Auction Rate.................................    A class with an interest rate that resets
                                                 periodically to an auction rate that is calculated
                                                 on the basis of auction procedures described in the
                                                 related Prospectus Supplement.

Interest Only................................    A class that receives some or all of the interest
                                                 payments made on the underlying Trust Fund Assets or
                                                 other assets of the Trust Fund and little or no
                                                 principal. Interest Only classes have either a
                                                 nominal principal balance or a notional amount. A
                                                 nominal principal balance represents actual
                                                 principal that will be paid on the class. It is
                                                 referred to as nominal since it is extremely small
                                                 compared to other classes. A notional amount is the
                                                 amount used as a reference to calculate the amount
                                                 of interest due on an Interest Only class that is
                                                 not entitled to any distributions in respect of
                                                 principal.

Principal Only...............................    A class that does not bear interest and is entitled
                                                 to receive only distributions in respect of
                                                 principal.

Partial Accrual..............................    A class that accretes a portion of the amount of
                                                 accrued interest thereon, which amount will be added
                                                 to the principal balance of such class on each
                                                 applicable Distribution Date, with the remainder of
                                                 such accrued interest to be distributed currently as
                                                 interest on such class. Such accretion may continue
                                                 until a specified event has occurred or until such
                                                 Partial Accrual class is retired.

Accrual......................................    A class that accretes the amount of accrued interest
                                                 otherwise distributable on such class, which amount
                                                 will be added as principal to the principal balance
                                                 of such class on each applicable Distribution Date.
                                                 Such accretion may continue until some specified
                                                 event has occurred or until such Accrual Class is
                                                 retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

     Unless otherwise specified in the related Prospectus Supplement, the indices applicable to Floating Rate and Inverse Floating Rate Classes either will be LIBOR, the Eleventh District Cost of Funds Index, the Treasury Index or the Prime Rate, in each case calculated as described below.

LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the "Calculation Agent") will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the "Reference Banks") for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

     LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

          (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

          (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

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COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI Securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift

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Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

     Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S. Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period, shall (in the absence of manifest error) be final and binding.

Prime Rate

     Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the Calculation Agent in its

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sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through The Depository Trust Company ("DTC") in the United States, or CEDEL Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe if they are participants ("Participants") of such systems, or indirectly through organizations that are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and

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indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     CEDEL is a duly licensed bank organized as a "societe anonyme" (limited company) under the laws of Luxembourg. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 37 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a licensed bank, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of

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Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the
"Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes -- Backup Withholding." Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and

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thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinate Securities (the "Subordinated Securities") under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may

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instead be deposited into one or more Reserve Accounts established with the
Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

Letter of Credit

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements -- Termination; Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

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Over-Collateralization

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

Reserve Accounts

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related Series of Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and
(ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except that if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (viii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by

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each such Rating Agency; and (ix) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Pool Insurance Policies

     If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement.

     Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either
(a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it

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through proceeds of the sale of the Property or proceeds of the related Pool
Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's or Originator's representations described above, and, in such events might give rise to an obligation on the part of such Seller or Originator to repurchase the defaulted Loan if the breach cannot be cured by such Seller or Originator. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

Cross-Collateralization

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups within the same Trust Fund to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support described in this Prospectus may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

     If specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may

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include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the Trust Fund may also include interest rate swap agreements or interest rate cap agreements. An interest rate swap agreement involves an agreement between two parties under which one party makes to the other party periodic payments based on a fixed rate of interest and receives in return periodic payments based on a variable rate of interest, which rates of interest are calculated on the basis of a specified notional amount of principal for a specified period of time as will be described in the related Prospectus Supplement. An interest rate cap agreement involves an agreement between two parties in which one party agrees to make payments to the other party when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period as will be described in the related Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

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     Unless otherwise specified in the related Prospectus Supplement, all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless otherwise provided in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid generally will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and

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practices which may apply to the origination, servicing and collection of the
Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements -- Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the Securities of a Series, and except as otherwise specified in the related Prospectus Supplement, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which

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assignment will be in recordable form in the case of a Mortgage assignment, and
(iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originators of such Loans.

     With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Contract, deliver or cause to be delivered to the Trustee the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the Property securing such Contract. In order to give notice of the right, title and interest of Securityholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Securityholders in the Contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Contracts."

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller or Originator.

     If such Seller or Originator cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller or Originator will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller or Originator will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "The Trust Fund -- Representations by Sellers or Originators; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller or Originator defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the

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Master Servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related Prospectus Supplement, replace the Loan. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

No Recourse to Sellers, Originators, Depositor or Master Servicer

     As described above under "-- Assignment of the Trust Fund Assets," the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller or Originator will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described above under "-- Assignment of the Trust Fund Assets" and under "The Trust Fund -- Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

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          (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller or Originators as described under "The Trust Funds -- Representations by Sellers or Originators; Repurchases" or under "-- Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "-- Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

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          (viii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (ix) to clear and terminate the Security Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

Pre-Funding Account

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash from the proceeds of the issuance of the related Securities in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. Each Subsequent Loan that is purchased by the related Trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related Agreement and in the related Prospectus Supplement. Such eligibility criteria will be determined in consultation with the applicable Rating Agency or Rating Agencies prior to the issuance of the related Series of Securities and are designed to ensure that if such Subsequent Loans were included as part of the initial Loans, the credit quality of such assets would be consistent with the initial rating or ratings of the Securities of such Series. The Depositor will certify to the Trustee that all conditions precedent to the transfer of the Subsequent Loans to the Trust Fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any Subsequent Loans to the Trust Fund that the applicable Rating Agency or Rating Agencies, after receiving prior notice of the proposed transfer of the Subsequent Loans to the Trust Fund, will not have advised the Depositor or the related Trustee that the conveyance of the Subsequent Loans to the Trust Fund will result in a qualification, modification or withdrawal of their current rating of any Securities of such Series. Upon the purchase by the Trustee of a Subsequent Loan, such Subsequent Loan will be included in the related Trust Fund Assets. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See the "Index of Defined Terms" on page 119 of this Prospectus for the location of the defined term "Permitted Investments." Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities. The Depositor will include information regarding the additional Subsequent Loans in a Current Report on Form 8-K, to be filed after the end of the Funding Period, to the extent that such information, individually or in the aggregate, is material.

     In addition, if so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain, in the name of the Trustee on behalf of the related Securityholders, an account (the "Capitalized Interest Account") into which the Depositor will deposit cash from the proceeds of the issuance of the related Securities in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of a portion of the assets of the Trust Fund not being invested in Loans and the utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with

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the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. Amounts on deposit in the Capitalized Interest Account will be distributed to Securityholders on the Distribution Dates occurring in the Funding Period to cover any shortfalls in interest on the related Series of Securities as described in the related Prospectus Supplement. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

Sub-Servicing by Sellers

     Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

Collection Procedures

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, unless otherwise specified in the related Prospectus Supplement (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Each Agreement and the related Prospectus Supplement will specify the time period during which payments received by the Master Servicer may be commingled with the Master Servicer's own funds prior to each Distribution Date. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Loan may not be changed.

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     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant
Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property

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securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan.

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In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement."

     Unless otherwise specified in the related Prospectus Supplement or the related Agreement, the proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

Realization Upon Defaulted Loans

     Primary Mortgage Insurance Policies. If so specified in the related Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of Primary Mortgage Insurance Policies differ, each Primary Mortgage Insurance Policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgaged Property. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans -- The Title I Program," certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

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Servicing and Other Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the "Master Servicing Fee"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.

Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement), was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Depositor

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

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     Each Agreement will further provide that neither the Master Servicer, the
Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ("Percentage Interests");
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The

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assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the

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outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

Amendment

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity;
(ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of

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modifying in any manner the rights of the holders of the related Securities;
provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences"), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. Upon such requirement being satisfied, the parties specified in the related Prospectus Supplement may purchase all Trust Fund Assets and thereby effect retirement of such Series of Securities. In such event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of such Series of Securities and any undistributed shortfall in interest of such Series of Securities as will be described in the related Prospectus Supplement. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only

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to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

The Trustee

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

General

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could

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eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

Foreclosure/Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for

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the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

     Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds form the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to

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those shares. Article 9 of the UCC requires that a sale be conducted in a
"commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

Environmental Risks

     Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to dispose of the property in a commercially reasonable time frame.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

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     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to Certificateholders.

     A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act ("RCRA"). The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the

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borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

     Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Contracts

     General. The Contracts, other than those Contracts that are unsecured or secured by mortgages on real estate (such Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee, based upon, among other things, the practices and procedures of the related Originator and Master Servicer and after consultation with the applicable Rating Agency or Rating Agencies.

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Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated. See "Risk Factors -- Security Interest Risks Associated with Certain Loans."

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes. The Manufactured Homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the security interests of the related Trustee in the Manufactured Homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities. With respect to each transaction, a decision will be made as to whether or not the security interests of the related Trustee in the Manufactured Homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related Originator and Master Servicer and after consultation with the applicable Rating Agency or Rating Agencies. See "Risk Factors -- Security Interest Risks Associated with Certain Loans." In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be

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rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related Prospectus Supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, the related lender may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register a security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the secured party must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest in the Manufactured Home.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

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Installment Contracts

     The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and

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condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

     General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

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     The types of loans which are eligible for insurance by the FHA under the
Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final

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maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

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     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these

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laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some case their assignees to damages and administrative enforcement.

                        FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the material anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to holders of Securities will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code");
(iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) the Trust Fund relating to a particular Series of Certificates is treated as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of counsel to the Depositor with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Taxation of Debt Securities

     General. If Securities of a Series being issued as Certificates or Notes are structured as indebtedness secured by the assets of the Trust Fund, assuming compliance with all provisions of the related documents and applicable law, Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement is of the opinion that the Securities will be treated as debt for United States federal income tax purposes, and at the time such Securities are issued will deliver an opinion generally to that effect.

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, special counsel to the Depositor identified in the Prospectus Supplement will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B) and (iii) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860G(a)(3).

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     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities (generally, securities all or a portion of the interest on which is not paid currently) will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A holder of Debt Securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for such class will be treated as the fair market value of such class on such closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a

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long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually at a "current value" of the index,
(ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security and (iv) the principal payments are not contingent. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Services (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Trust Fund Accounts, the amount of OID for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of such accrual period, reduced by any payments of qualified stated interest allocable to such accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security on or before the first day of such accrual period, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID

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that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and
(b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders of Securities will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Trust Fund Assets, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Trust Fund Asset default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust -- General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by

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such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of
(a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the

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Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The IRS has issued regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and Its Holders

     General. If a REMIC election is made with respect to a Series of Securities, then upon the issuance of those Securities, assuming such election is properly made, the provisions of the applicable Agreements are compiled with, and the statutory and regulatory requirements are satisfied, Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement is of the opinion that the arrangement by which the Securities of that Series are issued will be treated as a REMIC and at the time the Securities are issued will deliver an opinion generally to that effect and to the effect that the Securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the Securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets), and (iii) effective September 1, 1997, Regular Interest Securities held by a financial asset securitization investment trust (a "FASIT") will qualify for treatment as "permitted assets" within the meaning of section 860L(c)(1)(G) of the Code. If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The federal income tax regulations relating to a REMIC (the "REMIC Regulations") provide that obligations secured by interests in manufactured housing that

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qualify as "single family residences" within the meaning of Code Section
25(e)(10) may be treated as "qualified mortgages" of the REMIC.

     Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is a kind of customarily used at a fixed location.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of such holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on

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the startup day (generally, the day that the interests are issued) (the "Startup
Day"). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Federal Income Tax Consequences -- General" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

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     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "-- Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

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     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "-- Tax Treatment of Foreign Investors."

     Mark to Market Rules. Under IRS regulations a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

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Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. If the related Prospectus Supplement does not specify that an election will be made to treat the assets of the Trust Fund as one or more REMICs or to treat the Trust Fund as a partnership, then Depositor will have structured the Trust Fund (or the portion of its assets for which a REMIC election will not be made) to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement, is of the opinion that, assuming compliance with the Agreements and with applicable law, such arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the Securities will be treated as representing ownership interests in the related Trust Fund assets (the Securities of such Series, "Pass-Through Securities") and at the time such Pass-Through Securities are issued, special counsel to the Depositor will deliver an opinion generally to that effect. In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee"), at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments)

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is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Security, rather than with respect to the Security. A holder of a Security that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt Securities; Market Discount" and "-- Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting

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income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to holders of Securities as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

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Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder of a Security, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders of Securities, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the holders of Securities and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of holders of Securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders of Residual Interest Securities should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the

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transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Taxation of Holders of Residual Interest Securities -- Excess Inclusions."

     Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective Securityholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

Tax Characterization of the Trust Fund as a Partnership

     If the related Prospectus Supplement specifies that an election will be made to treat the Trust Fund as a partnership, pursuant to Agreements upon which counsel shall conclude that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related Agreement and related documents and applicable law, Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement, is of the opinion that the Trust Fund will not be treated as an association (or as a publicly traded partnership) taxable as a corporation for United States federal income tax purposes, and upon the issuance of such Securities, will deliver an opinion generally to that effect. If the Securities are structured as indebtedness issued by the partnership, special counsel to the Depositor also will opine that the Securities should be treated as debt for United States federal income tax purposes, and, if the Securities are structured as equity interests in the partnership, will opine that the Securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related Agreements and applicable law.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and holders of Certificates could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. In the case of a Trust Fund that issues Notes intended to be debt for federal income tax purposes, the Trust Fund will agree, and the holders of Notes will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Stripped Securities. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID

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regulations. If these conditions are not satisfied with respect to any given
Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a holder of a Note as ordinary interest income when received or accrued in accordance with such holder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a holder of a Note sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular holder of a Note will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such holder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such holder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a holder of a Note who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Depositor or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

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     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a Note fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. In the case of a Trust Fund that will elect to be treated as a partnership, the Trust Fund and the Master Servicer will agree, and the holders of Certificates will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the holders of Certificates, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Stripped Securities, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each holder of a Certificate will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market

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discount, OID and bond premium) and any gain upon collection or disposition of
Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the holders of Certificates for such month; and (iv) any other amounts of income payable to the holders of Certificates for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of Certificates. Moreover, even under the foregoing method of allocation, holders of Certificates may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and holders of Certificates may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of Certificates but holders of Certificates may be purchasing Certificates at different times and at different prices, holders of Certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a holder of a Certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to holders of Certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of Certificates.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of Certificates.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or

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exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to contribute all of its assets and liabilities to a new partnership and, immediately thereafter, to liquidate by distributing interests in the new partnership to the Certificateholders, with the Trust Fund, as the new partnership, thereafter continuing the business of the partnership deemed liquidated. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A holder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a holder of a Certificate is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of Certificates in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the holders of Certificates. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a holder of a Certificate sells its Certificates at a profit (loss), the purchasing holder of a Certificate will have a higher (lower) basis in the Certificates than the selling holder of a Certificate had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, holders of Certificates might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee (as defined in the applicable Prospectus Supplement) is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS

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for each taxable year of the Trust Fund and will report each holder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Agreement and, as such, will be responsible for representing the holders of Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Certificates, and, under certain circumstances, a holder of a Certificate may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Holders of Certificates. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of Certificates pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state thereof or the District of Columbia (except, in the case of a partnership as otherwise provided by regulations), an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

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     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a holder of a Certificate who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of Certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).

     Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the Securities should determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities or any other person proposing to use the assets of a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA and the Code (including under the prohibited transactions rules described below) of the acquisition and ownership of such Securities.

     Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject

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to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Prohibited Transactions

General

     Sections 406 and 407 of ERISA and section 4975 of the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and "parties in interest" (within the meaning of ERISA, collectively "Parties in Interest") who have certain specified relationships to the Plan, unless an exemption applies (see below). Therefore, a Plan fiduciary or any other person using the assets of a Plan considering an investment in the Securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code, or whether there is an applicable exemption.

Plan Asset Regulation

     The United States Department of Labor ("DOL") has issued final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (29 C.F.R. 'SS' 2510.3-101, the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the assets of the entity will be treated as assets of the Plan unless certain exceptions apply. If the Securities were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust Fund could be considered to hold plan assets by reason of a Plan's investment in the Securities. Such plan assets would include an undivided interest in any assets held by the Trust Fund. In such an event, the Trustee and other persons, in providing services with respect to the Trust Fund's assets, may be Parties in Interest with respect to such Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the Trust Fund's assets.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

Exemption 83-1

     In Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Class Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools

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consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Securities issued in a Series consisting of only a single class of Securities provided that the Securities evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage of future principal payments (greater than 0%) on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool.

     The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series if any Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such reserve account, subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to such Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

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The Underwriter's Exemption

     The DOL has granted to Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (1990) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the Securities by a Plan is on terms (including the price for such Securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) the rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) the Securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from one of Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("Duff & Phelps") or Fitch Investors Service, L.P. ("Fitch");

          (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

          (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting such Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Fund Assets to the Trust Fund represents not more than the fair market value of such Trust Fund Assets; the sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the related Agreement and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Trust Fund must also meet the following requirements:

          (i) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or Duff & Phelps for at least one year prior to the Plan's acquisition of the Securities; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in

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certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Depositor, Morgan Stanley and the other underwriters set forth in the related Prospectus Supplement, the Trustee, the Master Servicer, the Pool Insurer, any obligor with respect to the Trust Fund Asset included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of any of such parties (the "Restricted Group").

     The Exemption may apply to the acquisition, holding and transfer of the Securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor. Notwithstanding any of the foregoing, the Exemption will not apply with respect to any Securities until such time as the balance of the related Pre-Funding Account, if any, is reduced to zero. Accordingly, until such time, the Securities may not be purchased by Plans pursuant to the Exemption. As of the date hereof, there is no single Trust Fund Asset included in the Trust Fund that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

Insurance Company Purchasers

     Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption ("PTE") 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under
Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security").

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Securities, underwriters may receive compensation from the Depositor or from purchasers of Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Securities will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Securities, Morgan Stanley will receive a selling commission with respect to such Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Securities as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

     Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                 LEGAL MATTERS

     The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Andrews & Kurth L.L.P. or other counsel identified in the Prospectus Supplement.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS

Term                                                             Page
----                                                          ----------
401(c) Regulations..........................................         116
Accretion Directed..........................................          48
Accrual.....................................................          50
Accrual Securities..........................................          45
Advance.....................................................          13
Agency Securities...........................................           1
Agreement...................................................          28
Amortizable Bond Premium Regulations........................          97
APR.........................................................          32
Auction Rate................................................          50
Available Funds.............................................          45
balloon payment.............................................          29
Belgian Cooperative.........................................          56
beneficial owner............................................          54
BIF.........................................................          66
Book-Entry Securities.......................................          54
borrower....................................................          87
Buydown Fund................................................          30
Buydown Loans...............................................          30
Calculation Agent...........................................          51
Capitalized Interest Account................................          68
Cash Flow Bond Method.......................................         103
CEDEL.......................................................          54
CEDEL Participants..........................................          55
CERCLA......................................................      22, 81
Certificates................................................        1, 6
Charter Act.................................................          35
Claimable Amount............................................          91
Class Security Balance......................................          45
Closed-End Loans............................................       6, 29
CMO.........................................................       8, 39
Code........................................................      14, 92
COFI Securities.............................................          52
Collateral Value............................................          32
Combined Loan-to-Value Ratio................................          32
Commission..................................................           3
Commodity Indexed Securities................................          44
companion classes...........................................          49
Component Securities........................................          48
Components..................................................          48
Contingent Regulations......................................          94
contracts...................................................          84
Contracts...................................................    1, 7, 31
Cooperative Loans...........................................          29
Cooperatives................................................          29
Currency Indexed Securities.................................          44

Term                                                             Page
----                                                          ----------
Cut-off Date................................................       6, 27
Cut-off Date Principal Balance..............................          43
Debt Securities.............................................          93
debt-to-income ratio........................................          33
Definitive Security.........................................          54
Depositor...................................................        1, 6
Detailed Description........................................          28
Disqualified Organization...................................         101
Distribution Date...........................................           9
DOL.........................................................         113
DTC.........................................................      24, 54
Duff & Phelps...............................................         115
Eleventh District...........................................          52
EPA.........................................................          81
ERISA.......................................................     15, 112
Euroclear...................................................          54
Euroclear Operator..........................................          56
Euroclear Participants......................................          55
European Depositaries.......................................          54
excess servicing............................................         103
Exchange Act................................................           3
Exemption...................................................         115
Face Amount.................................................          44
FASIT.......................................................          97
FHA.........................................................          12
FHA Loans...................................................          34
FHLBSF......................................................          52
FHLMC.......................................................           1
FHLMC Act...................................................          36
FHLMC Certificates..........................................           7
FHLMC Certificate Group.....................................          37
FHLMC Project Certificates..................................          38
Financial Intermediary......................................          54
Fitch.......................................................         115
Fixed Rate..................................................          50
Floating Rate...............................................          50
FNMA........................................................           1
FNMA Certificates...........................................           7
FNMA MBS....................................................          35
FNMA Project Issuers........................................          35
FNMA SMBS...................................................          35
foreign person..............................................         107
Funding Period..............................................          25
Garn-St Germain Act.........................................          83
GNMA........................................................           1
GNMA Certificates...........................................           7
GNMA Issuer.................................................          34
GNMA Project Certificates...................................          35

Term                                                             Page
----                                                          ----------
Guaranty Agreement..........................................          34
Holder in Due Course Rules..................................          23
Home Improvement Contracts..................................        1, 7
Home Improvements...........................................        1, 7
Home Equity Loans...........................................    1, 7, 29
Housing Act.................................................          33
HUD.........................................................      33, 39
Indenture...................................................          42
Index.......................................................          44
Indexed Commodity...........................................          44
Indexed Currency............................................          44
Indexed Principal Amount....................................          44
Indexed Securities..........................................          44
Installment Contract........................................          87
Insurance Proceeds..........................................          67
Insured Expenses............................................          67
Interest Only...............................................          50
Interest Weighted Securities................................          95
Inverse Floating Rate.......................................          50
IRS.........................................................          94
L/C Bank....................................................      11, 58
L/C Percentage..............................................      11, 58
lender......................................................          87
Liquidation Expenses........................................          67
Liquidation Proceeds........................................          67
Loan Rate...................................................      10, 29
Loan-to-Value Ratio.........................................          32
Loans.......................................................           1
Lockout periods.............................................          29
Manufactured Homes..........................................          31
Manufactured Housing Contracts..............................    1, 7, 31
Master Servicer.............................................           6
Master Servicing Agreement..................................          28
Master Servicing Fee........................................          73
mixed used properties.......................................          30
Moody's.....................................................     59, 115
Morgan......................................................          56
Morgan Stanley..............................................      1, 117
Mortgage....................................................          64
Mortgage Loan...............................................           6
Mortgaged Properties........................................          30
mortgage related securities.................................     14, 117
National Cost of Funds Index................................          52
NCUA........................................................         117
1986 Act....................................................          96
noneconomic residual interest...............................         101
Nonresidents................................................         105

Term                                                             Page
----                                                          ----------
Notes.......................................................        1, 6
Notional Amount Securities..................................          49
OID.........................................................      14, 93
OID Regulations.............................................          93
Originator..................................................       2, 17
OTS.........................................................          53
PACs........................................................          49
Partial Accrual.............................................          50
Participants................................................          54
Parties in Interest.........................................         113
Pass-Through Securities.....................................         102
Pass-Through Rate...........................................          10
Pay-Through Security........................................          94
Percentage Interests........................................          74
Permitted Investments.......................................          59
Plan........................................................         112
Plan Asset Regulation.......................................         113
Planned Principal Class.....................................          49
PMBS........................................................           1
PMBS Agreement..............................................          39
PMBS Issuer.................................................       8, 39
PMBS Servicer...............................................       8, 39
PMBS Trustee................................................       8, 39
Policy Statement............................................         117
Pool........................................................       6, 27
Pool Insurance Policy.......................................          60
Pool Insurer................................................          60
Pooling and Servicing Agreement.............................          42
Pre-Funded Amount...........................................          25
Pre-Funding Account.........................................       6, 25
Prepayment Assumption.......................................          94
Primary Mortgage Insurance Policy...........................          30
Prime Rate..................................................          53
Principal Only..............................................          50
Principal Prepayments.......................................          46
Private Mortgage-Backed Securities..........................           1
Properties..................................................       7, 30
Property Improvement Loans..................................          89
PTE.........................................................         116
PTE 83-1....................................................         113
publicly offered security...................................         113
Purchase Price..............................................          41
Rating Agency...............................................         118
Ratio Strip Securities......................................         103
RCRA........................................................          82
Record Date.................................................          43
Reference Banks.............................................          51
Refinance Loan..............................................          32

Term                                                             Page
----                                                          ----------
Regular Interest Securities.................................          93
Relevant Depositary.........................................          54
Relief Act..................................................      23, 87
REMIC.......................................................   2, 44, 92
REMIC Regulations...........................................          97
Reserve Account.............................................      11, 45
Reserve Interest Rate.......................................          51
Residual Interest Security..................................          99
Restricted Group............................................         116
Retained Interest...........................................          42
Revolving Credit Line Loans.................................       7, 29
Riegle Act..................................................          23
Rules.......................................................          54
S&P.........................................................         115
SAIF........................................................          66
Scheduled Principal Class...................................          49
secured creditor exclusion..................................          81
Securities..................................................        1, 6
Securityholders.............................................           2
Security Account............................................          66
Security Owners.............................................          54
Security Register...........................................          43
Seller......................................................       1, 28
Senior Securities...........................................       9, 57
Sequential Pay Class........................................          49
Series......................................................           1
Servicing Fee...............................................         102
Short-Term Note.............................................         107
Single Family Properties....................................          30
Single Family Securities....................................         114
SMMEA.......................................................     13, 116
Startup Day.................................................          99
Stock Index.................................................          44
Stock Indexed Securities....................................          44
Strip.......................................................          49
Stripped Securities.........................................         102
Sub-Servicer................................................      13, 28
Sub-Servicing Agreement.....................................          69
Subordinated Securities.....................................       9, 57
Subsequent Loans............................................          25
Support Class...............................................          49
TACs........................................................          49
Targeted Principal Class....................................          49
Terms and Conditions........................................          56
TIN.........................................................         105
Title V.....................................................      84, 86
Title I Loans...............................................          89
Title I Program.............................................          88

Term                                                             Page
----                                                          ----------
Trust Agreement.............................................      28, 42
Trust Fund Assets...........................................    1, 6, 27
Trust Fund..................................................           1
Trustee.....................................................       6, 42
U.S. Person.................................................         111
UCC.........................................................          80
VA..........................................................          12
VA Guaranty.................................................          72
VA Loans....................................................          34
Variable Rate...............................................          50
weighted average life.......................................          19
yield to maturity...........................................          19

====================================         ===================================

     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECTED AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR, THE SERVICER OR THE CERTIFICATE INSURER SINCE SUCH DATE.
                            ------------------------
                                TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
                                              PROSPECTUS SUPPLEMENT
Available Information.....................................................................................     iv
Reports to Certificateholders.............................................................................      v
Forward-Looking Statements................................................................................      v
Summary...................................................................................................    S-1
Risk Factors..............................................................................................   S-20
The Trust.................................................................................................   S-27
The Mortgage Loans........................................................................................   S-28
Life Financial Corporation................................................................................   S-31
Life Bank.................................................................................................   S-31
Description of Credit Enhancement.........................................................................   S-37
Description of the Certificates...........................................................................   S-42
Description of the Pooling and Servicing Agreement........................................................   S-50
Prepayment and Yield Considerations.......................................................................   S-54
Federal Income Tax Consequences...........................................................................   S-70
State and Local Tax Considerations........................................................................   S-71
ERISA Considerations......................................................................................   S-71
Use of Proceeds...........................................................................................   S-73
Method of Distribution....................................................................................   S-73
Legal Investment Matters..................................................................................   S-74
Legal Matters.............................................................................................   S-74
Ratings...................................................................................................   S-74
Experts...................................................................................................   S-74
Annex A: Description of the Pools.........................................................................    A-1
                                                   PROSPECTUS
Prospectus Supplement or Current Report on Form 8-K.......................................................      3
Available Information.....................................................................................      3
Reports to Securityholders................................................................................      4
Summary of Terms..........................................................................................      6
Risk Factors..............................................................................................     17
The Trust Fund............................................................................................     27
Use of Proceeds...........................................................................................     42
The Depositor.............................................................................................     42
Description of the Securities.............................................................................     42
Credit Enhancement........................................................................................     57
Yield and Prepayment Considerations.......................................................................     62
The Agreements............................................................................................     64
Certain Legal Aspects of the Loans........................................................................     78
Federal Income Tax Consequences...........................................................................     92
State Tax Consequences....................................................................................    112
ERISA Considerations......................................................................................    112
Legal Investment..........................................................................................    116
Method of Distribution....................................................................................    117
Legal Matters.............................................................................................    118
Financial Information.....................................................................................    118
Rating....................................................................................................    118
Index of Defined Terms....................................................................................    120

                                  $400,000,000
                                   LIFE BANK
                                  ASSET-BACKED
                                 CERTIFICATES,
                                 SERIES 1998-1

                                  $76,000,000
                    6.45% CLASS A-1 FIXED RATE CERTIFICATES
                                  $35,000,000
                    6.22% CLASS A-2 FIXED RATE CERTIFICATES
                                  $34,000,000
                    6.27% CLASS A-3 FIXED RATE CERTIFICATES
                                  $44,000,000
                    6.30% CLASS A-4 FIXED RATE CERTIFICATES
                                  $22,293,000
                    6.70% CLASS A-5 FIXED RATE CERTIFICATES
                                  $23,477,000
                    6.20% CLASS A-6 FIXED RATE CERTIFICATES
                         $23,477,000 (NOTIONAL AMOUNT)
                    6.00% CLASS F-IO FIXED RATE CERTIFICATES
                                  $123,922,000
                     CLASS A-7 ADJUSTABLE RATE CERTIFICATES
                                  $41,308,000
                    6.08% CLASS A-8 FIXED RATE CERTIFICATES
                         $41,308,000 (NOTIONAL AMOUNT)
                    6.00% CLASS A-IO FIXED RATE CERTIFICATES

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                               MORGAN STANLEY ABS
                                 CAPITAL I INC.
                                   DEPOSITOR

                                LIFE INVESTMENT
                                 HOLDINGS, INC.
                                   TRANSFEROR

                                   LIFE BANK
                              SELLER AND SERVICER

                           MORGAN STANLEY DEAN WITTER

                            PAINEWEBBER INCORPORATED

====================================         ===================================


                         STATEMENT OF DIFFERENCES
                         ------------------------

The section symbol shall be expressed as................................  'SS'